UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re GameTech International, Inc., et al.,[1] Debtors.	Chapter 11 Case No. 12-11964 (PJW) (Jointly Administered) **Ref. Docket Nos. 135, 172**

ORDER UNDER 11 U.S.C. §§ 105(A), 363 AND 365 AND FED. R. BANKR. P. 2002, 6004 AND 6006 AUTHORIZING AND APPROVING (A) THE SALE OF ASSETS FREE AND CLEAR OF LIENS AND OTHER INTERESTS AND (B) ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO SUCCESSFUL BIDDER(S)

Upon the motion (the **"Motion"**)[2] of the above-captioned debtors (the **"Debtors"** or **"Seller"**) for an order, under Bankruptcy Code sections 105(a), 363 and 365 and Bankruptcy Rules 2002, 6004 and 6006, authorizing and approving the proposed sale of substantially all of the assets (the **"Assets"**) of the Debtors to YI GT Acquisition, Inc., a Delaware corporation, or its assignee (the "**Buyer**"),[3] pursuant to that certain Asset Purchase Agreement, dated August 8, 2012, a copy of which is attached hereto as Exhibit A (the **"Agreement"**); the Court having considered the Motion and the Agreement, objections thereto, the statements of counsel and any testimony or offer of proof as to testimony on the record at the hearing on September 27, 2012

[1] The Debtors in these chapter 11 Cases, along with the last four digits of each Debtors' federal tax identification number, are GameTech International, Inc. (2983), GameTech Arizona Corp. (9812), GameTech Canada Corp. (0001), and GameTech Mexico S. De R.L. de C.V. (5489).

[2] Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the Agreement, as applicable.

[3] For the avoidance of doubt, all references herein to the "Buyer" shall include, and for all purposes shall be interpreted to include, YI GT Acquisition, Inc.'s affiliate FortuNet, Inc. ("**FortuNet**"), upon YI GT Acquisition, Inc.'s written assignment to FortuNet of all of the rights and obligations of YI GT Acquisition, Inc. under the Agreement. For purposes of added clarity, certain provisions of this Order specifically add "including FortuNet" or "and/or FortuNet" to the designation of "Buyer." Such provisions should not be interpreted to exclude FortuNet from the meaning of "Buyer" in any provisions wherein FortuNet is not specifically referenced.

(the **"Sale Hearing"**), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their bankruptcy estates, their creditors and other parties-in-interest; and after due deliberation and good cause appearing therefor;

THE COURT HEREBY MAKES THE FOLLOWING FINDINGS:[4]

A. **Jurisdiction and Venue**. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

B. **Statutory Predicates**. The statutory predicates for the relief sought in the Motion are Bankruptcy Code sections 105(a), 363 and 365 and Bankruptcy Rules 2002, 6004 and 6006.

C. **Notice**. As evidenced by the affidavits of service filed with this Court and based upon the representations of counsel at the Sale Hearing: (i) due, proper, timely, adequate and sufficient notice of the Motion, the Auction, the Sale Hearing and the transactions set forth in the Agreement (the **"Transaction"**), including the assumption and assignment of the Assigned Contracts and Cure Amounts with respect thereto, has been provided in accordance with Bankruptcy Code sections 105(a), 363 and 365 and Bankruptcy Rules 2002, 6004 and 6006; (ii) it appearing that no other or further notice need be provided; (iii) such notice was and is good, sufficient and appropriate under the circumstances; and (iv) no other or further notice of the Motion, the Auction, the Sale Hearing or the Transaction (including the assumption and assignment of the Assigned Contracts), is or shall be required.

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[4] Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. *See* Bankruptcy Rule 7052.

D. **Opportunity to Object**. A reasonable opportunity to object and to be heard with respect to the Motion and the relief requested therein has been given, in light of the circumstances, to all interested persons and entities, including the following: (a) the U.S. Trustee; (b) counsel to the official committee of unsecured creditors appointed in these cases (the **"Committee"**); (c) all parties known to be asserting a lien on any of the Assets; (d) all known vendors, suppliers, customers, lenders, contract, license and lease counterparties; (e) all entities known to have expressed an interest in acquiring any of the Assets; (f) the United States Attorney's office; (g) all state attorney generals in states in which the Debtors do business; (h) various federal and state agencies and authorities asserting jurisdiction over the Assets, including the Internal Revenue Service; (i) the Buyer and its counsel; (j) all other parties that have filed a notice of appearance and demand for service of papers in the Debtors' chapter 11 cases under Bankruptcy Rule 2002 as of the date of filing the Motion; (k) all regulatory authorities having jurisdiction over the Debtors; and (l) all known creditors of the Debtors. A reasonable opportunity to object and to be heard with respect to the Motion and the relief requested therein has been given.

E. **Corporate Authority**. (i) The Debtors have full corporate power and authority to execute the Agreement and all other documents contemplated thereby and the Debtors' sale of the Assets has been duly and validly authorized by all necessary corporate action, (ii) the Debtors have all of the corporate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) the Debtors have taken all corporate action necessary to authorize and approve the Agreement and the consummation of the transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Agreement, are required for the Debtors to consummate such transactions.

F. **Sale in Best Interests**. Good and sufficient reasons for approval of the Agreement and the Transaction have been articulated, and the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors and other parties in interest.

G. **Business Justification**. The Debtors have demonstrated both (i) good, sufficient and sound business purposes and justifications and (ii) compelling circumstances for the Transaction other than in the ordinary course of business under Bankruptcy Code section 363(b) before, and outside of, a plan of reorganization in that, among other things, the immediate consummation of the Transaction with the Buyer is necessary and appropriate to maximize the value of the Debtors' estates. Entry of an order approving the Agreement and all the provisions thereof is a necessary condition precedent to the Buyer consummating the transactions set forth in the Agreement.

H. **Arm's-Length Sale**. The Agreement was negotiated, proposed and entered into by the Debtors and the Buyer without collusion, in good faith and from arm's-length bargaining positions. Neither the Buyer nor any of its affiliates is an "insider" of any of the Debtors, as that term is defined in Bankruptcy Code section 101(31). No party, including without limitation the Debtors, the Buyer, and/or its affiliates, have engaged in any conduct that would cause or permit the Agreement to be avoided under Bankruptcy Code section 363(n). Specifically, the Buyer has not acted in a collusive manner with any person and the purchase price was not controlled by any agreement among bidders.

I. **Good-Faith Buyer**. The Buyer is a good-faith purchaser of the Assets within the meaning of Bankruptcy Code section 363(m) and the Buyer and its affiliates (including, without

limitation, the Yuri Itkis Gaming Trust of 1993 ("the "Trust"),[5] which is contributing a portion of the consideration for the Assets, and FortuNet) therefore are each entitled to all of the protections afforded thereby. The Buyer and its affiliates have, among other things, proceeded in good faith in all respects in connection with this proceeding in that: (a) the Buyer and the Trust recognized that the Debtors were free to deal with any other party interested in acquiring the Assets; (b) the Buyer and the Trust complied with the provisions in the Bidding Procedures Order; (c) the Buyer agreed to subject its bid to the competitive bidding procedures set forth in the Bidding Procedures Order dated August 10, 2012; and (d) all payments to be made by the Buyer or the Trust and other agreements or arrangements entered into by the Buyer or the Trust in connection with the Transaction have been disclosed.

J. **Highest and Best Offer.** The Bidding Procedures Order afforded a full, fair and reasonable opportunity for any person or entity to make a higher or otherwise better offer to purchase the Assets. The Auction was duly noticed and a reasonable opportunity was given to any interested party to make a higher and better offer for the Assets. The Agreement constitutes the highest and best offer for the Assets. The Debtors' determination that the Agreement constitutes the highest and best offer for the Assets is a valid and sound exercise of their fiduciary duty and constitutes a valid and sound exercise of the Debtors' business judgment.

K. **Consideration.** The consideration constitutes reasonably equivalent value or fair consideration, as the case may be (as those terms are defined in each of the Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act and section 548 of the Bankruptcy Code), and fair consideration under the Bankruptcy Code. The Agreement represents a fair and

[5] All references herein to the "Trust" shall include, and shall be interpreted to include, FortuNet upon the Yuri Itkis Gaming Trust of 1993's written assignment of all of its rights and interests under and in the Seller Promissory Notes to FortuNet.

reasonable offer to purchase the Assets under the circumstances of these chapter 11 cases. No other person or entity or group of entities, other than the Buyer, has offered to purchase the Assets for an amount that would give greater economic value to the Debtors' estates. Approval of the Motion and the Agreement and the consummation of the transactions contemplated thereby are in the best interests of the Debtors, their creditors, their estates and all other parties in interest.

L. **Credit Bid Valid**. The Trust is, and at Closing Buyer will be, a secured creditor of the Debtors, holding valid and perfected Liens, claims and encumbrances in and against the Debtors, their estates, and the Assets arising in connection with the Amended and Restated Promissory Notes, dated June 15, 2011, issued by Sellers and held by the Trust, and related documents, instruments and agreements (collectively, the **"Seller Promissory Notes"**). The Buyer intends that immediately prior to Closing it will assign all of its rights and obligations under the Agreement to FortuNet, an affiliate of the Buyer. The Trust intends that immediately prior to Closing it will assign all of its rights under the Seller Promissory Notes to FortuNet, an affiliate of the Trust. The Trust holds, and immediately prior to Closing the Buyer will hold, an allowed secured claim for all principal, interest, and other obligations and amounts owing by the Debtors arising under or in connection with the Seller Promissory Notes, and Buyer is authorized to credit bid any or all of such claims under the Agreement. The Buyer's credit bid pursuant to the Agreement was and is a valid and proper offer pursuant to the Bidding Procedures Order and sections 363(b) and 363(k) of the Bankruptcy Code.

M. **Free and Clear**. The Debtors are the sole and lawful owner of the Assets, or have a valid, enforceable property interest in such assets. The transfer of the Assets to the Buyer under the Agreement will be a legal, valid, and effective transfer of the Assets, and vests or will

vest the Buyer with all right, title, and interest of the Debtors to the Assets free and clear of all liens, claims (as defined in section 101(5) of the Bankruptcy Code), encumbrances, obligations, liabilities, contractual commitments or interests of any kind or nature whatsoever (collectively, the **"Interests"**)[6] other than the Assumed Liabilities, including, but not limited to, (i) those that purport to give to any party a right or option to effect any forfeiture, modification or termination of the Debtors' interests in the Assets, or any similar rights and (ii) those relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Debtors' business prior to the Closing Date. For avoidance of doubt, all Interests other that the Assumed Liabilities shall attach to the cash proceeds received by the Debtors ultimately attributable to the property against or in which such Interests are asserted, subject to the terms of such Interests, with the same validity, force and effect, and in the same order of priority, which such Interests now have against the Assets or their proceeds, if any, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto.

N. The Debtors may sell the Assets free and clear of any Interests of any kind or nature whatsoever because in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Each entity with an Interest in the Assets to be transferred on the Closing Date: (i) has, subject to the terms and conditions of this Order, consented to the Transaction or is deemed to have consented to the Transaction; (ii) could be compelled in a legal or equitable proceeding to accept money satisfaction of such Interest; or (iii) otherwise falls within the provisions of section 363(f) of the Bankruptcy Code. Those holders of Interests who did not object to the Motion are deemed, subject to the terms of this

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[6] For the avoidance of doubt, the terms "contractual commitments" and "Interests" used herein do not include any rights of RMI under, or preserved by, section 365(n) of the Bankruptcy Code with respect to the Software License Agreement and Escrow Agreement (as such terms are defined in the RMI Objection)

Order, to have consented pursuant to Bankruptcy Code section 363(f)(2). All holders of Interests are adequately protected by having their Interests attach to the cash proceeds received by the Debtors that are ultimately attributable to the property against or in which such Interests are asserted, subject to the terms of such Interests, with the same validity, force and effect, and in the same order of priority, which such Interests now have against the Assets or their proceeds, if any, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto.

O. **No Fraudulent Transfer**. The Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia. Neither Debtors, the Buyer, nor any of Buyer's affiliates involved in the Transactions (including, without limitation, the Trust and FortuNet) are entering into the transactions contemplated by the Agreement fraudulently.

P. **Not a Successor**. Buyer (a) is not a successor to the Debtors, (b) has not, de facto or otherwise, merged with or into the Debtors, (c) is not a continuation or substantial continuation of the Debtors or any enterprise of the Debtors, (d) does not have a common identity of incorporators, directors or equity holders with the Debtors, and (e) is not holding itself out to the public as a continuation of the Debtors. The (i) transfer of the Assets to Buyer and (ii) assumption and assignment to Buyer of the Assigned Contracts, do not and will not subject Buyer or any of its affiliates to any liability whatsoever with respect to the operation of the Debtors' business before the Closing Date or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without

limitation, any theory of equitable law, including, without limitation, any theory of antitrust or successor or transferee liability and, except as otherwise contained herein, in connection with any carve-out provided for in financing or cash collateral orders, or in the Agreement, Buyer shall not have any liability to any broker or other professionals retained by the Debtors or to cure any default of the Debtors related to the Assets or Assigned Contracts.

Q. **Cure/Adequate Assurance**. The assumption and assignment of the Assigned Contracts pursuant to the terms of this Order is integral to the Agreement and is in the best interests of the Debtors and their estates, creditors and all other parties in interest, and represents the reasonable exercise of sound and prudent business judgment by the Debtors. The Buyer has (i) to the extent necessary, cured or provided adequate assurance of cure, of any default existing prior to the date hereof with respect to the Assigned Contracts, within the meaning of 11 U.S.C. §§ 365(b)(1)(A) and 365(f)(2)(A), and (ii) to the extent necessary, provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof with respect to the Assigned Contracts, within the meaning of 11 U.S.C. § 365(b)(1)(B) and 365(f)(2)(A). The Buyer's promise to perform the obligations under the Assigned Contracts after the Closing Date shall constitute adequate assurance of future performance within the meaning of 11 U.S.C. §§ 365(b)(1)(C), 365(b)(3) (to the extent applicable) and 365(f)(2)(B).

R. **Prompt Consummation**. The Transaction must be approved and consummated promptly in order to preserve the viability of the Debtors' business as a going concern, to maximize the value of the Debtors' estates. Time is of the essence in consummating the Transaction.

S. **Personally Identifiable Information**. The Transaction may include the transfer of Personally Identifiable Information, as defined in Bankruptcy Code section 101(41A). No Consumer Privacy Ombudsman need be appointed under Code section 363(b)(1) because Buyer has agreed to adhere to any privacy policies applicable to the Debtors.

NOW, THEREFORE, IT IS ORDERED THAT:

1. **Motion is Granted**. The Motion and the relief requested therein is GRANTED and APPROVED, as set forth herein.

2. **Objections Overruled**. Any objections to the entry of this Order or the relief granted herein and requested in the Motion that have not been withdrawn, waived, or settled, or not otherwise resolved pursuant to the terms hereof, if any, hereby are denied and overruled on the merits with prejudice. The *Objection of Rocky Mountain Industries LLC to (A) Form of Sale Order, (B) Final Cure Cost. and (C) Assumption and Assignment of Software License Agreement and Related Escrow Agreement* (Dkt. No. 223) (the "**RMI Objection**") filed by Rocky Mountain Industries, LLC ("**RMI**") has been fully resolved pursuant to the terms of this Order. The Notice of Secured Liens of Texas Taxing Authorities (Dkt. No. 232) (the "**Texas Taxing Authorities Lien Notice**") has also been fully resolved pursuant to the terms of this Order.

3. **Approval**. The Agreement is hereby approved. The Debtors are hereby authorized to (a) execute the Agreement, along with any additional instruments or documents that may be reasonably necessary or appropriate to implement the Agreement, provided that such additional documents do not materially change its terms; (b) consummate the Transaction in accordance with the terms and conditions of the Agreement and the instruments to the

Agreement contemplated thereby; and (c) take all other and further actions as may be reasonably necessary to implement the transactions contemplated by the Agreement.

4. **Free and Clear**. Except as otherwise specifically provided for in the Agreement or this Order, pursuant to Bankruptcy Code sections 105(a) and 363(f), the Debtors are authorized to transfer the Assets to the Buyer and, as of the Closing Date, the Buyer shall take title to and possession of the Assets free and clear of all Interests of any kind or nature whatsoever, including but not limited to the Liens and Excluded Liabilities, with all such Interests to attach to the cash proceeds received by the Debtors that are ultimately attributable to the property against or in which such Interests are asserted, subject to the terms of such Interests, with the same validity, force and effect, and in the same order of priority, which such Interests now have against the Assets or their proceeds, if any, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto. Notwithstanding anything to the contrary in the Agreement or this Order, the transfer of the Assets to the Buyer shall be subject to, and shall not be free and clear of, any rights of RMI under, or preserved by, section 365(n) of the Bankruptcy Code with respect to the Software License Agreement and Escrow Agreement (as such terms are defined in the RMI Objection).

5. **Valid Transfer**. As of the Closing Date, (a) the transactions contemplated by the Agreement effect a legal, valid, enforceable and effective sale and transfer of the Assets to the Buyer, and shall vest the Buyer with title to such assets free and clear of all Liens and Excluded Liabilities and (b) this Agreement and the transactions and instruments contemplated hereby shall be enforceable against and binding upon the Buyer and Seller, and not subject to rejection or avoidance by the Debtors or any chapter 11 or chapter 7 trustee of the Debtors and their estates.

6. **General Assignment**. On the Closing Date, this Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer to the Buyer of the Debtors' interests in the Assets. Each and every federal, state, and local governmental agency or department is hereby authorized to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

7. **Injunction.** Except as expressly permitted by the Agreement or by this Order, all persons and entities, including, but not limited to, the Debtors' employees, former employees, all debt security holders, equity security holders, administrative agencies, governmental, tax and regulatory authorities, secretaries of state, federal, state and local officials, lenders, contract parties, lessors, trade creditors and all other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or in the Debtors' interests in the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, known or unknown, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, such assets or with respect to any Interests arising out of or related to the Assets, shall be and hereby are forever barred, estopped and permanently enjoined from commencing, prosecuting or continuing in any manner any action or other proceeding of any kind against Buyer, its property, its successors and assigns, alleged or otherwise, its affiliates or such Assets. Notwithstanding the foregoing, nothing herein shall prevent (i) the Debtors from pursuing an action against the Buyer arising under the Agreement or the related documents, or (ii) any administrative agencies, governmental, tax and regulatory authorities, secretaries of state, federal, state and local officials from properly exercising their police and regulatory powers.

8. **Release of Interests**. Subject to Paragraphs 4 and 28 of this Order, this Order shall be effective as a determination that, on the Closing Date, all Interests other than the Assumed Liabilities of any kind or nature whatsoever existing as to the Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected.

9. **Direction to Release Interests**. On the Closing Date and subject to the Interests attaching to the cash proceeds of the Sale as provided for in Paragraphs 4 and 28 of this Order, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be reasonably necessary to release its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist.

10. **No Successor Liability**. Neither Buyer nor its affiliates, successors or assigns shall be deemed, as a result of any action taken in connection with the purchase of the Assets, to: (a) be a successor to the Debtors or their estates; (b) have, de facto or otherwise, merged or consolidated with or into the Debtors or their estates; or (c) be a continuation or substantial continuation of the Debtors or any enterprise of the Debtors. Except for the Assumed Obligations, the transfer of the Assets to Buyer under the Agreement shall not result in (i) Buyer, its affiliates, members, assigns or shareholders, or the Assets, having any liability or responsibility for any claim against the Debtors or against an insider of the Debtors, (ii) Buyer, its affiliates, members, assigns or shareholders, or the Assets, having any liability whatsoever with respect to or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any Lien or Excluded Liability, or (iii) Buyer, its affiliates, members, assigns or shareholders, or the Assets, having any liability or responsibility to the Debtors except as is expressly set forth in the Agreement.

11. Without limiting the effect or scope of the foregoing, the Buyer, its affiliates, successors, assigns and/or shareholders shall have no successor or vicarious liabilities of any kind or character, including, but not limited to, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger or substantial continuity, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether asserted or unasserted, fixed or contingent, liquidated or unliquidated with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes or other government fees, contributions or surcharges arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Assets prior to the Closing Date, under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions.

12. **Assumption and Assignment of Assigned Contracts**. Under 11 U.S.C. §§ 105(a) and 365, and subject to and conditioned upon the Closing of the Transaction, the Debtors' assumption and assignment of the Assigned Contracts to the Buyer free and clear of all Interests pursuant to the terms set forth in the Agreement, as modified by the terms of any amendments reached with the respective counterparty, is hereby approved, and the requirements of 11 U.S.C. §§ 365(b)(1), 365(b)(3) and 365(f)(2) with respect thereto are hereby deemed satisfied. Each counterparty to an Assigned Contract hereby is forever barred, and estopped from raising or asserting against the Debtors, or the Buyer, or the property of either, any assignment fee, default, breach, claim, pecuniary loss, liability or obligation (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinate) arising under or related to the Assigned Contracts existing as of the Closing Date or arising by reason of the Closing.

13. There shall be no rent accelerations, assignment fees, increases (including advertising rates) or any other fees charged to the Buyer or the Debtors as a result of the assumption and assignment of the Assigned Contracts.

14. Any provisions in any Assigned Contract that prohibit or condition the assignment of such Assigned Contract or allow the party to such Assigned Contract to terminate, recapture, impose any penalty, condition on renewal or extension or modify any term or condition upon the assignment of such Assigned Contract, are either deemed satisfied or constitute unenforceable anti-assignment provisions that are void and of no force and effect.

15. The Buyer, including FortuNet, has provided adequate assurance of its future performance under the relevant Assigned Contracts within the meaning of sections 365(b)(1)(C), 365(b)(3) (to the extent applicable) and 365(f)(2)(B) of the Bankruptcy Code. All other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors, and assignment to the Buyer of the Assigned Contracts have been satisfied.

16. Upon the Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, (i) the Buyer shall be fully and irrevocably vested with all right, title and interest of the Debtors under the Assigned Contracts; and (ii) the Debtors shall be relieved from any liability for any breach of such Assigned Contracts occurring thereafter pursuant to section 365(k) of the Bankruptcy Code.

17. To the extent any governmental license or permit is necessary for the operation of the business is determined not to be an executory contract assumable and assignable under section 365 of the Bankruptcy Code, the Buyer or one or more of its affiliates shall apply for and obtain any necessary license or permit promptly after the Closing and to the extent

permitted by law such licenses or permits of the Debtors shall remain in place for the Buyer's benefit until new licenses and permits are obtained. Debtors shall have no liability under such licenses or permits after Closing.

18. Notwithstanding anything herein to the contrary and subject to the Agreement, the Buyer may remove any Contract from the list of Assigned Contracts (and thereby exclude such Contract from the definition of Assigned Contracts) by providing written notice to the Debtors and the counter-parties to such contract(s) at least three (3) Business Days prior to the Closing.

19. Notwithstanding anything to the contrary in the Agreement or this Order, the Software License Agreement and Escrow Agreement (as such terms are defined in the RMI Objection) are hereby rejected pursuant to section 365 of the Bankruptcy Code as of the date of this Order and are not Assigned Contracts or Assumed Executory Contracts. Nothing in this Order shall impair the rights of RMI under section 365(n) of the Bankruptcy Code.

20. <u>Cure</u>. The Buyer shall pay all Cure Amounts relative to the contracts to be assigned on the Closing Date in accordance with the terms of the Agreement, and the Seller shall not have any obligation to pay, or any liability for, any such Cure Amounts. Cure Costs payable under the Assigned Contracts shall be paid as promptly as possible after closing, but in no event later than 20 Business Days after the Closing Date. The payment of the applicable Cure Amounts (if any) shall (a) effect a cure of all defaults existing thereunder as of the Closing Date, (b) compensate for any actual pecuniary loss to such non-Debtors party resulting from such default, and (c) together with the assumption of the Assigned Contracts by the Debtors, constitute adequate assurance of future performance thereof. Except as set forth in paragraph 12, the non-Debtor party or parties to each Assigned Contract which is to be assigned on the Closing

Date are forever barred from asserting against the Debtors, the Buyer, any of its successors, assigns and/or affiliates or any of the Assets: (i) any fee, default, breach, claim or pecuniary loss arising under or related to the Assigned Contract existing as of the Closing Date or arising by reason of the Closing, and (ii) any objection to the assumption and assignment of such non-Debtor party's Assigned Contracts.

21. **Binding Effect of Order**. This Order shall be binding upon and shall govern the acts of all entities, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

22. **Binding on Successors**. The terms and provisions of the Agreement and this Order shall be binding in all respects upon the Debtors, their estates, all creditors of (whether known or unknown) and holders of equity interests in, the Debtors, Buyer and their respective affiliates, successors and assigns, and any affected third parties, including, but not limited to, all persons asserting Interests in the Assets and all non-Debtor counterparties to the Assigned Contracts, notwithstanding any subsequent appointment of any trustee of the Debtors under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding. This Order and the Agreement shall inure to the benefit of the Debtors, their estates, their creditors, the Buyer, and their respective affiliates, successors and assigns.

23. **Bankruptcy Code Section 363(n)**. The consideration provided by the Buyer and/or its affiliates for the Assets under the Agreement is fair and reasonable and may not be avoided under Bankruptcy Code section 363(n).

24. **Good Faith**. The transactions contemplated by the Agreement are undertaken by the Buyer and its affiliates without collusion and in good faith, as that term is used in Bankruptcy Code section 363(m) and, accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Transaction shall not affect the validity of the Transaction (including the assumption and assignment of the Assigned Contracts) with the Buyer or its affiliates, unless such authorization is duly stayed pending such appeal. The Buyer is a good faith purchaser of the Assets, and the Buyer, as well as its affiliates and assigns involved in the Transaction, are each entitled to all of the benefits and protections afforded by Bankruptcy Code section 363(m).

25. **Fair Consideration**. The consideration provided by the Buyer to the Debtors pursuant to the Agreement for its purchase of the Assets constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Transfer Act, and the Uniform Fraudulent Conveyance Act.

26. **Surrender of Possession**. The Debtors shall exercise commercially reasonable efforts to assure that all entities that are presently, or on the Closing Date may be, in possession of some or all of the Assets in which the Debtors hold an interest will surrender possession of the Assets either to (i) the Debtors before the Closing Date, or (ii) to the Buyer on the Closing Date.

27. **Retention of Jurisdiction**. This Court retains jurisdiction, pursuant to its statutory powers under 28 U.S.C. § 157(b)(2), to, among other things, interpret, implement, and

enforce the terms and provisions of this Order and the Agreement, all amendments thereto and any waivers and consents thereunder and each of the agreements executed in connection therewith, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Assets to Buyer; (b) compel delivery of the cash component of the Purchase Price or performance of other obligations owed to the Debtors; (c) interpret, implement and enforce the provisions of this Order and the Agreement; (d) to adjudicate, if necessary, any and all disputes concerning or relating in any way to the Transaction; and (e) protect the Buyer and its affiliates against any Interests in the Debtors or the Assets of any kind or nature whatsoever, attaching to the proceeds of the Transaction.

28. **Sale Proceeds.** Any and all valid and perfected Interests in Assets of the Debtors shall attach to any cash proceeds of such assets immediately upon receipt of such proceeds by the Debtors (or any party acting on the Debtors' behalf) in the order of priority, and with the same validity, force and effect which they now have against such assets, if any, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto, and, in addition to any limitations on the use of such cash proceeds pursuant to any provision of this Order.

29. **Texas Taxing Authorities Lien Notice**. From the proceeds of the Sale approved hereby, the amount of $27,500.00 shall be set aside by the Debtors in a segregated account as adequate protection for the secured claims of the Texas ad valorem tax authorities identified in the Notice of Secured Liens of Texas Taxing Authorities [Docket No. 232] (the **"Texas Taxing Authorities"**) prior to the distribution of any proceeds to any other creditor. The liens of the Texas Taxing Authorities shall attach to these proceeds to the same extent and with the same priority as the liens they now hold against the property of the Debtors. These funds

shall be on the order of adequate protection and shall constitute neither the allowance of the claims of the Texas Taxing Authorities, nor a cap on the amounts they may be entitled to receive. Furthermore, the claims and liens of the Texas Taxing Authorities shall remain subject to any objections any party would otherwise be entitled to raise as to the priority, validity or extent of such liens. These funds may be distributed only in payment of the claims and liens of the Texas Taxing Authorities upon agreement between the Texas Taxing Authorities and the Debtors, or by subsequent order of the Court, duly noticed to the Texas Taxing Authorities.

30. **Non-material Modifications**. The Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties, and which is provided to the Committee at least one business day prior to its execution, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

31. **Subsequent Plan Provisions**. Nothing contained in any chapter 11 plan confirmed in the Debtors' cases or any order confirming any such plan or in any other order in these chapter 11 cases (including any order entered after any conversion of any of these cases to a case under chapter 7 of the Bankruptcy Code) shall alter, conflict with, or derogate from, the provisions of the Agreement or this Order.

32. **Failure to Specify Provisions**. The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Agreement be authorized and approved in its entirety; provided, however, that this Order shall govern if there is any inconsistency between the Agreement (including all ancillary documents executed in connection

therewith) and this Order. Likewise, all of the provisions of this Order are nonseverable and mutually dependent.

33. **No Stay of Order**. Notwithstanding the provisions of Bankruptcy Rule 6004(h) and Bankruptcy Rule 6006(d), this Order shall not be stayed for fourteen days after the entry hereof, but shall be effective and enforceable immediately upon issuance hereof. Time is of the essence in closing the transactions referenced herein, and the Debtors and the Buyer intend to close the Transaction as soon as practicable. Any party objecting to this Order must exercise due diligence in filing an appeal and pursuing a stay, or risk its appeal being foreclosed as moot.

34. **Cooperation with Administration of the Estate**. The tax accountants of the Debtors will have reasonable access, on a confidential basis, to copies of the books and records constituting Assets that are required to enable such tax accountants to prepare Tax filings or reports regarding Sellers' ownership of the Assets prior to the Closing or the conduct of the Business prior to the Closing and in connection with any audit of the Debtors by any taxing authority. The Buyer and any Transferred Employees shall cooperate with all reasonable requests of the Debtors, or any successor to the Debtors, including any liquidating entity created pursuant to a confirmed plan of liquidation (the **"Successor Entity"**), and subject to reasonable confidentiality restrictions, provide any information or documentation reasonably necessary to enable the Debtors or the Successor Entity to administer the Debtors' estates and to reconcile claims. So long as the Debtors' chapter 11 cases remain pending, the Buyer shall provide reasonable advance notice to the Debtors or the Successor Entity of its intent to destroy any records related to the Debtors' operation of their assets or the conduct of their business prior to Closing and shall, upon a reasonable request, provide access to such records to the Debtors or the Successor Entity prior to the destruction of the records for inspection and copying. Except for

the foregoing, neither the Buyer, its successors, affiliates nor assigns shall be liable for any costs, fees and/or expenses associated with the administration of the Debtors' estates and/or reconciliation of claims, including, but not limited to, (i) any administrative fees and expenses, including, without limitation, allowed administrative expenses under section 503(b) of the Bankruptcy Code; (ii) any transaction costs, fees and expenses in connection with the Debtors' obligations under the Agreement or this Order; and (iii) any rejection damages claimed in the Debtors' chapter 11 cases.

35. **Confidentiality Agreements.** The Debtors are authorized to enforce their rights under any confidentiality agreements they entered into with other potential bidders with respect to the Assets for the benefit of the Buyer for the term of each respective confidentiality agreement. All rights of the Debtors under each non-disclosure agreement executed by any entity prior to the date of entry of this Order are property of the Debtors' estates that may and shall be transferred to the Buyer at Closing, as Assets, pursuant to Section 363(b) and (f) and free and clear of all Interests. Nothing in this paragraph shall be deemed to constitute a finding that any such non-disclosure agreement is an Assigned Contract (unless expressly identified as such in the Agreement) or that the Buyer will assume at Closing any obligations to the non-Debtor party to any such non-disclosure agreement.

36. **Further Assurances**. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by the Agreement including, such actions as may be necessary to vest, perfect or

confirm, of record or otherwise, in Buyer its right, title and interest in and to the Assets, including, without limitation, any Seller Intellectual Property Assets.

37. **Consummation of Transactions; Injunction.** Upon entry of this Order, no further corporate action of the Debtors or approval of any Debtor's equity security holders shall be required to authorize the Debtors to consummate the transactions contemplated by the Agreement. Except as expressly permitted by this Order, all holders of claims against or equity interests in the Debtors shall be and hereby are forever barred, estopped and enjoined from commencing, prosecuting or continuing in any manner any action or other proceeding of any kind against the Debtors' employees, officers, directors, advisors or attorneys on account of or related to the Agreement or the transactions contemplated thereby. Nothing herein shall prevent any administrative agencies, governmental, tax and regulatory authorities, secretaries of state, federal, state and local officials from properly exercising their police and regulatory powers.

Dated: Wilmington, Delaware
Sept 27, 2012

Honorable Peter J. Walsh
United States Bankruptcy Judge

EXHIBIT A

AGREEMENT

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of August 8, 2012, is by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corp., an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (each a "Seller" and, collectively, "Sellers"), YI GT Acquisition, Inc., a Delaware corporation ("Buyer"), and solely with respect to Section 2.06(f), Yuri Itkis Gaming Trust of 1993 (the "Trust").

RECITALS

A. The Sellers are engaged in the business of developing, manufacturing, marketing, distributing and supporting a variety of gaming entertainment products and systems including, but not limited to, products and systems for the bingo market (as currently conducted by Sellers, the "Bingo Business") and products and services for the video lottery terminal market (as currently conducted by the Sellers, the "VLT Business" and, together with the Bingo Business, the "Business").

B. On July 2, 1012 (the "Petition Date"), each of the Sellers filed voluntary petitions for reorganization relief (the "Bankruptcy Cases") pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

C. Sellers desire to sell to Buyer (or one or more Affiliates of Buyer designated by Buyer), and Buyer (directly or through one or more Affiliates of Buyer designated by Buyer) desires to acquire from Sellers, the Acquired Assets, and Buyer (directly or through its designated Affiliate(s)) is willing to assume the Assumed Obligations, all upon the terms and subject to the conditions of this Agreement.

D. The Trust is the sole stockholder of Buyer.

E. Buyer and Sellers desire that the Acquired Assets be sold pursuant to the terms of this Agreement and an order entered by the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, as provided in a sale order substantially in the form set forth in Exhibit A or as is otherwise acceptable to Sellers and Buyer (the "Sale Order"), and the assumption and assignment of the Assumed Executory Contracts under Section 365 of the Bankruptcy Code.

F. The transactions contemplated by this Agreement are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to the Sale Order to be entered in the Bankruptcy Cases.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

ARTICLE 1

DEFINITIONS

1.01 Definitions. Any capitalized term used but not otherwise defined in this Agreement has the meaning ascribed to such term in Appendix A to this Agreement.

1.02 Interpretation. The definitions set forth or referred to in Appendix A shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections, Exhibits, Appendices, and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits, Appendices, and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any reference to any contract, instrument, statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. Any reference in this Agreement to $ or dollars shall mean U.S. dollars. Any reference to any party to this Agreement or any other agreement or document shall include such party's permitted successors and assigns. The Exhibits, Appendices, and Schedules hereto are hereby incorporated by reference into, and shall be deemed a part of, this Agreement; provided, however, that no Exhibit consisting of a form of agreement or instrument shall be deemed to become effective until executed and delivered by the appropriate parties.

ARTICLE 2

PURCHASE AND SALE OF ASSETS

2.01 Acquired Assets.

(a) Pursuant to Sections 105, 363, and 365 of the Bankruptcy Code, upon the terms and subject to the conditions of this Agreement and the Sale Order, at the Closing, each Seller shall sell, convey, assign, transfer and deliver to Buyer (or one or more Affiliates of Buyer designated by Buyer), free and clear of all Liens, Claims, Interests, and Encumbrances, and Buyer (directly or through one or more Affiliates of Buyer designated by Buyer) shall purchase, acquire, accept, and take assignment and delivery of, all properties, assets, rights, titles and interests of every kind and nature, owned, licensed or leased by such Seller, as the same shall exist at the Effective Time, whether tangible or intangible, real or personal and wherever located and by whomever possessed and whether held by such Seller, its Affiliates, or any Third Party other than the Excluded Assets (collectively the "Acquired Assets" but exclusive, in all cases, of the Excluded Assets). Except as provided in the representations and warranties of Sellers in this Agreement (none of which representations and warranties will survive the Closing), the

Acquired Assets are being purchased hereunder on an "as is" basis and with all faults. Notwithstanding anything to the contrary in any other provision of this Agreement or any document or instrument executed pursuant hereto but without limiting the covenants of the Parties hereunder, to the extent that any of the Acquired Assets are leased, licensed or otherwise held by Seller pursuant to an agreement with a Third Party, Buyer (directly or through its designated Affiliate(s)) shall only acquire the right to use and possession, as applicable, of such Acquired Assets if the corresponding lease, license or other agreement is assigned to and assumed by Buyer (or its designated Affiliate(s)) pursuant to the Sale Order at the Closing. The Acquired Assets shall include, without limitation, all of the following assets:

(i) Cash and Cash Equivalents. All cash and cash equivalents (including marketable securities and short-term investments) other than the Cash Purchase Price;

(ii) Receivables. All accounts, payment intangibles, general intangibles, chattel paper, letters of credit, notes receivable, checks, and instruments (the "Receivables");

(iii) Inventory. All inventory of Seller Products and its components, wherever located and whether held by any Seller or any Third Party (it being understood that any such inventory may be in the possession of a Third Party at the Closing in the Ordinary Course of Business, and that the purchase and sale of such inventory shall not be conditioned upon Sellers obtaining possession of such inventory at the Closing), including all raw materials, work in process, samples, packaging, supplies, service parts, purchased parts and goods (collectively, the "Inventory"), any and all rights to market and sell all such Inventory and all warehouse receipts, bills of lading and similar documents;

(iv) Machinery and Equipment. All machinery and equipment (including manufacturing assembly and test equipment), fixed assets, tools (including lab tools), spare and replacement parts, maintenance equipment, materials, networks, computers, printers, servers, or other equipment, wherever located and whether held by any Seller or any Third Party (it being understood that any such machinery or equipment may be in the possession of a Third Party at the Closing in the Ordinary Course of Business, and that the purchase and sale of such machinery and equipment shall not be conditioned upon Sellers obtaining possession of such machinery and equipment at the Closing);

(v) Personal Property. All office furnishings and furniture, display racks, shelves, decorations, fixtures, supplies and other tangible personal property (the "Personal Property");

(vi) Seller Intellectual Property Assets. All Seller Intellectual Property Assets;

(vii) Deposits and Advances. All performance and other bonds, letters of credit, security and other deposits, advances. advance payments, prepaid credits and deferred charges (the "Deposits and Advances");

(viii) Assumed Executory Contracts. All rights and claims in, to and under the Contracts to which a Seller is a party or may be bound or receive benefits or by which

the Acquired Assets or the Assumed Obligations may be affected as set forth on Exhibit B, including any offsetting claims and rights of recoupment in favor of Seller (collectively, as may be revised pursuant to the terms of this Agreement, the "Assumed Executory Contracts"); provided, however, that such Exhibit may be revised in accordance with Section 2.01(b);

(ix) Books and Records. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Acquired Assets or the Assumed Obligations, or used in the conduct of the Business, in whatever medium, including paper, electronic and otherwise, whether held by Seller or by any Third Party unless transfer of such records is prohibited by Law or such items constitute Excluded Assets pursuant to Section 2.02 (the "Books and Records");

(x) Governmental Approvals. All Governmental Approvals (and pending applications therefor);

(xi) Claims. All commercial torts and other claims, choses-in-action, rights in action, rights to tender claims or demands to Sellers' insurance companies (except to the extent the related insurance policy is an Excluded Asset), rights to any insurance proceeds (except to the extent the related insurance policy is an Excluded Asset), rights under any policy of insurance or tail under which Sellers are insured (except to the extent the related insurance policy is an Excluded Asset), rights to any Damages, and other similar claims including any attorney-client privileges related thereto (collectively, the "Seller Claims") other than any and all claims and causes of action under Chapter 5 of the Bankruptcy Code including any attorney-client privileges related thereto (collectively, the "Chapter 5 Claims");

(xii) Goodwill. All goodwill generated by or associated with the Business; and

(xiii) Other Assets. All other assets, properties, rights and claims related to the operations or conduct of the Business or which arise in or from the conduct thereof, including any attorney-client privileges related thereto other than the Excluded Assets.

(b) Notwithstanding anything to the contrary in this Agreement, (i) Sellers shall not reject (or make any motion to reject) any Assumed Executory Contract, (ii) Sellers shall not reject (or make any motion to reject) any Contract set forth on Exhibit C prior to the Closing (collectively, the "Potential Assumed Executory Contracts") unless expressly agreed to by Buyer in writing, and (iii) Buyer shall have the right, in its sole discretion, to exclude any asset of Sellers from, or include any asset of Sellers in, the Acquired Assets (including the right, in Buyer's sole discretion, to exclude any Contract from, or include any Contract in, the definition of Assumed Executory Contract) by providing written notice to Sellers at least three (3) Business Days prior to the Closing. Notwithstanding the foregoing sentence, Buyer may only revise Exhibit B to (A) add any Contract to such Exhibit after the filing of such Exhibit pursuant to Section 5.05(a) with the consent of the counterparty to such Contract and (B) remove any Assumed Executory Contract if (x) the Final Cure Cost associated with such Assumed Executory Contract exceeds an amount equal to 200% of the Estimated Cure Cost (provided it the Estimated Cure Costs is greater than $0) associated with such Assumed Executory Contract or (y) a breach of such Contract by Sellers has triggered non-monetary obligations of Sellers or any

rights or defenses of the counterparty to such Contract that Buyer deems materially disadvantageous to Buyer.

(c) For purposes of this Agreement, with respect to any Assumed Executory Contract or Potential Assumed Executory Contract, "Estimated Cure Cost" means Seller's best estimate, as of the date of this Agreement, of the respective costs of cure required to be satisfied in order for Seller to assume and assign such Assumed Executory Contract and Potential Assumed Executory Contract as set forth on Exhibit B or Exhibit C.

2.02 Excluded Assets. Notwithstanding anything to the contrary in Section 2.01, the following assets of Seller shall be retained by Seller and are not being sold or assigned to Buyer (or its designated Affiliate(s)) hereunder (collectively, the "Excluded Assets").

(a) Certain Cash. The Cash Purchase Price;

(b) Certain Claims. Any Chapter 5 Claims and any Seller Claims that relate exclusively to an Excluded Asset and the attorney-client privileges related thereto;

(c) Corporate Documents. Corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Sellers;

(d) Employee Benefit Contracts. Seller Employee Benefit Plans and contracts of insurance for employee group medical, dental and life insurance plans;

(e) Records. All personnel records and other records that Sellers are required by applicable Law to retain in its possession;

(f) Deposits. Any Deposits and Advances solely related to any of the Excluded Assets or Excluded Liabilities;

(g) Rights under Transaction Documents. All rights of Sellers under the Transaction Documents;

(h) Director and Officer Claims. Any claims against Sellers' directors and officers, other than claims for conversion of assets from any Seller, intentional misrepresentation to any Seller or fraud against Seller; and

(i) Other Excluded Assets. The Contracts not assumed by Buyer (directly or through its designated Affiliate(s)) hereby, and other assets of Sellers not transferred to Buyer (or its designated Affiliate(s)) as set forth on Exhibit D.

2.03 Assumed Obligations.

(a) Upon the terms and subject to the conditions of this Agreement, effective at the Effective Time, Buyer (directly or through its designated Affiliate(s)) shall only assume from Sellers and thereafter only be responsible for the payment, performance or discharge of the following Liabilities (collectively, the "Assumed Obligations"):

(i) the Liabilities and obligations of Sellers arising after the Effective Time under the Assumed Executory Contracts;

(ii) the costs of cure required to be satisfied in order for Sellers to assume and assign each Assumed Executory Contract under Section 365 of the Bankruptcy Code as determined by the Bankruptcy Court (collectively, the "Final Cure Costs"); provided that the aggregate amount of such Final Cure Costs shall not exceed $203,000;

(iii) all Liabilities arising out of the operation of the Acquired Assets and the Business for periods following the Closing Date;

(iv) all Tax Liabilities relating to the Acquired Assets or the Business for a Tax period (or portion thereof) beginning on and after the Closing Date, but excluding all income Tax liabilities of Sellers for any Tax period;

(v) all Liabilities incurred in the Ordinary Course of Business after the Petition Date which have been accrued but not yet paid; provided, that the aggregate amount of such Liabilities shall not exceed $250,000 and such Liabilities shall not include any professional fees or other costs of administering the Bankruptcy Code; and

(vi) all Liabilities for distributor commissions, sale and use taxes, paid time off, and 503(b)(9) claims accrued during the post-petition period and in the Ordinary Course of Business; provided that the aggregate amount of such amounts shall not exceed $330,000.

2.04 No Other Liabilities Assumed. Notwithstanding anything to the contrary in this Agreement, except for the Assumed Obligations, Buyer (directly or through its designated Affiliate(s)) shall not assume and shall not be in any way liable or responsible for (whether directly, indirectly, contingently or otherwise), any Liability of Sellers or any other Person, whether relating to or arising out of the Business, the Excluded Assets or the Acquired Assets or otherwise (collectively, the "Excluded Liabilities").

2.05 Non-Assignable Assets.

(a) Notwithstanding anything to the contrary in this Agreement, if pursuant to Section 365 or any other provision of the Bankruptcy Code any of the Assumed Executory Contracts or other Acquired Assets are held by the Bankruptcy Court, despite application of Section 365(f) of the Bankruptcy Code for Buyer's benefit, to be non-assignable or transferable (each, a "Non-Assignable Asset") without the consent of, or waiver by, a third party (each, an "Assignment Consent"), either as a result of the provisions thereof or applicable Law, and any of such Assignment Consents are not obtained by Sellers on or prior to the Closing Date, Buyer may elect in its sole discretion to have Sellers retain the Non-Assignable Asset and all Liabilities relating thereto to the extent provided for in the Sale Order (provided, that Sellers shall not be required to retain or perform under any Non-Assignable Asset unless Buyer funds any direct and indirect costs associated with such retention or performance), and, in such case, this Agreement and the other Transaction Documents shall not constitute an assignment or transfer of such Non-Assignable Assets, and Buyer (directly or through its designated Affiliate(s)) shall not assume Sellers' rights or obligations under such Non-Assignable Asset (and such Non-Assignable Asset

shall not be included in the Acquired Assets). Sellers shall provide reasonable cooperation to Buyer in Buyer's efforts to obtain all such Assignment Consents after the Closing Date and thereafter assign to Buyer (or its designated Affiliate(s)) such Non-Assignable Assets. Following any such assignment, such assets shall be deemed Acquired Assets for purposes of this Agreement.

(b) After the Closing, Seller shall cooperate with Buyer to provide Buyer (or its designated Affiliate(s)) with all of the benefits of the Non-Assignable Assets as if the appropriate Assignment Consents had been obtained, including by granting subleases, sublicenses or other rights as appropriate and establishing arrangements whereby Buyer (or one or more Affiliates of Buyer designated by Buyer) shall undertake the work necessary to perform under the Assumed Executory Contracts, provided, that Sellers shall not be required to undertake or perform any such work unless Buyer funds any direct and indirect costs associated with such undertaking or performance.

2.06 Purchase Price. The purchase price payable at the Closing by Buyer to Sellers for the Acquired Assets shall consist of the following (the "Purchase Price"):

(a) the credit pursuant to Section 363(k) of the Bankruptcy Code of all indebtedness owing as of the Effective Time by GameTech International, Inc. to Buyer pursuant to the Amended and Restated Promissory Notes, dated June 15, 2011, issued by GameTech International, Inc. and held by Buyer (the "Seller Promissory Notes");

(b) the credit pursuant to Section 363(k) of the Bankruptcy Code of all DIP Obligations owing as of the Effective Time;

(c) cash in an amount (the "Cash Purchase Price") equal to $2,500,000 minus the amount of all DIP Obligations owing as of the Effective Time;

(d) the assumption of the Assumed Obligations by Buyer (directly or through its designated Affiliate(s)); and

(e) the payment of all Sales Taxes.

For the avoidance of doubt, Buyer reserves the right to increase the amount of the Purchase Price pursuant to the terms of the Bidding Procedures Order.

(f) The Trust hereby guarantees the due and punctual payment of the Cash Purchase Price pursuant to Section 2.06(c) above and the payment of any monetary damages imposed upon Buyer by a court of competent jurisdiction as a result of Buyer's breach of this Agreement.

2.07 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304-1018, or such other place as Buyer and Sellers may mutually agree, as soon as practicable but in no event later than the third (3rd) Business Day following the date upon which all of the conditions set forth in ARTICLE 7 have been satisfied or waived in accordance with this Agreement, or upon

such other date as Buyer and Seller may mutually agree; provided, however, that, absent an order from the Bankruptcy Court that rescinds the automatic fourteen (14) day stay following the entry of the Sale Order, Buyer may elect, in its sole discretion, to delay the Closing until a date not later than the fifteenth (15th) calendar day following the date upon which all of the conditions set forth in ARTICLE 7 have been satisfied or waived in accordance with this Agreement (the "Closing Date").

2.08 Closing Deliveries by Seller. At the Closing, Sellers shall (a) take all commercially reasonable steps necessary to place Buyer (or its designated Affiliate(s)) in actual possession and operating control of the Business and the Acquired Assets and (b) deliver to Buyer the following items, duly executed by Sellers, as applicable, all of which shall be in form and substance reasonably acceptable to Buyer and its counsel:

(a) General Assignment and Bill of Sale. General Assignment and Bill of Sale, substantially in the form set forth on Exhibit E, covering all of the applicable Acquired Assets (the "General Assignment and Bill of Sale");

(b) Assignment and Assumption Agreement. Assignment and Assumption Agreement, substantially in the form set forth on Exhibit F, covering all of the Assumed Obligations (the "Assignment and Assumption");

(c) Intellectual Property Confirmatory Assignments. Any and all documents necessary to properly record the assignment to Buyer (or its designated Affiliate(s)) of all of Seller's right, title and interest in and to the Seller Intellectual Property Assets, including (i) a patent assignment substantially in the form set forth on Exhibit G, (ii) a copyright assignment substantially in the form set forth on Exhibit H, (iii) a trademark assignment substantially in the form set forth on Exhibit I, and (iv) a domain name assignment agreement substantially in the form set forth on Exhibit J;

(d) Other Conveyance Instruments. Such other specific instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request;

(e) FIRPTA Certificate. A FIRPTA certificate, dated as of the Closing Date, substantially in the form set forth on Exhibit K;

(f) Assumed Executory Contracts. Originals (or, to the extent originals are not available, true and complete executed copies) of all Assumed Executory Contracts (together with all amendments, supplements or modifications thereto);

(g) Books and Records. The Books and Records; and

(h) Officer's Certificate. A certificate duly executed by an officer of Seller, dated as of the Closing Date (in form and substance reasonably satisfactory to Buyer) certifying on behalf of Seller the matters in Section 7.01(a) and Section 7.01(b).

2.09 Closing Deliveries by Buyer. At the Closing, Buyer shall (a) deliver to Sellers (i) the Assignment and Assumption duly executed by Buyer (or its designated Affiliate(s)) and (ii) deliver to Sellers a certificate, duly executed by a senior officer of Buyer, certifying the matters

set forth in Section 7.02(a) and 7.02(b), in form reasonably satisfactory to Sellers and (b) pay the Cash Purchase Price by wire transfer of immediately available funds to the account or accounts designated in writing by Sellers.

2.10 Closing Deliveries by Buyer and Seller. At the Closing, Buyer and Sellers shall deliver such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise reasonably necessary or appropriate to transfer the Acquired Assets and Assumed Obligations in accordance with the terms of this Agreement and consummate the transactions contemplated by this Agreement, and to vest in Buyer (or its designated Affiliate(s)) and its successors and assigns good and marketable title to the Acquired Assets, free and clear of all Liens, Claims, Interests and Encumbrances other than Permitted Liens. For the avoidance of doubt, notwithstanding anything in the certificates, instruments or documents to be delivered in accordance with this Agreement, none of the representations and warranties in ARTICLE 3 and ARTICLE 4 shall survive the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding sections of the disclosure schedules prepared by Sellers and delivered to Buyer in connection with the execution and delivery of this Agreement (the "Seller Disclosure Schedule"), the Sellers hereby represent and warrant to Buyer as of the date of this Agreement as follows:

3.01 Organization, Good Standing, Qualification. GameTech International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, GameTech Arizona Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, GameTech Canada Corp. is a corporation duly organized, validly existing and in good standing under the laws of Nova Scotia, and GameTech Mexico S. de R.L. de C.V. is a company duly organized, validly existing and in good standing under the laws of Mexico, and each such entity has all necessary power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as a result of the commencement of the Bankruptcy Cases, each Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.02 Authority; Enforceability. Subject to the entry of the Sale Order, each Seller has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by each Seller of the transactions contemplated by this Agreement and the other Transaction Document have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this

Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Sellers. Subject to the entry of the Sale Order, this Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses, but giving effect to the Sale Order.

3.03 No Conflicts; Required Consents. Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement and the other Transaction Documents by each Seller do not and will not, with or without notice or lapse of time:

(a) conflict with, violate or result in any breach of (i) any of the provisions of such Seller's certificate of incorporation, articles of incorporation, bylaws or other organizational or constitutional charter documents; (ii) any of the terms or requirements of any Governmental Approval held by such Seller or that otherwise relates to the Business or any of the Acquired Assets or Assumed Obligations; or (iii) any provision of any Assumed Executory Contract;

(b) give any Governmental Authority or other Person the right to (i) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Assumed Executory Contract or any Potential Assumed Executory Contract; or (ii) revoke, suspend or modify any Governmental Approval; or

(c) require such Seller to obtain any Consent with respect to any Assumed Executory Contract, Potential Assumed Executory Contract or Governmental Approval or make or deliver any filing or notice to a Governmental Authority, other than filings with the Bankruptcy Court.

3.04 No Subsidiaries. Other than GameTech Arizona Corp., GameTech Canada Corp. and GameTech Mexico S. de R.L. de C.V., each of which is a directly or indirectly wholly-owned subsidiary of GameTech International, Inc., none of the Sellers directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or Person.

3.05 Legal Proceedings. Except for Claims that will be resolved, eliminated from the Acquired Assets, or discharged pursuant to the Sale Order of the Bankruptcy Court other than the Bankruptcy Case, there are no material Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting Sellers with respect to the Business or any of the Acquired Assets which could reasonably be expected to have a Material Adverse Effect. Except for Orders of the Bankruptcy Court, there are no Orders outstanding to which the Business or any of the Acquired Assets are subject.

3.06 Financial Statements.

(a) Seller has delivered to Buyer (i) an audited balance sheet, and the related statement of operations, change in stockholders' equity and cash flows, of Seller as of and for the fiscal year ended October 30, 2011, together with the notes thereto (the "Audited Financial Statements"), and (ii) the unaudited balance sheet, and the related unaudited income statement and statement of cash flows, of Seller as of and for the 13-week period ended May 1, 2012 (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements").

(b) All of the Financial Statements (i) are accurate and complete in all material respects, (ii) are consistent with the Books and Records, (iii) present fairly and accurately in all material respects the financial condition of Seller as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows of Seller for the periods covered thereby, and (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Unaudited Financial Statements are subject to year-end adjustments consistent with past practice and do not contain footnotes required by GAAP.

3.07 Material Contracts. Each material Contract to which a Seller is party that is necessary for such Seller to conduct the Business in the Ordinary Course of Business, including Business License Agreements (collectively, the "Material Contracts"), is indicated by an asterisk (*) on Exhibit B or Exhibit C. There are no Material Contracts that are not listed on Exhibit B or Exhibit C. Sellers have made available to Buyer true and complete executed copies of all Material Contracts (or written summaries of the material terms thereof, if not in writing), including all amendments, supplements, modifications and waivers thereof.

3.08 Title. Sellers own, lease or, to the Knowledge of Sellers, have the legal right to use all the Acquired Assets, and Buyer will (subject to entry of the Sale Order and Section 2.05) be vested, to the maximum extent permitted by Sections 363 and 365 of the Bankruptcy Code, with good and valid title to the Acquired Assets free and clear of all Liens, Claims, Interests and Encumbrances, as set forth in the Sale Order, other than Assumed Liabilities and Permitted Liens.

3.09 Seller Intellectual Property Assets.

(a) Except as set forth in Section 3.09 of the Seller Disclosure Schedule (i) with respect to any Seller Intellectual Property Assets owned by any Seller (as opposed to Seller Intellectual Property Assets of which any Seller is a licensee) and included in the Acquired Assets, Sellers have all right, title and interest to all such Seller Intellectual Property Assets, without any conflict known to any Seller with the rights of others, except as would not have a Material Adverse Effect, (ii) to the Knowledge of Sellers, no Person other than Sellers has the right to use the Seller Intellectual Property Assets owned by Sellers and included in the Acquired Assets, and (iii) to the Knowledge of Sellers, Sellers have the valid right to use, pursuant to a license, sublicense or other agreement, any Seller Intellectual Property Assets used in the Business that is owned by a party other than Sellers and included in the Acquired Assets. Section 3.09 of the Seller Disclosure Schedule contains a true and complete list of all (i) Registered Seller Intellectual Property, specifying as to each item the applicable jurisdiction and

registration or application number, and (ii) Seller-owned unregistered trademarks, trade names and service marks that are material to the conduct of the Business.

(b) Except as a result of the filing of the Bankruptcy Cases, all Business License Agreements are in full force and effect, and enforceable in accordance with their terms. Sellers are in material compliance with, and have not breached any material term of, any such Business License Agreements. No Business License Agreement grants to any Person any exclusive right with respect to any Owned Seller Intellectual Property Asset.

3.10 Compliance with Laws. Except as set forth in Section 3.10 of the Seller Disclosure Schedule and as would not (a) materially adversely affect the ability of Sellers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents or (b) otherwise have a Material Adverse Effect, each Seller (i) has complied with, is in compliance with and has operated the Business in compliance with all applicable Laws and Permits, and (ii) holds all material Permits. Except as set forth in Section 3.10 of the Seller Disclosure Statement, no Seller has received any written notice or other written communication from any Governmental Authority or other Person (x) asserting any violation of, or failure to comply with, any requirement of any Law or Permit or (y) notifying a Seller of the non-renewal, revocation or withdrawal of any Permit.

3.11 Employee Matters. None of the Sellers or their ERISA Affiliates do not sponsor, participate in or contribute to and have not in the past sponsored, participated in or contributed to and have no current or contingent obligation with respect to (a) any Seller Employee Benefit Plan that is subject to Title IV of ERISA, (b) any "multiemployer plan" as defined in Section 3(37) of ERISA or any Seller Employee Benefit Plan maintained pursuant to a collective bargaining agreement, (c) any plan or arrangement that provides medical benefits, death benefits or other welfare benefits following cessation of employment, except to the extent required by Part 6 of Title I of ERISA or any similar state or foreign law, or (d) any "welfare benefit fund" within the meaning of Section 419 of the IRC. There is no organized labor strike, dispute, slowdown, lockout, work stoppage or labor strike or unfair labor practice claim pending against Sellers or reasonably anticipated, or, to the Knowledge of Sellers, threatened with respect to Sellers' employees. To the Knowledge of Sellers, there are no activities or proceedings of any labor union or organization to organize any of Sellers' employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of Sellers, threatened or reasonably anticipated relating to any labor, safety, wage and hour, contract, tort, retaliation, discrimination or other labor and employment matters involving any of Sellers' employees, including charges of unfair labor practices, discrimination complaints, or matters arising under the Worker Adjustment and Retraining Notification Act, as amended, or any similar state or foreign plant closing or mass layoff laws. Sellers are not a party to, or bound by, any collective bargaining agreement or union contract, formal or informal with respect to Sellers' employees and no collective bargaining agreement is being negotiated by Sellers with respect to any of Sellers' employees.

3.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

3.13 Estimated Cure Costs. Exhibit B or Exhibit C sets forth a true and complete list of the Estimated Cure Cost for each Assumed Executory Contract and Potential Assumed Executory Contract, respectively, that has an Estimated Cure Cost greater than $0.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the corresponding sections of the disclosure schedules prepared by Buyer and delivered to Seller in connection with the execution and delivery of this Agreement (the "Buyer Disclosure Schedule"), Buyer hereby represents and warrants to Sellers as of the date of this Agreement as follows:

4.01 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.02 Authority. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Buyer (or its designated Affiliate(s)). This Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Buyer(or its designated Affiliate(s)), enforceable against Buyer (or its designated Affiliate(s)) in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

4.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

4.04 Financing. Buyer currently has, and on the Closing Date will have, sufficient immediately available funds in such amount as is required to pay the full Purchase Price and to make all other payments required by the terms hereof to consummate the transactions contemplated hereunder on the terms set forth herein and otherwise to perform all of Buyer's obligations under this Agreement

4.05 Litigation. Buyer is not a party to any action that is pending or, to Buyer's knowledge, threatened in any court, whether at law or in equity, whether civil or criminal in

nature or by or before any arbitrator or Governmental Authority, that would adversely affect Buyer's ability to perform its obligations under this Agreement on a timely basis.

4.06 No Conflicts; Required Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer do not and will not, with or without notice or lapse of time conflict with, violate or result in any breach of any of the provisions of Buyer's certificate of incorporation, articles of incorporation, bylaws or other organizational or constitutional charter documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer do not and will not, with or without notice or lapse of time, conflict with, violate or result in any breach of any of the terms or requirements of any Governmental Approval held by Buyer that would result in any material delay in the consummation of the transactions contemplated by this Agreement.

ARTICLE 5

PRE-CLOSING COVENANTS

5.01 Seller's Conduct of the Business Prior to the Closing. From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, Sellers covenant and agree to use its commercially reasonable efforts to ensure that the Business shall be conducted only in, and Sellers shall not take any action except in the Ordinary Course of Business (other than actions required by the Bankruptcy Code or any applicable Law or any ruling or order of the Bankruptcy Court including the Bankruptcy Court Orders), and Sellers shall use their commercially reasonable best efforts consistent with the applicable Budget to preserve substantially intact the business organization of Sellers, to keep available the services of the current officers, employees, independent contractors and consultants of Sellers and to preserve the current relationships of Sellers with customers, suppliers and other Persons with which Sellers have business relations. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, except as specifically contemplated by this Agreement, Sellers shall not, directly or indirectly, do or propose to do any of the following without the prior written consent of Buyer except as required by ruling or order of the Bankruptcy Court including the Bankruptcy Court Orders:

(a) Enter into any commitment or transaction not in the Ordinary Course of Business or pay any disbursements that exceed amounts in the Budget by more than 10%;

(b) Terminate any employees, independent contractors or other service providers of Sellers or grant severance or termination pay to any director, officer, employee, independent contractor or consultant;

(c) Enter into any transaction with its officers, directors or stockholders or their Affiliates except reimbursement of reasonable travel expenses and other benefits related to work performed for Sellers incurred in the Ordinary Course of Business by officers and directors consistent with past practices and to the extent such expenses are permitted, and the amounts thereof do not exceed the amounts contemplated, by the Budget;

(d) Amend or otherwise modify the material terms of any Assumed Executory Contract, Potential Assumed Executory Contract or Governmental Approval;

(e) Transfer to any Person any rights with respect to any Seller Intellectual Property Assets other than nonexclusive licenses entered into in the Ordinary Course of Business;

(f) Sell, lease, license or otherwise dispose of any of the Acquired Assets outside of the Ordinary Course of Business except for any such sale, lease, license or other disposition required by the Bankruptcy Court Orders;

(g) Commence a Proceeding other than (i) Proceedings required by the Bankruptcy Court Orders or (ii) Proceedings (including the filing of motions) before the Bankruptcy Court that are customary in a Chapter 11 bankruptcy case and that would not be reasonably expected to delay the Closing or otherwise have a material adverse effect on Buyer's rights hereunder;

(h) Other than the DIP Facility, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(i) Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or in connection with the Bankruptcy Cases except for any such payment, discharge or satisfaction required by the Bankruptcy Court Orders or otherwise approved by the Bankruptcy Court;

(j) Make any material Tax election other than in the Ordinary Course of Business, change any material Tax election, adopt any material Tax accounting method other than in the Ordinary Course of Business, change any material Tax accounting method, file any material Tax Return (other than any estimated Tax Returns, payroll Tax Return or sales Tax Return) or any amendment to a material Tax Return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment;

(k) Cancel, materially amend or renew any insurance policy that is an Acquired Asset other than in the Ordinary Course of Business consistent with past practices;

(l) Take any action or fail to take any action that would reasonably be expected to have a Material Adverse Effect; or

(m) Enter into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 5.01, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder except as required by the Bankruptcy Court Orders or as limited by the Budget.

5.02 Access to Information and Facilities. From the date of this Agreement until the Closing, each Seller shall: (a) permit Buyer and its representatives to have free and complete

access at all reasonable times, and in a manner so as not to unreasonably interfere with the normal business operations of such Seller, to all premises, properties, employees, independent contractors, personnel, Persons having business relationships with such Seller (including suppliers, licensees, customers and distributors), books, records (including Tax records), contracts, and documents of or pertaining to such Seller; (b) furnish Buyer with all financial, operating and other data and information related to the Business (including copies thereof), as Buyer may reasonably request; and (c) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of such Seller, the Business, the Acquired Assets and the Assumed Obligations; provided, that Sellers shall be entitled to present information in encoded, redacted, anonymized or aggregated form to information to protect the Sellers' competitively sensitive information or legal privileges. No information or knowledge obtained in any investigation pursuant to this Section 5.02 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement. Subject to Section 5.09(a), all information obtained by Buyer pursuant to this Section 5.02 shall remain subject to the Confidentiality and Non-Disclosure Agreement.

5.03 Certain Notifications. From the date of this Agreement until the Closing, upon Knowledge of Sellers of such an event occurring, Sellers shall promptly notify Buyer in writing regarding any:

(a) action taken by Sellers not in the Ordinary Course of Business and any circumstance or event that would reasonably be expected to have a Material Adverse Effect;

(b) fact, circumstance, event, or action by Sellers (A) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (B) the existence, occurrence, or taking of which would result in any of the representations and warranties of Sellers contained in this Agreement or in any Transaction Document not being true and correct in any material respect when made or at the Closing;

(c) breach of any covenant or obligation of Sellers hereunder; and

(d) circumstance or event which will result in, or would reasonably be expected to result in, the failure of Sellers to timely satisfy any of the closing conditions specified in ARTICLE 7.

5.04 Pre-Closing Covenants of Buyer. Buyer covenants to Sellers that, during the period from the date hereof through and including the Closing or the earlier termination of this Agreement in accordance with the provisions hereof:

(a) Buyer agrees that it will cooperate as reasonably requested by Sellers to assist in establishing adequate assurance of future performance within the meaning of Section 365 of the Bankruptcy Code with regard to the Assumed Executory Contracts. Buyer shall take such actions as may be reasonably requested by Sellers to assist Sellers in obtaining the Bankruptcy Court's entry of the Sale Order and any other order of the Bankruptcy Court reasonably necessary to consummate the transactions contemplated by this Agreement.

(b) Buyer shall ensure that, on the Closing Date, Buyer will have sufficient funds to pay in full all of the Cure Amounts with respect to the Assumed Executory Contracts that are assumed and assigned to Buyer and pay the Cash Purchase Price.

(c) Buyer shall use commercially reasonable efforts to obtain or consummate the transfer to Buyer of any Permit required to own or operate the Acquired Assets under applicable Laws.

(d) Buyer shall promptly notify Sellers of, and furnish Sellers any information they may reasonably request with respect to, any event that would reasonably be expected to cause any of the conditions set forth in Section 7.02 not to be fulfilled by the Termination Date.

5.05 Bankruptcy Actions.

(a) Promptly after the execution of this Agreement (and in no event later than the next Business Day following execution of this Agreement), Seller shall file and serve a motion (together with supporting papers and with proper notice thereof on interested parties as required by the Bankruptcy Code and the Rules) seeking entry of the bidding procedures order of the Bankruptcy Court, substantially in the form set forth on Exhibit M (the "Bidding Procedures Order") or otherwise in form and substance reasonably satisfactory to Buyer and Seller, on the Bankruptcy Court's docket, which order will set a date for the Auction on such notice so as to allow Third Parties a meaningful opportunity to present an overbid. Seller shall use reasonable best efforts to obtain, through the entry of the Bidding Procedures Order, prompt Bankruptcy Court approval of a fee in an amount equal to Four Hundred Thousand Dollars ($400,000) payable to Buyer in cash (the "Breakup Fee"), plus a reimbursement of Buyer in cash in an amount equal to all reasonable and actual out-of-pocket and third-party costs and expenses (including expenses of counsel and other outside consultants) incurred and documented by Buyer (or its designated Affiliate(s)) in connection with Buyer's due diligence investigation of Seller and the Business and the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement (the "Expense Reimbursement"), upon the first to occur of any of the events set forth in Section 8.02(a)(i) or Section 8.02(a)(ii); provided, however, that the Expense Reimbursement shall in no event be greater than One Hundred Forty Thousand Dollars ($140,000). Sellers shall request the Bankruptcy Court to hold a hearing on shortened notice to approve entry of the Bidding Procedures Order as soon as possible.

(b) Concurrently with the filing of the motion to approve the Bidding Procedures Order, Seller shall file with the Bankruptcy Court one or more motions seeking to approve the transactions contemplated by this Agreement (collectively, the "Sale Motion"), which motion shall seek the entry of the Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance reasonably satisfactory to Buyer and Sellers. Sellers shall promptly provide Buyer with copies of any objections to the Sale Order. Buyer shall take such actions as are reasonably requested by Sellers to assist Sellers in obtaining a finding by the Bankruptcy Court that upon execution of this Agreement Buyer is deemed to have purchased the Acquired Assets in good faith pursuant to Section 363(m) of the Bankruptcy Code and shall be responsible for providing evidence necessary to establish to the Bankruptcy Court that it has the necessary qualifications to provide adequate assurance of future performance with respect to the

Assumed Executory Contracts as required by Section 365 of the Bankruptcy Code. A list of the Assumed Executory Contracts and the proposed Final Cure Costs associated with such Contracts shall be filed with the Bankruptcy Court and served in accordance with the Bidding Procedures Order on or before ten (10) Business Days prior to the Sale Hearing. In cases in which Seller is unable to establish that a default exists, the relevant cure amount shall be set at $0.00.

(c) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Sale Order, and Buyer has not also been served with papers related to such appeal, stay or reconsideration and such papers are not available to Buyer through the Bankruptcy Court's electronic filing system, Sellers shall promptly notify Buyer of such appeal or stay request and shall promptly provide to Buyer a copy of the related notice of appeal or order of stay or application for reconsideration. To the extent not available to Buyer through the Bankruptcy Court's electronic filing system, Sellers shall also promptly provide Buyer with written notice (and copies) of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs if Buyer is not also included on such additional documents and communications.

(d) To the extent not available to Buyer through the Bankruptcy Court's electronic filing system, Sellers shall promptly notify Buyer in writing and, as is required by the Bankruptcy Code, all parties entitled to notice pursuant to the Bankruptcy Code, the Rules and orders of the Bankruptcy Court, of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including the Sale Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court. From the date of this Agreement, prior to filing any papers or pleadings in the Bankruptcy Case that relate primarily to this Agreement or Buyer, Sellers shall provide Buyer with a copy of such papers or pleadings.

5.06 Reasonable Efforts. From the date of this Agreement until the Closing, except as specifically contemplated by this Agreement and subject to the order of the Bankruptcy Court and any other Governmental Authority, each of Sellers and Buyer shall use their respective reasonable efforts to cause to be fulfilled and satisfied all of the other Party's conditions to closing set forth in ARTICLE 7.

5.07 Consents, Governmental Approvals and Permits. To the extent that the need for the same will not be obviated by entry of the Sale Order, Sellers shall use commercially reasonable efforts (without Sellers incurring any monetary cost not funded by Buyer): (a) to obtain all Consents with respect to the Assumed Executory Contracts and the Potential Assumed Executory Contracts and Governmental Approvals required or necessary to consummate the transactions contemplated by this Agreement (including any Consent with respect to any Assumed Executory Contract or any Potential Assumed Executory Contract or Governmental Approval as may be required to be obtained under any applicable antitrust or competition Laws), (b) to make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Sellers or any of their Affiliates pursuant to any applicable Law (including any filing, application, statement or report as may be required pursuant to applicable antitrust or competition Laws) in connection with this Agreement and the transactions contemplated by this Agreement, and (c) to obtain all Consents

with respect to the Assumed Executory Contracts and the Potential Assumed Executory Contracts and Governmental Approvals required or necessary to assign and transfer the Sellers Permits included in the Acquired Assets to Buyer (or one or more Affiliates of Buyer designated by Buyer) at the Closing. To the extent that Buyer's participation in obtaining any Consent or Governmental Approval described above is required, Buyer shall cooperate with Sellers in their efforts to obtain such Consents or Governmental Approvals.

5.08 Solicitation. As consideration for substantial expenditures of time, effort and expense undertaken and continuing by Buyer in connection with the completion of its due diligence review of the Business and the preparation, negotiation, and execution of this Agreement, Seller acknowledges and agrees that subject to Bankruptcy Court approval, Buyer shall be the stalking horse bidder in connection with the sale process and except as may otherwise be required by Bankruptcy Court Order or compliance with its fiduciary duties as confirmed by debtor-in-possession counsel, Seller shall not participate in any negotiations for the purpose of naming any Person other than Buyer as the stalking horse bidder in the Auction; provided that Seller may solicit, encourage and negotiate higher or better offers for the Acquired Assets pursuant to the terms of the Bidding Procedures Order, and provided further that Seller may, pursuant to the terms of the Bidding Procedures Order (i) in response to an acquisition proposal for some or all of the Acquired Assets, participate in negotiations or discussions with, request clarifications from, or furnish information to, any Person which makes such acquisition proposal, and (ii) continue discussions and negotiations and continue to provide information to any Person with which Seller has been conducting such discussions or negotiations. Nothing herein shall limit the ability of the Sellers to comply with their fiduciary duties under applicable Law.

5.09 Confidentiality; Non-Disclosure.

(a) Seller and Buyer acknowledge that Seller and Buyer entered into the Confidentiality and Non-Disclosure Agreement. If this Agreement is terminated, the Confidentiality and Non-Disclosure Agreement shall continue to remain in full force and effect. Upon the Closing, (i) Buyer shall not be bound by any of the terms of the Confidentiality and Non-Disclosure Agreement in respect of the Acquired Assets, the Assumed Obligations and the Business (exclusive of the Excluded Assets and the Excluded Liabilities), and (ii) Seller shall remain bound by all the terms of the Confidentiality and Non-Disclosure Agreement.

(b) Effective as of the Effective Time, Sellers assign and transfer unto Buyer all of Sellers' rights to enforce against any Third Party the terms of, any proprietary information, nondisclosure or confidentiality agreements by and between Sellers and any Third Party, including but not limited to employees of Sellers.

(c) After the Closing, each Seller agrees that it shall not make, participate in the making of, or knowingly encourage any other Person to make, any statement, whether written or oral, that disparages or defames the Business.

5.10 Taxes.

(a) Except as set forth on Section 5.10 of the Seller Disclosure Schedule, on or prior to the Closing (or after the Closing when due and payable, to the extent such Tax Returns are required to be filed and Taxes are due and payable after the Closing), Sellers shall use commercially reasonable efforts to timely file all Tax Returns required to be filed by them and shall pay all Taxes which are or will be owed by Sellers and attributable to periods prior to the Closing.

(b) Buyer shall be responsible for any sales, use, purchase, transfer, franchise, deed, fixed asset, stamp, documentary stamp, use or other Taxes and recording charges due and which may be payable by reason of the sale of the Acquired Assets or the assumption of the Assumed Obligations under this Agreement or the transactions contemplated herein (collectively, "Sales Taxes") and Sellers shall prepare and timely file all Tax Returns required to be filed in connection with such payments.

ARTICLE 6

EMPLOYEES AND INDEPENDENT CONTRACTORS

6.01 Transferred Employees and Transferred Contractors. From the date of this Agreement, Buyer (directly or through its designated Affiliate(s)) shall have the right, in its sole discretion, to negotiate employment or other arrangements with such employees or independent contractors of Seller as determined by Buyer. Buyer (or its designated Affiliate(s)) may offer employment prior to the Closing (but contingent upon the occurrence of the Closing) to such employees or independent contractors of Seller as of the Closing Date as determined by Buyer in its sole discretion (such employees who accept such offer of employment, the "Transferred Employees" and such independent contractors who accept such offer of employment, the "Transferred Contractors") upon the terms and subject to the conditions as determined by Buyer in its sole discretion.

6.02 Records of Transferred Employees and Transferred Contractors. Seller shall provide promptly to Buyer, at Buyer's request, any information or copies of records (including, to the extent applicable, personnel records such as addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees and the Transferred Contractors or relating to the service of the Transferred Employees and the Transferred Contractors with Seller (and predecessors of Seller, as applicable) prior to the Closing Date to the extent that providing such records is not prohibited by Law. Seller and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this ARTICLE 6.

6.03 No Benefit to Employees or Independent Contractors of Seller Intended. Nothing contained in this Agreement shall confer upon any employee or independent contractor of Seller prior to the Closing or any Transferred Employee or Transferred Contractor any right with respect to continuance of employment or other arrangement by Buyer or any of its Affiliates, nor shall anything herein interfere with the right of Buyer or any of its Affiliates to terminate the employment of any employee or independent contractor, including any Transferred Employee or

Transferred Contractor, at any time, with or without notice and for any or no reason, or restrict Buyer or any of its Affiliates in modifying any of the terms or conditions of employment of any employee, including any Transferred Employee or Transferred Contractor, after the Closing.

6.04 COBRA. Upon the Closing, to the extent required by applicable Law, Buyer (directly or through its designated Affiliate(s)) shall provide COBRA coverage to the employees of Seller who are "M&A Qualified Beneficiaries" (as defined in the regulations issued pursuant to COBRA) at such employee's expense. Such coverage provided by Buyer shall be provided solely under Buyer's employee benefit plans, and only to those to whom Buyer is required to provide COBRA coverage under applicable Law. Buyer hereby agrees that all of the employees of Seller at the Closing to whom Buyer (or its designated Affiliate(s)) does not make an offer of employment and who lose their group health coverage with Seller are M&A Qualified Beneficiaries to whom Buyer (or its designated Affiliate(s)) is required to offer COBRA coverage in accordance with the COBRA rules.

ARTICLE 7

CONDITIONS TO CLOSING

7.01 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions, unless waived by Buyer in writing:

(a) Representations and Warranties. The representations and warranties of Sellers contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects on and as of the date made and as of the Closing Date as if made at and as of such date and the representations and warranties of Sellers contained in this Agreement which are qualified as to materiality shall be true and accurate on and as of the date made and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b) Performance of Obligations. Sellers shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c) Bidding Procedures Order. The Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Buyer, shall have been entered by the Bankruptcy Court.

(d) Sale Order. The Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Buyer, shall have been entered by the Bankruptcy Court and shall be a Final Order and such Order shall not have been stayed, modified, reversed or amended in any manner materially adverse to Buyer; and Sellers shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer

the Acquired Assets free and clear of all Liens and Claims and to consummate the transactions contemplated by this Agreement, and Buyer shall have received evidence thereof satisfactory to Buyer and its counsel.

(e) Litigation. No stay shall exist, and no Order shall have been entered that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

(f) Assignment Consents. Buyer shall have received the consents with respect to the Assumed Executory Contracts set forth on Exhibit L in form and substance reasonably satisfactory to Buyer.

(g) Closing Deliveries. Sellers shall have delivered to Buyer all of the closing deliveries set forth in Section 2.08 and Section 2.10.

(h) Government Consents. All Governmental Approvals necessary to permit the parties to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Gaming Authority necessary for the consummation of the transactions contemplated by this Agreement, including, if required, under the Gaming Regulations shall have occurred; for the avoidance of doubt, the condition in this Section 7.01(h) shall not require Buyer to obtain any Governmental Approvals necessary to operate any portion of the Business after the Closing and Buyer acknowledges that absent any such required Governmental Approvals, Buyer may lack the ability to use any of the Acquired Assets in the operation of such portion of the Business after the Closing notwithstanding the consummation of Buyer's purchase of the Acquired Assets hereunder.

7.02 Conditions Precedent to Obligations of Seller. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions, unless waived by Seller in writing:

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects on and as of the date made and as of the Closing Date as if made at and as of such date and the representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and accurate on and as of the date made and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b) Performance of Obligations. Buyer (directly or through its designated Affiliate(s)) shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c) Closing Deliveries. Buyer shall have delivered to Seller all of the closing deliveries set forth in Section 2.09 and Section 2.10.

(d) Bidding Procedures Order. The Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Seller, shall have been entered by the Bankruptcy Court.

(e) Sale Order. The Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Seller, shall have been entered by the Bankruptcy Court and shall be a Final Order and such Order shall not have been stayed, modified, reversed or amended in any manner materially adverse to Sellers.

(f) Government Consents. All Governmental Approvals necessary to permit the parties to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Gaming Authority necessary for the consummation of the transactions contemplated by this Agreement, including, if required, under the Gaming Regulations shall have occurred; for the avoidance of doubt, the condition in this Section 7.02(f) shall not require Buyer to obtain any Governmental Approvals necessary to operate any portion of the Business after the Closing and Buyer acknowledges that absent any such required Governmental Approvals, Buyer may lack the ability to use any of the Acquired Assets in the operation of such portion of the Business after the Closing notwithstanding the consummation of Buyer's purchase of the Acquired Assets hereunder.

ARTICLE 8

TERMINATION; TERMINATION PAYMENT

8.01 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

(a) by mutual written agreement of Buyer and Sellers;

(b) by either Buyer or Sellers if there shall be in effect a Final Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) by either Buyer or Sellers (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach or misrepresentation of any of the representations or warranties or a material breach of any of the covenants or obligations set forth in this Agreement on the part of Sellers, on the one hand, or Buyer, on the other hand, which breach would give rise to the failure of the conditions set forth in Section 7.01 or Section 7.02, as applicable, and such breach is not cured within ten (10) calendar days following written notice to the Party committing such breach or which breach, by its nature, cannot be cured prior to the Closing;

(d) by Buyer or Sellers (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if it shall have reasonably determined that a material condition set forth in Section 7.01 (other than

Section 7.01(e)) or Section 7.02, as applicable, for the benefit of the terminating Party has not been or cannot be fulfilled or satisfied prior to the date that is forty-five (45) calendar days following the date of this Agreement and has not been waived by the terminating Party, provided, however that the terminating Party shall not be responsible for the failure of such condition to be satisfied;

(e) by Buyer or Sellers, if Sellers (i) determine in the exercise of their fiduciary duties that an Alternative Transaction constitutes the "highest and best" bid at the Auction, takes any overt action to seek or support Bankruptcy Court approval of an Alternative Transaction, or takes any overt action to seek or support a plan under Chapter 11 of the Bankruptcy Code that contemplates the sale or retention of the Acquired Assets in a manner substantially inconsistent with the terms of this Agreement or (ii) executes and delivers an agreement or understanding of any kind with respect to an any of the items described in the foregoing clause (i); provided, however that, in the event Buyer is the Backup Bidder (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order), Buyer may not terminate this Agreement pursuant to this Section 8.01(e) until the earlier of (A) two (2) Business Days after the closing of the transaction(s) pursuant to which all of the Acquired Assets that were subject to such Backup Bid (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order) have been transferred to one or more Qualified Bidders (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order) pursuant to the Bid Procedures attached to the Bidding Procedures Order, and (B) fifteen (15) calendar days after the date of the conclusion of the Auction;

(f) by Buyer if: (i) the Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Buyer is not entered on or before the date that is twenty (20) calendar days following the date of this Agreement, or is stayed reversed, amended or vacated, (ii) the Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Buyer, has not been entered within forty-five (45) days after the entry of the Bidding Procedures Order, or if after such entry, such Sale Order has not, within fifteen (15) days after its entry, become a Final Order, or (ii) if, prior to the Closing Date, Seller's case is converted to a case under Chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed in the Bankruptcy Case or the Bankruptcy Case is dismissed or if a motion is filed by Seller seeking any of the foregoing; or

(g) by Buyer or Seller on any day on or after the second Business Day following the date on which the Sale Order becomes a Final Order if the Closing shall not have been consummated by such date (or by such later date as shall be mutually agreed to by Buyer and Seller in writing), unless the Closing has not occurred due to a material failure of the terminating Party to perform or observe its covenants or obligations as set forth in this Agreement required to be performed or observed by it on or before the Closing Date.

8.02 Breakup Fee and Expense Reimbursement.

(a) Seller shall immediately have the obligation to pay Buyer the Breakup Fee and the Expense Reimbursement, upon the first to occur of the following:

(i) Buyer terminates this Agreement pursuant to Section 8.01(c) or Section 8.01(d) (if the inability to satisfy the condition is a result of a material breach by Sellers); or

(ii) Buyer or Sellers terminates this Agreement pursuant to Section 8.01(e) (provided that, subject to Section 8.02(b), the Breakup Fee and Expense Reimbursement shall be payable upon consummation of an Alternative Transaction and satisfied out of the proceeds of such Alternative Transaction).

(b) The Breakup Fee and the Expense Reimbursement payable pursuant to this Section 8.02 shall be a super-priority administrative expense claim senior to all other administrative expense claims of Seller under Section 364(c)(1) of the Bankruptcy Code, other than the super-priority claims and the carve-out granted under the Cash Collateral Order or the DIP Facility.

8.03 Effect of Termination or Breach. If this Agreement is terminated in accordance with Section 8.01, all obligations of the Parties hereunder shall terminate, except (i) for this Section 8.03 and (ii) for the provisions of Sections 8.02 (Breakup Fee and Expense Reimbursement),10.01 (Survival), 10.02 (Expenses), 10.05 (Notices), 10.08 (Submission to Jurisdiction), 10.09 (Governing Law), 10.10 (Binding Nature; Assignment), 10.11 (No Third Party Beneficiaries), 10.12 (No Strict Construction), 10.13 (Public Announcements), 10.14 (Entire Understanding) and 10.16 (Conflict Between Transaction Documents) and each of provisions set forth in (i) and (ii) above shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any Party from Liability for (i) any breach by such Party that occurs prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement or (ii) any breach by such Party of its covenants or agreements that survive the Closing in accordance with their respective terms.

ARTICLE 9

POST-CLOSING COVENANTS

9.01 Joint Post-Closing Covenants of Buyer and Seller. Subject to the occurrence of the Closing, Buyer and Sellers jointly covenant and agree that, from and after the Closing Date, Buyer and Sellers will each use reasonable efforts to cooperate with each other in connection with (a) any Proceeding involving the other Party relating to the preparation of an audit of any Tax Return of Sellers or Buyer (or its designated Affiliate(s)) for all periods prior to or including the Closing Date, (b) any audit of Buyer (or its designated Affiliate(s)) and/or any audit of Sellers with respect to the sales, transfer and similar Taxes imposed by the Laws of any state or political subdivision thereof, relating to the transactions contemplated by this Agreement and (c) the Bankruptcy Case and all Proceedings related thereto. In furtherance hereof, Buyer and Sellers further covenant and agree to promptly respond to all reasonable inquiries related to such matters and to provide, to the extent reasonably possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith. All costs and expenses incurred in connection with this Section 9.01 referred to herein shall be borne by the Party who is subject to such action or requesting such assistance.

9.02 Limited Power of Attorney; Collections. Subject to the occurrence of the Closing, each Seller hereby irrevocably appoints, effective as of the Closing, Buyer (or its designated Affiliate(s)) and its successors, agents and assigns as Seller's true and lawful attorney, in Seller's name, place and stead, with power of substitution, to take any action and to execute any instrument which Buyer may deem necessary or advisable to fulfill Seller's obligations or rights under, or to accomplish the purposes of, this Agreement, including, without limitation: (a) to demand and receive any and all Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same; (b) to institute, prosecute, defend, compromise and/or settle any and all Proceedings with respect to the Acquired Assets and the Assumed Obligations; (c) to endorse and cash and/or deposit in an account of Buyer any and all checks or drafts received on account of any Receivables; (d) to make any filings required to transfer any Seller Intellectual Property Assets or any other Acquired Assets; (e) to receive and open all mail, packages and other communications addressed to Seller and relating to the Business; and (f) in the name of Seller or otherwise, to collect all Receivables for its own account. The foregoing power of attorney is a special power of attorney coupled with an interest and is irrevocable. Seller shall promptly deliver to Buyer any cash, checks or other property that Seller may receive after the Closing in respect of any accounts, notes and credit card receivables or other asset constituting part of the Acquired Assets.

9.03 Post-Closing Operation of Seller; Name Changes. Promptly after the Closing, each Seller shall take all necessary action to change its name to a name bearing no resemblance to the names set forth on the signature pages to this Agreement and will file such documents as are necessary to reflect such name change in the State of Delaware, the State of Arizona, the relevant government offices in Novia Scotia and Mexico and the other jurisdictions where such Seller is qualified to do business as a foreign entity. Each Seller agrees to promptly notify Buyer of such name change and the name chosen by it. Notwithstanding the foregoing, Sellers may refer to "GameTech" as a former name for legal and noticing purposes in the Bankruptcy Case and other legal documents.

9.04 Tax Matters. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a schedule allocating the Purchase Price (and any other items that are required for federal income tax purposes to be treated as part of the purchase price) among the Acquired Assets in accordance with the requirements of Section 1060 of the IRC (such schedule, the "Purchase Price Allocation"). Buyer (or its designated Affiliate(s)) and Seller shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the Purchase Price Allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any Governmental Authority or any other Proceeding). Buyer and Seller shall cooperate in the filing of any forms (including Form 8594 under Section 1060 of the IRC) with respect to such Purchase Price Allocation.

9.05 [Intentionally Omitted]

9.06 Personally Identifiable Information. Buyer shall honor and observe, in connection with the transactions contemplated by this Agreement, any and all applicable Laws prohibiting the transfer of personally identifiable information about individuals and otherwise comply with the requirements of Section 363(b)(1)(A) of the Bankruptcy Code.

9.07 Sellers' Access to Books and Records. From and after the Closing Date, Buyer shall provide on a confidential basis to the tax accountants of Sellers copies of such records acquired pursuant to this Agreement, in existence as of the Closing, that are required to enable such tax accountants to prepare Tax filings or reports regarding Sellers' ownership of the Acquired Assets prior to the Closing or the conduct of the Business prior to the Closing.

9.08 Bulk Sales. To the greatest extent permitted by applicable Law, Buyer and Sellers hereby agree to waive compliance with the terms of any bulk sales or similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. From and after the Closing, Buyer shall indemnify and hold Sellers harmless from and against any liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of (i) the parties' failure to comply with any such bulk sales Laws in connection with the consummation of the transactions contemplated by this Agreement or (ii) any action brought or levy made as a result of such failure to so comply with any such bulk sales Laws in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE 10

MISCELLANEOUS

10.01 Survival. Except only as provided in the second sentence of this Section 10.01, the representations and warranties contained in ARTICLE 3 and ARTICLE 4 of this Agreement and/or in any certificate or other document or instrument executed pursuant hereto (other than the FIRPTA Certificate) shall not survive the Closing and shall, upon the Closing, automatically lapse and cease to be of any further force or effect whatsoever, and neither Sellers nor Buyer nor any of their respective officers, directors, agents, representatives or affiliates shall have any liability to the other under this Agreement or any document or certificate delivered pursuant to this Agreement at any time after the Closing with respect to such representations and warranties, other than for intentional misrepresentation or fraud. Notwithstanding the foregoing, each of the covenants and obligations of Buyer and Sellers in this Agreement and in the other Transaction Documents shall survive the Closing in accordance with their respective terms.

10.02 Expenses. Except as otherwise expressly provided herein, each Party hereto shall bear its own costs and expenses, including attorneys' fees, with respect to the transactions contemplated by this Agreement.

10.03 Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument duly executed by both Sellers and Buyer.

10.04 Further Assurances. Buyer and Sellers each agrees (a) to furnish upon request to each other Party such further information, (b) to execute and deliver to each other Party such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

10.05 Notices. Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy, email or other wire transmission (with answer back confirmation of such transmission, and, if sent by email, provided that a copy of such notice, request or instruction or other document be sent by overnight delivery), (c) upon delivery, if delivered by a nationally known commercial courier service providing next day delivery service (such as Federal Express), or (d) upon delivery, or refusal of delivery, if deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid:

TO SELLERS:

GameTech International, Inc.
8850 Double Diamond Parkway
Reno, Nevada 89521
Attn: James Robertson
Fax: (775) 850-6115
E-mail:jrobertson@gtiemail.com

with copies (which shall not constitute notice) to:

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attn: Matthew L. Hinker
Fax: (212) 801-6400
E-mail:hinkerm@gtlaw.com

TO BUYER:

YI GT Acquisition, Inc.
9101 W. Sahara Avenue, Suite 105-B25
Las Vegas, Nevada 89117
Attention: Treasurer
Telephone: (702) 286-8682
Facsimile: (702) 798-4050

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304-1018
Attn: Timothy J. Harris
Fax: (650) 251-3781
E-mail:tharris@mofo.com

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

10.06 Waivers. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing by Sellers in the case of a waiver by Sellers, or Buyer, in the case of any waiver by Buyer, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.07 Counterparts and Execution. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

10.08 SUBMISSION TO JURISDICTION. THE PARTIES HERETO HEREBY AGREE THAT ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, SUITS, AND PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE FILED AND MAINTAINED ONLY IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURT.

10.09 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada (without regard to its principles of conflicts of laws that would result in the application of the laws of any other jurisdiction to the rights and obligations of the Parties under this Agreement).

10.10 Binding Nature; Assignment. Subject to approval of the Bankruptcy Court, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without prior written consent of the other Party (which shall not be unreasonably withheld or delayed); except that (a) Buyer may assign any of its rights and obligations hereunder to any Affiliate or Subsidiary of Buyer (whether wholly owned or otherwise) and, following the Closing, in whole or in part to any successor-in-interest to any Person acquiring all or any portion of the Business or the Acquired Assets; (b) the rights and interests of Sellers hereunder may be assigned to a trustee appointed under Chapter 11 or Chapter 7 of the Bankruptcy Code; (c) this Agreement may be assigned to any entity appointed as a successor to Sellers pursuant to a confirmed plan under Chapter 11 of the Bankruptcy Code; and (d) as otherwise provided in this Agreement. Sellers hereby agree that the terms of this Agreement shall be binding upon any subsequent trustee appointed under Chapter 11 or Chapter 7 of the Bankruptcy Code.

10.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of Buyer (or its designated Affiliate(s)) and Sellers and nothing contained herein, express or implied, is intended to confer on any Person other than the Parties hereto or their successors and permitted assigns, any rights, remedies, obligations, Claims, or causes of action under or by reason of this Agreement.

10.12 No Strict Construction. Buyer and Sellers participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer and Sellers and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.13 Public Announcements. Except as required by this Agreement or Law or as required or appropriate in connection with the Bankruptcy Case, neither Sellers nor Buyer shall issue any press release or public announcement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party hereto relating to the contents and manner of presentation and publication thereof, which approval will not be unreasonably withheld, delayed or conditioned. Prior to making any public disclosure required by applicable Law outside of Bankruptcy Court filings, Sellers shall give Buyer a copy of the proposed disclosure and reasonable opportunity to comment on the same and shall use its commercially reasonable efforts to include Buyer's comments in such public disclosure. For purposes of clarity, the reference to "applicable Law" in the preceding sentence does not include filings in the Bankruptcy Case.

10.14 Entire Understanding. This Agreement, the other Transaction Documents and the Exhibits, Appendices, and Schedules (a) set forth the entire agreement and understanding of the Parties hereto in respect to the transactions contemplated by this Agreement, (b) supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, and (c) are not intended to confer upon any other Person any rights or remedies hereunder, except as expressly set forth in this Agreement.

10.15 Closing Actions. All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent, and none shall be effective unless and until all are effective (except to the extent that the Party hereto entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing).

10.16 Conflict Between Transaction Documents. The Parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other Transaction Document, this Agreement shall govern and control. In the event of any conflict between this Agreement and the Sale Order, the Sale Order shall govern.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first above written.

BUYER:
YI GT ACQUISITION, INC.

By: ______________________
Yuri Itkis, President

TRUST:
YURI ITKIS GAMING TRUST OF 1993

By: ______________________
Yuri Itkis, Trustee

SELLERS:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORP.

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

[Signature page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first above written.

BUYER:
YI GT ACQUISITION, INC.

By:____________________________
Yuri Itkis, President

TRUST:
YURI ITKIS GAMING TRUST OF 1993

By:____________________________
Yuri Itkis, Trustee

SELLERS:
GAMETECH INTERNATIONAL, INC.

____
By: ANDREW E. ROBINSON
Name:
Title: CFO SR. VP.

GAMETECH ARIZONA CORP.

____
By:
Name: ANDREW E. ROBINSON
Title: PRESIDENT

GAMETECH CANADA CORP.

____
By:
Name: ANDREW E. ROBINSON
Title: PRESIDENT

GAMETECH MEXICO S. DE R.L. DE C.V.

[Signature page to Asset Purchase Agreement]

By:
Name: Andrew E. Robinson
Title: President

APPENDIX A

"Acquired Assets" has the meaning set forth in Section 2.01(a).

"Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

"Affiliated Group" means an affiliated group as defined in Section 1504 of the IRC (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which any of the Sellers is or has been a member.

"Agreement" means this Asset Purchase Agreement, including all the Schedules, Exhibits and Appendices hereto, as the same may be amended, modified or waived from time to time in accordance with its terms.

"Alternative Transaction" means any transaction, sale, or plan of reorganization or liquidation accepted by Sellers as being the highest and best offer pursuant to the Bidding Procedures Order, or otherwise, whereby all or a material portion of the Business is purchased by, or otherwise conveyed to or controlled by, a Person other than Buyer and/or one or more of its Affiliates.

"Assignment and Assumption" has the meaning set forth in Section 2.08(b).

"Assignment Consent" has the meaning set forth in Section 2.05.

"Assumed Executory Contracts" has the meaning set forth in Section 2.01(a)(viii).

"Assumed Obligations" has the meaning set forth in Section 2.03(a).

"Auction" means the auction conducted by Sellers pursuant to the Bidding Procedures Order for substantially all of the Acquired Assets.

"Bankruptcy Cases" has the meaning set forth in the recitals.

"Bankruptcy Code" has the meaning set forth in the recitals.

"Bankruptcy Court" has the meaning set forth in the recitals.

"Bankruptcy Court Orders" means the Sale Order, the Bidding Procedures Order, and any other order of the Bankruptcy Court which is binding upon the Sellers..

"Bidding Procedures Order" has the meaning set forth in Section 5.04(a).

"Bingo Business" has the meaning set forth in the recitals.

"Books and Records" has the meaning set forth in Section 2.01(a)(ix).

"Breakup Fee" has the meaning set forth in Section 5.05(a).

"Budget" means that certain line item budget of cash expenditures by Seller set forth in, and subject to the limitations set forth in, the Cash Collateral Order or the Order approving the DIP Facility.

"Business" has the meaning set forth in the recitals.

"Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in the States of New York, Nevada or California.

"Business License Agreement" means (i) any Contract pursuant to which any Person other than Sellers are purportedly authorized to use (or is otherwise purportedly granted any license, covenant not to sue, immunity or other right with respect to) any Intellectual Property Right or Technology owned by Sellers and which Contract is used in, or is otherwise useful or necessary for the conduct of, the Business as currently conducted and/or as planned to be conducted by Sellers, and (ii) any Contract pursuant to which Sellers are purportedly authorized to use (or is otherwise purportedly granted any license, covenant not to sue, immunity or other right with respect to) any Intellectual Property Right or Technology owned by any third Person and which Contract is used in, or is otherwise useful or necessary for the conduct of, the Business as currently conducted and/or as planned to be conducted by Sellers.

"Buyer" has the meaning set forth in the preamble.

"Buyer Disclosure Schedule" has the meaning set forth in the first paragraph of ARTICLE 4.

"Cash Collateral Order" means that certain *Second Interim Order (A) Authorizing Debtors to (I) Use Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Provide Adequate Protection Pursuant to 11 U.S.C. §§ 361, 362, 363, and 507 and (B) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001* entered by the Bankruptcy Court on July 18, 2012, as the same may be amended or supplemented, together with any subsequent or final order concerning the Buyer's use of cash collateral.

"Cash Purchase Price" has the meaning set forth in Section 2.06(a).

"Chapter 5 Claims" has the meaning set forth in Section 2.06(a)(xi).

"Claim" has the meaning set forth in Section 101(5) of the Bankruptcy Code.

"Closing" has the meaning set forth in Section 2.07.

"Closing Date" has the meaning set forth in Section 2.07.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

"Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

"Contract" means any agreement, contract, commitment or other binding arrangement or understanding, whether written or oral, to which any Seller is a party.

"Confidentiality and Non-Disclosure Agreement" means the Confidentiality and Nondisclosure Agreement, effective July 13, 2012, previously executed by Buyer and Sellers.

"Deposits and Advances" has the meaning set forth in Section 2.01(a)(vii).

"Dollars" or "$" means dollars of the United States of America.

"DIP Facility" means that certain secured, super-priority debtor-in-possession credit agreement among Sellers (as Borrower) and Buyer (as Lender).

"DIP Obligations" means all obligations that remain outstanding as of immediately prior to the Closing under the DIP Facility (including, without limitation, all principal, interest, costs, fees and expenses under the DIP Facility).

"Effective Time" means, unless otherwise agreed to by Buyer and Sellers, 11:59 p.m. Las Vegas, Nevada time on the Closing Date.

"Encumbrances" means, to the extent not considered a Lien, a security interest, pledge, hypothecation, mortgage, or encumbrance, other than any licenses of Intellectual Property.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations thereunder.

"ERISA Affiliate" means any other Person under common control with Sellers within the meaning of Section 414 (b), (c), (m) or (o) of the IRC.

"Estimated Cure Cost" has the meaning set forth in Section 2.01(c).

"Excluded Assets" has the meaning set forth in Section 2.02.

"Excluded Liabilities" has the meaning set forth in Section 2.04.

"Expense Reimbursement" has the meaning set forth in Section 5.04(a).

"Final Cure Costs" has the meaning set forth in Section 2.03(a)(ii).

"Final Order" means an Order as to which the time to file an appeal, a motion for rehearing or reconsideration or a petition for writ of certiorari has expired and no such appeal, motion or petition is pending.

"GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time and consistently applied and maintained throughout the periods indicated.

"Gaming Authorities" means any governmental authorities having regulatory authority over the gaming activities of the Business.

"Gaming Regulations" means any rule or regulation of the Gaming Authorities necessary for or relating to the activities relating to the Business.

"General Assignment and Bill of Sale" has the meaning set forth in Section 2.08(a).

"Governmental Approval" means any: (a) Permit, license, certificate, concession, approval, Consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law including the Gaming Authorities; or (b) right under any Contract with any Governmental Authority including the Gaming Authorities.

"Governmental Authority" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

"Intellectual Property Rights" means any intellectual property rights, including, without limitation, rights in or arising out of patents, patent applications, copyrights, copyright registrations, applications for copyright registrations, mask works, mask work registrations, applications for mask work registrations, trade secrets, trademarks, service marks, collective marks, certification marks, registrations therefor and applications for registrations therefor, trade names, and trade dress.

"Interest" means an "interest" as that term is used in Bankruptcy Code Section 363(f).

"Inventory" has the meaning set forth in Section 2.01(a)(iii).

"IRC" means the United States Internal Revenue Code of 1986, as amended.

"Knowledge of Sellers" means the knowledge of a particular fact or other matter, which Seller shall be deemed to have if (a) any executive officer of Seller is actually aware of such fact or other matter; or (b) that knowledge should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of such Person who would reasonably be expected to have actual knowledge of the matters in question.

"Law" means any law, statute, regulation, ruling, or Order of, administered or enforced by or on behalf of, any Governmental Authority, or common law.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

"Lien" or "Liens" means any lien (statutory or otherwise), hypothecation, encumbrance, Liability, security interest, interest, mortgage, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, right of recovery, Tax (including foreign, federal, state and local Tax), Order of any Governmental Authority, of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

"Material Adverse Effect" means any event, condition, development or effect that individually or in the aggregate with all other events, changes, conditions, developments and effects, is or is reasonably likely to be materially adverse to (a) the Business, the Acquired Assets or the Assumed Obligations or (b) the ability of Sellers to perform its obligations under this Agreement; provided, however, that the commencement of the Bankruptcy Cases and the procedures and orders related thereto shall be deemed in and of itself to not constitute and shall not be taken into account in determining whether there has been or will be a Material Adverse Effect unless such procedures or orders in the Bankruptcy Case are directly and materially adverse to Buyer.

"Material Contracts" has the meaning set forth in Section 3.07.

"Non-Assignable Asset" has the meaning set forth in Section 2.05.

"Open Source" means software or similar subject matter which is distributed as "open source software" or under any license or arrangement that (whether by covenant, by condition or otherwise) (i) requires or purports to require the distribution of or access to source code or similar materials or (ii) restricts or purports to restrict the ability to charge for distribution or use of software (including software or similar subject matter distributed under the GNU General Public License, GNU Lesser General Public License, BSD License, MIT License, Common Public License and other licenses approved as open source licenses by the Open Source Initiative).

"Order" means any decree, order, injunction, rule, judgment, consent of or by any Governmental Authority.

"Ordinary Course of Business" means the operation of the Business by Sellers in the usual and ordinary course in a manner substantially similar to the manner in which Sellers operated, consistent with past practice prior to the date hereof, subject to any obligations as a debtor under the Bankruptcy Code or any order of the Bankruptcy Court.

"Owned Seller Intellectual Property Assets" means all Seller Intellectual Property Assets that any Seller owns or claims or purports to own. Owned Seller Intellectual Property Assets includes, without limitation, the Registered Seller Intellectual Property.

"Parties" means Buyer and Sellers and "Party" means Buyer or Sellers as the context requires.

"Permitted Liens" means Liens and Encumbrances that will be released and/or discharged pursuant to the Sale Order.

"Permits" means licenses, permits, approvals, certificates of occupancy, authorizations, operating permits, registrations, plans and the like.

"Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or natural person.

"Personal Property" has the meaning set forth in Section 2.01(a)(v).

"Petition Date" has the meaning set forth in the recitals.

"Potential Assumed Executory Contracts" has the meaning set forth in Section 2.01(b).

"Proceeding" means any claim, charge, complaint, dispute, demand, action, investigation, inquiry, audit, suit in equity or at Law, administrative, regulatory or quasi-judicial proceeding, arbitration, account, contribution, and/or other causes of action of whatever kind or character.

"Purchase Price" has the meaning set forth in Section 2.06.

"Purchase Price Allocation" has the meaning set forth in Section 9.04.

"Receivables" has the meaning set forth in Section 2.01(a)(ii).

"Registered Seller Intellectual Property" means all (a) patents and patent applications, (b) registered trademarks, service marks, collective marks, and certification marks, and applications for registration therefor, (c) copyright registrations and applications for copyright registrations, (d) mask work registrations and applications for mask work registrations and (e) domain names, in each case that are owned by or registered in the name of any Seller.

"Rule" or "Rules" means the Federal Rules of Bankruptcy Procedure.

"Sale Hearing" means the hearing of the Bankruptcy Court to approve this Agreement and the transactions contemplated by this Agreement.

"Sale Motion" has the meaning set forth in Section 5.05(a).

"Sale Order" has the meaning set forth in the recitals.

"Schedules" means the schedules attached hereto (including the Seller Disclosure Schedule and the Buyer Disclosure Schedule).

"Seller"or "Sellers" has the meaning set forth in the preamble.

"Seller Claims" has the meaning set forth in Section 2.01(a)(xi).

"Seller Disclosure Schedule" has the meaning set forth in the first paragraph of ARTICLE 3.

"Seller Employee Benefit Plan" means each written plan, program, policy, practice, agreement or other arrangement, that is maintained, contributed to, sponsored or provided by

Seller or an ERISA Affiliate for the benefit of any current or former employees or consultants or with respect to which Seller or an ERISA Affiliate may have any Liability with respect to any current or former employees or consultants providing for compensation, bonus payments, incentive compensation, severance, retention payments, change in control payments, termination pay, pension benefits, retirement benefits, deferred compensation, performance awards, stock or stock-related awards, fringe benefits (including health or other medical, dental, vision, life, disability, sabbatical, accidental death and dismemberment or other insurance benefits), or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of Title I of ERISA.

"Seller Intellectual Property Assets" means all Intellectual Property Rights and Technology that are used in, or held for use in, the Business, including any Intellectual Property Rights and Technology incorporated into or otherwise used in connection with any Seller Products.

"Seller Products" means all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided (or planned to be manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided) by or for Sellers (including all versions and releases thereof, whether already distributed or provided, under development, planned or otherwise), together with any related materials, information or data, including customer information, the names, numbers (e.g., part numbers) and packaging associated with such products and services.

"Subsidiary" means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

"Tax" and, with correlative meaning, "Taxes" mean with respect to any Person (a) all federal, state, local, county, foreign and other taxes, assessments or other government charges, fees, imposts or levies, including any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, *ad valorem*, value added, transfer, capital stock, franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, backup withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, inventory, unclaimed property, environmental or windfall profit tax, custom

duty or other tax, or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, fine, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, (b) Liability for the payment of any amounts of the type described in clause (a) above relating to any other Person as a result of being party to any tax sharing, tax indemnity or tax allocation agreement with such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person, or (c) Liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

"Tax Return" means any written or electronic report, return, declaration, certificate, claim for refund or other information or statement filed or required to be filed relating to Taxes, including any schedules or attachments thereto and any amendments thereof.

"Technology" means any algorithms, confidential or proprietary information or data, designs, discoveries, domain names, formulae, ideas, inventions, know-how, logos, methods, models, names, processes, research, software, techniques, technology, works of authorship, and general intangibles of like nature, whether patentable or unpatentable and whether or not reduced to practice.

"Third Party" means any Person other than Sellers, Buyer or any of their respective Affiliates.

"Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated by this Agreement.

"Transferred Contractors" has the meaning set forth in Section 6.01.

"Transferred Employees" has the meaning set forth in Section 6.01.

"VLT Business" has the meaning set forth in the recitals.

EXHIBIT A

FORM OF SALE ORDER

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS

See attached

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Bingo South	Charitable		Alaska Computer Geeks	2234 Stock Dale Cir.		Anchorage	AK	99515	09/26/11	09/26/13
Gold Cache	Charitable		Alaska Computer Geeks	110 East Fireweed Lane		Anchorage	AK	99503	07/30/09	07/30/12
Kenai Peninsula Hockey Assoc.	Charitable		Alaska Computer Geeks	lucky Puck 405 Overland	Suite 104	Kenai	AK	99611	08/03/07	08/03/12
Old Town Bingo	Charitable		Alaska Computer Geeks	P O Box 318		Kenai	AK	99611	12/07/06	12/07/12
Player's Choice Bingo	Charitable		Alaska Computer Geeks	P.O.Box 140714		Anchorage	AK	99514	01/20/10	01/20/13
Soldotna Little League Bingo	Charitable	c/o Lamb, Tuter and Wagner CPA	Alaska Computer Geeks	189 S Binkley St. Ste. 201		Soldotna	AK	99669	01/18/07	01/18/12
Sun'aq Tribal Bingo	Tribal		Alaska Computer Geeks	312 West Marine Way		Kodiak	AK	99615	09/21/10	09/21/13
Valley Bingo	Charitable		Alaska Computer Geeks	750 North Marcell Loop		Palmer	AK	99645	12/01/11	12/01/14
Anniston Army Depot (AL)	Military		Roy Bingo Supplies	NAF Financial Services	P.O. Box 6111	Texarkana	TX	75505-6111	02/01/11	01/31/12
Elks Lodge #79 (AL)	Charitable		Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	08/01/07	08/01/12
Mt. Tabor Association	Casino/For Profit		Roy Bingo Supplies	88 Goel Rd.		Birmingham	AL	35244	08/03/07	08/03/12
Redstone Club-Challenger	Military		Roy Bingo Supplies	Att. Terri Luker	Building 1500	Redstone Arsenal	AL	35898	10/10/02	11/30/12
Redstone Lane	Military	(bowling)	Roy Bingo Supplies	Att. Terri Luker	Building 1500	Redstone Arsenal	AL	35898	02/17/12	01/31/13
Cocopah Casino Bingo	Tribal		Cactus Bingo Supply	ATTN : Finance Dept	15318 S. Avenue B	Somerton	AZ	85350	05/05/08	05/05/12
32nd Street	Military	Navy Region Southwest	E. Insured Promotions, Inc.		2375 Recreation Way Bldg 3303	San Diego	CA	91236-5518	08/21/06	09/30/12
Clovis Bingo Hall	Casino/For Profit	Buchanan Bear Bingo		PO Box 1578		Clovis	CA	93613	11/14/11	11/14/13
Clovis Bingo Hall	Casino/For Profit	Timberwolves Boosters		2040 N. Leonard		Clovis	CA	93610	11/14/11	11/14/13
Clovis Bingo Hall	Casino/For Profit	San Joaquin Panther Pride		1438 N. Fresno Street		Fresno	CA	93703	11/14/11	11/14/13
Clovis Bingo Hall	Casino/For Profit	Clovis Jr Soccer League Bingo		80 W. Bullard Avenue Ste 108		Clovis	CA	93612	11/14/11	11/14/13
Coronado Bingo	Military	NS Coronado/North Island	E. Insured Promotions, Inc.		2375 Recreation Way Bldg 3303	San Diego	CA	91236-5518	12/21/06	09/30/12
Gold Country Casino	Tribal			Attn: Accounting Dept	4020 Olive Highway	Oroville	CA	95966	10/06/08	10/06/12
Port Hueneme	Military	Navy Region Southwest	E. Insured Promotions, Inc.		2375 Recreation Way Bldg 3303	San Diego	CA	91236-5518	02/03/09	09/30/12
Soboba Casino	Tribal		Ameritus	Attn: Accounts Payable	P.O. Box 817	San Jacinto	CA	92581	03/18/08	03/18/13
Table Mountain Casino	Tribal		Ameritus	P.O. Box 445		Friant	CA	93626	07/31/07	07/31/12
UCP of Greater Sacramento	Charitable		Ameritus	4350 Auburn Blvd		Sacramento	CA	95841	08/10/10	08/10/13
Bingo Casino Hall	Casino/For Profit	Pueblo County Democratic	Colorado Bingo Supply		4109 Club Manor Dr	Pueblo	CO	81008	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	American Legion #2	Colorado Bingo Supply		701 West 9th St.	Pueblo	CO	81003	04/30/07	04/30/13
Bingo Casino Hall	Charitable	Elks Lodge #90	Colorado Bingo Supply		4109 Club Manor Dr	Pueblo	CO	81008	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	Father Powers Basketball	Colorado Bingo Supply		4109 Club Manor Dr	Pueblo	CO	81008	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	Nogares Gymnastic Boosters	Colorado Bingo Supply	Cindy Engle, Treasurer	29841 McMeekan Rd	Pueblo	CO	81006	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	St. Annes	Colorado Bingo Supply		4109 Club Manor Dr	Pueblo	CO	81008	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	Steel City Riding Club	Colorado Bingo Supply		4109 Club Manor Dr	Pueblo	CO	81008	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	St. Therese	Colorado Bingo Supply	1230 Sweetwater Road		Pueblo West	CO	81007	04/30/07	04/30/13
Bingo Casino Hall	Casino/For Profit	Eagle 4471	Colorado Bingo Supply		PO Box 7566	Pueblo West	CO	81007	04/30/07	04/30/13
Bingo Planet North	Casino/For Profit	Bootleggers Soccer Club		3527 W. 12th St.	Suite 105	Greeley	CO	80634	08/06/08	08/06/12

Customer Agreements

Customer Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Bingo Planet North	Charitable	University High Booster Club			6525 W. 18th Street	Greeley	CO	80634	08/06/08	08/06/12
Bingo Planet North	Casino/For Profit	Red Man Bingo		302 Cherry Street		Ft Collins	CO	80521	08/06/08	08/06/12
DAV #30	Casino/For Profit	St. John Newman	Colorado Bingo Supply		P.O. Box 1502	Pueblo	CO	81002	08/12/08	08/12/12
DAV #30	Casino/For Profit	The Enlisted Assoc. Aux Ch #20	Colorado Bingo Supply		P.O. Box 3602	Pueblo	CO	81005	08/12/08	08/12/12
Loveland Bingo	Charitable	Ft. Collins Lions		3236 Pepperwood Lane		Fort Collins	CO	80525	08/06/08	08/06/12
Loveland Bingo	Casino/For Profit	NORCO Junior Volleyball		7395 Greendale RD		Windsor	CO	80550	08/06/08	08/06/12
Loveland Bingo	Casino/For Profit	Loveland Juniors Volleyball			1151 Eagle Drive #302	Loveland	CO	80537	08/06/08	08/06/12
Loveland Bingo	Charitable	Gym-kids Boosters Club		2026 Lowe Street		Fort Collins	CO	80525	08/06/08	08/06/12
Loveland Bingo	Casino/For Profit	Adoption Dreams Come True		316 W. Mulberry		Ft. Collins	CO	80521	08/06/08	08/06/12
Loveland Bingo	Casino/For Profit	Premier Volleyball		PO Box 270681		Ft Collins	CO	80527	08/06/08	08/06/12
Adventure Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
All American Bingo	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	08/28/11	08/28/12
Allure Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Enchantment of the Seas (RCC)	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Explorer of the Seas Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Freedom Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Goldmine Bingo (FL)	Casino/For Profit		Roy Bingo Supplies		113-B Industrial Blvd.	Pensacola	FL	32505	10/18/06	10/27/12
Jewel Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Liberty Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Lucky's Bingo (FL)	Casino/For Profit		Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	slidell	LA	70460	08/22/07	08/22/12
Lucky's Bingo Surfside	Casino/For Profit		Roy Bingo Supplies	Roy Bingo Supply	500 J. F. Smith Avenue	Slidell	LA	70460	08/15/11	08/15/13
Majesty Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Mariner Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Monarch Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Navigator Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S Powerline Road, Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Oasis of the Seas Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S Powerline Rd St C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Serenade Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S. Powerline Road Suite C	Deerfield Beach	FL	334428100	10/27/08	10/27/12
Voyager Cruise	Casino/For Profit		Allied Bingo Supplies	Allied Bingo Supplies	1520 S Powerline Road Suite C	Deerfield Beach	FL	33442-8100	10/27/08	10/27/12
Atlanta-Northlake BPOE 78 (GA)	Casino/For Profit		Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	01/07/08	01/07/13
F.O.E #714	Casino/For Profit	Fraternal Order of Eagles-Man	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	10/20/11	10/20/12
F.O.E #714	Casino/For Profit	Fraternal Order of Eagles- AUX	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	10/20/11	10/20/12
Moose Lodge #1503	Charitable	Griffin #1503 Man	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	02/08/07	02/08/13
Moose Lodge #1503	Charitable	Griffin #1503 Ladies Aux	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	02/08/07	02/08/13
Robins AFB Bingo (GA)	Military		Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenu	Slidell	LA	70460	09/27/07	09/27/12
Union City Elks #1617 - GA	Casino/For Profit		Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	01/15/08	01/15/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
VFW #4706	Casino/For Profit	Men's	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	06/03/08	06/03/13
VFW #4706	Casino/For Profit	Auxiliary	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	06/03/08	06/03/13
VFW #9449	Casino/For Profit	Men	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	12/06/07	12/06/12
VFW #9449	Casino/For Profit	Ladies	Roy Bingo Supplies	Roy Bingo Supplies	500 J. F. Smith Avenue	Slidell	LA	70460	12/06/07	12/06/12
Coeur D'Alene Casino	Tribal				37914 S. Nukwalqw	Worley	ID	83876	10/03/08	10/03/12
Angels in the Outfield	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	IL	44509	04/22/10	04/22/12
CHICAGO ROUTE - IL	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	OH	44509	04/22/10	04/22/12
European Center/CHICAGO ROUTE	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	OH	44509	04/22/10	04/22/12
FAC'S Illinois (Route Halls)	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Road	Youngstown	OH	44509	04/22/10	04/22/12
First Class -IL/CHICAGO ROUTE - IL	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	OH	44509	04/22/10	04/22/12
Lady of Mt. Carmel	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	OH	44509	04/22/10	04/22/12
Loyal Supports (Milk Pail)	Charitable		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	OH	44509	04/22/10	04/22/12
National Fire Safety Council	Charitable		Nannicola Distribution	3721 North Post Rd		Indianapolis	IN	46236	09/01/09	03/01/13
Amvets Post #78, Inc.	Charitable		Bingo Supplies Unlimited	Bingo Supplies Unlimited	P.O. Box 1559	Pikeville	KY	41502	04/22/09	04/22/13
Bingo Dome	Charitable		Bingo Supplies Unlimited	Bingo Supplies Unlimited	PO Box 1559	Pikeville	KY	41502	03/21/12	04/22/13
Bingo Shack (Prestonburg)	Charitable		Bingo Supplies Unlimited	Bingo Supplies Unlimited	P.O. Box 1559	Pikeville	KY	41502	07/08/11	07/08/14
Floyd County Bingo	Charitable		Bingo Supplies Unlimited	Bingo Supplies Unlimited	P.O. Box 1559	Pikeville	KY	41502	03/14/11	03/14/13
Kentucky Downs	Charitable		Lancaster Bingo Company	Lancaster Bingo Company	4500 Shepherdsville Rd	Louisville	KY	40218	04/27/09	04/27/13
Southland Bingo Hall	Charitable		Bingo Supplies Unlimited	Bingo Supplies Unlimited	P.O. Box 1559	Pikeville	KY	41502	03/29/10	03/29/13
Title Town Bingo	Casino/For Profit		Nannicola Distribution	Nannicola Distribution	2750 Salt Springs Rd	Youngstown	IL	44509	12/03/11	06/03/12
Lions Enterprises	Casino/For Profit		Hays Distributing	7401 Airline Drive		Metairie	LA	70003	12/06/07	12/06/12
Metro Bingo - Lafayette	Casino/For Profit		Hays Distributing	Hays Distributing	114 Live Oak Drive	Belle Chasse	LA	70037	08/04/11	08/04/12
The Bingo Center	Charitable	Louisiana All Star Baseball	Hays Distributing	12046 Justice Ave	Suite B	Baton Rouge	LA	70816	05/20/08	05/20/13
Knights of Columbus (MA)	Casino/For Profit			11 Bach Lane		South Hadley	MA	01075	07/11/08	07/11/12
Crescent Cities Jaycees Foundation Inc.	Charitable	Oxon Hill VFD		7000 Livingston Road		Oxon Hill	MD	20745	03/01/12	03/01/13
Optimist Club Bingo	Charitable				1920 Norfolk	Dunkirk	MD	20677	12/10/03	12/10/12
American Legion Post 207	Charitable		Lamson Family Enterprises		183 Bar Harbor	Trenton	ME	04605	07/14/08	07/14/12
American Legion Post 207	Charitable	Auxiliary	Lamson Family Enterprises		183 BarHarbo Rd	Trenton	ME	04605	07/14/06	07/14/12
South Portland Bingo Hall	Charitable		Lamson Family Enterprises	200 John Roberts Rd		South Portland	ME	04106	07/14/09	07/14/12
Dowagiac Moose 1508	Casino/For Profit		Blue Bay South	Blue Bay South	3520 Scheele Drive	Jackson	MI	49202	09/05/11	09/05/12
Fisher Hall (Advance)	Charitable		Advance Novelty, Inc.	Advance Novelty, Inc.	29199 Six Mile Road	Livonia	MI	48152	03/01/09	02/28/13
IOOF Lapeer	Charitable		Fraternal Enterprises, Inc.	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	09/21/10	02/28/13
K of C - Clarkston	Charitable		Fraternal Enterprises, Inc.	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	07/14/09	02/28/13
K of C - Taylor	Charitable		Fraternal Enterprises, Inc.	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	04/26/10	02/28/13
Knights of Columbus - Smith Cr	Charitable		Advance Novelty, Inc.	Advance Novelty, Inc.	29199 Six Mile Road	Livonia	MI	48152	03/01/09	02/28/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Lions of Bancroft	Charitable		Fraternal Enterprises, Inc	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	07/30/10	02/28/13
Lions of Lexington	Charitable		Fraternal Enterprises, Inc	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	07/30/10	02/28/13
Mother of God Church	Charitable		Advance Novelty, Inc.	Advance Novelty, Inc.	29199 Six Mile Road	Livonia	MI	48152	04/13/11	04/13/13
St. Joseph's Church (MI)	Charitable		Advance Novelty, Inc.	Advance Novelty, Inc.	29199 Six Mile Road	Livonia	MI	48152	03/01/09	02/28/13
Sterling Center	Charitable		Fraternal Enterprises, Inc.	Fraternal Enterprises	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	11/07/11	11/07/12
VFW #10704	Charitable		Blue Bay South	Blue Bay South	3620 Scheele Drive	Jackson	MI	49202	03/01/09	02/28/13
VFW Post 2272	Charitable		Fraternal Enterprises, Inc.	Fraternal Enterprises, Inc	1034 E Grand Blanc Rd	Grand Blanc	MI	48439	07/27/10	08/27/12
5 Star Bingo	Charitable	Fergus Falls AL Post 30	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
American Legion Post #65	Charitable	AL Post #65 Rosemount	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Bingo Emporium (MN)	Charitable	United Arts of Central MN	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Bingo Emporium (MN)	Charitable	Central MN Task Force for B W	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Bingo Emporium (MN)	Charitable	Dura Center	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Bingo Emporium (MN)	Charitable	Cathedral High School	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Carousel Bingo	Charitable	Brooklyn Park Babe Ruth League	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Fergus Falls VFW	Charitable	VFW Post #612	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Fridley VFW #363	Charitable		Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Joe & Stan's Bar	Charitable	St. Paul Festival & Heritage	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Medigans	Charitable	Maple Lake Lions	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Marian KC Bingo	Charitable	KofC of Bloomington	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Osakis VFW Hall	Charitable	Osakis VFW	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Pot O Gold	Charitable	Church of St. Katherine Ukrain	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Roseville Bingo	Charitable	Roseville Area Youth Hockey	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Roseville Bingo	Charitable	Midway Speed Skating Club, Inc	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Shooting Star/Golden Eagle	Tribal			P. O. Box 418		Mahnomen	MN	56557	10/01/11	10/01/12
St. Cloud Eagles	Charitable		Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/07	10/01/12
The Lock-Out	Charitable	Maple Grove Fire	Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/11	10/01/12
Two Harbors Moose	Charitable		Pull Tabs Plus	Pull Tabs Plus	7155 Commerce Circle West, #1	Fridley	MN	55432	10/01/07	10/01/12
American Legion Post 1776	Casino/For Profit		M & M Operators, Inc.	(Bingo Baby)	P.O. Box 1101	Cleveland	MS	38732	02/13/12	02/15/13
Bingo Bonanza	Casino/For Profit	Generus Stepping Stones	M & M Operators, Inc.	P.O. BOX 676		Nesbit	MS	38651	05/06/07	05/06/13
Bingo Depot - (MS)	Casino/For Profit		M & M Operators, Inc.	P. O. Box 720716		Byram	MS	39272	06/09/07	06/09/13
Bingo Rama - (MS)	Casino/For Profit		M & M Operators, Inc.	P. O. Box 59452		Jackson	MS	39284	09/17/07	09/17/12
Bingo Time - (MS)	Casino/For Profit		M & M Operators, Inc.	c/o Jessie Alford	8 Quail Cove	Clinton	MS	39056	05/06/08	05/06/13
Bingo World - MS	Casino/For Profit		M & M Operators, Inc.	1225 Sunset Drive		Grenada	MS	38901	04/29/07	04/29/13
Capital City Bingo	Casino/For Profit		M & M Operators, Inc.	326 Adelle St.		Jackson	MS	39202	04/30/08	04/30/13
Golden Triangle Bingo	Casino/For Profit		M & M Operators, Inc.	PO Box 828		Starkville	MS	39760	04/16/12	04/16/15

Customer Agreements

Customered Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Ita Bena Bingo	Casino/For Profit	Greenwood Community & Rec	M & M Operators, Inc.	P.O. Box 416		Greenwood	MS	38935	02/27/12	02/27/15
Magnolia Bingo - His Way, Inc.	Casino/For Profit		M & M Operators, Inc.	P.O. Box 3343		Ridgeland	MS	39158-3343	06/12/07	06/12/13
Mega Bucks Bingo	Casino/For Profit		M & M Operators, Inc.	7852 New Craft Rd		Olive Branch	MS	38654	06/07/10	06/07/13
Northpoint Bingo	Casino/For Profit	MS Community Education Center	M & M Operators, Inc.		PO Box 574	Iuka	MS	38852	11/16/10	11/16/12
Plaza Bingo (MS)	Casino/For Profit	Good Samaritan	M & M Operators, Inc	PO Box 4958		Jackson	MS	39296	01/21/07	01/21/13
Riverhills Bingo (MS)	Casino/For Profit		M & M Operators, Inc	895 Hwy 72	PO Box 1083	Iuka	MS	38852	02/13/12	02/13/15
Summit Bingo	Casino/For Profit	MS Lifeline	M & M Operators, Inc	P.O. Box 1152		McComb	MS	39649	04/04/07	04/04/13
Tishomingo Bingo	Casino/For Profit		M & M Operators, Inc	2256 HWY 25 South		Iuka	MS	38852	12/04/06	12/04/12
Tri-County Bingo	Casino/For Profit		M & M Operators, Inc	7 Lakeland Circle	Suite 600	Jackson	MS	39216	04/29/07	04/29/13
VFW Post #5393	Casino/For Profit		M & M Operators, Inc	1497 Hwy 13		So. Columbia	MS	39429	04/29/07	04/29/13
Siyeh Development, Inc.	Tribal	Glacier Peaks			P.O. Box 1450	Browning	MT	59417	05/02/08	05/02/13
New River Air Station	Military	SNCO		ATTN: MCPT	P.O. Box 4128	Jacksonville	NC	28540	01/29/11	11/30/12
New River Air Station	Military	E Club		ATTN: MCPT	P.O. Box 4128	Jacksonville	NC	28540	01/29/11	11/30/12
Big Daddy's/DHI	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Bingo Palace - North Dakota	Charitable		Plains Gaming Distributing	C/O Plains Gaming	P.O. Box 101	Fargo	ND	58107	02/05/10	02/05/13
Bingo Rama	Charitable		Plains Gaming Distributing	C/O Plains Gaming	P.O. Box 101	Fargo	ND	58107	02/05/10	02/05/13
Capri	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	06/16/11	05/16/13
Charlie Brown's/DHI	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Chips Casino NDAD	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Dakota Sky/Prairie Public	Charitable		Plains Gaming Distributing	C/O Plains Gaming	P.O. Box 101	Fargo	ND	58107	02/05/10	02/05/13
El Roco	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Grain Hopper	Charitable	NDAD	Plains Gaming Distributing	C/O Plains Gaming	PO Box 101	Fargo	ND	58107	02/05/10	02/05/13
Joe Backs/Development Homes Inc.	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Johnny's	Charitable	Citizens Assistance Program	Plains Gaming Distributing	C/O Plains Gaming	P.O. Box 101	Fargo	ND	58107	02/05/10	02/05/13
Kelly's Bar/DHI	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Lotta's/Devil's Lake Youth Activities Assoc.	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Prez End of the Line/Devil's Lake Youth A.A.	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Rumors/DHI	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Sky Dancer/Turtle Mountain	Tribal		Plains Gaming Distributing	P.O. Box 1449		Belcourt	ND	58316	09/21/10	09/21/13
Spirit Lake Casino	Tribal		Plains Gaming Distributing	7889 Highway 57		St. Michaels	ND	58370	05/08/08	05/08/13
Thirsty's/Devil's Lake Youth Act. Assoc.	Charitable	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58301	02/05/10	02/05/13
Walhalla Inn	Casino/For Profit	C/O Plains Gaming	Plains Gaming Distributing	P.O. Box 101		Fargo	ND	58107	02/05/10	02/05/13
Games People Play (RT 1)	Charitable		Games People Play (RT 1)		8410 K Street	Omaha	NE	68127-0784	02/15/08	02/15/13
Diamond Distributors, Inc.	Casino/For Profit		Diamond Distributors, Inc.	P.O. Box 1033		Meredith	NH	03253	04/01/10	04/01/13
Assumption Church	Charitable			143 First Street		Wood Ridge	NJ	07075	02/03/10	02/03/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Our Lady Queen of Peace	Charitable	Maywood		400 Maywood Ave.		Maywood	NJ	07607	07/22/10	07/22/12
Fire Rock Casino	Tribal		Cactus Bingo Supply	PO Box 1800		Church Rock	NM	87311	11/15/08	11/15/12
AVI Casino & Resort	Tribal		Cactus Bingo Supply	10000 Aha Macav Pkwy		Laughlin	NV	89029	09/12/08	09/12/12
Carson Nugget	Charitable			507 N Carson St		Carson City	NV	89701	02/26/11	02/26/14
NAS Fallon	Military			2375 Recreation Way	Bldg 3303	San Diego	CA	92136-5518	11/10/10	11/10/15
Sands Regency Bingo 2001	Charitable				345 N. Arlington Ave	Reno	NV	89501	05/16/06	05/16/13
Terrible's Hotel & Casino 01	Charitable				4100 Paradise Road	Las Vegas	NV	89169	02/18/10	02/18/13
Terrible's Town Casino 2001	Charitable	Golden Pahrump Town LLC		Attn: Accounts Payable	771 South Frontage Rd.	Pahrump	NV	89048	02/16/10	02/16/13
1st Hebrew Congregation	Charitable			1821 E. Main Street		Peekskill	NY	10566	03/16/11	09/16/12
231 St Hall Inc (NY)	Charitable			189 West 231 Street		Bronx	NY	10463	02/05/04	02/05/13
5th Avenue Hall	Charitable	Yeshiva Bias Isaac Zvi			1019 46th Street	Brooklyn	NY	11219	06/30/11	06/30/12
5th Avenue Hall	Charitable	PTA of Yeshiva Bias Isaac Zvi			1019 46th Street	Brooklyn	NY	11219	06/30/11	06/30/12
5th Avenue Hall	Charitable	New Horizon Community Center			1019 46th Street	Brooklyn	NY	11219	06/30/11	06/30/12
5th Avenue Hall	Charitable	Lady Aux of Yeshiva Bias Isaac			1019 46th Street	Brooklyn	NY	11219	06/30/11	06/30/12
American Legion Post 203	Charitable	014-2440		413 Main St		Beacon	NY	12508-3339	08/20/07	08/20/12
American Legion Post 203	Charitable	Ladies Auxiliary 014-2442		413 Main St.		Beacon	NY	12508	08/20/07	08/20/12
Barons of Steuben Parents Ass.	Charitable	C/O Mr. Ernest Van Kirk		4790 Church St		Campbell	NY	14821	01/12/09	01/12/13
Bingo Green	Charitable	St. Anthony Padua	Ralston Supply Center, Inc.	28 State Street		Troy	NY	12180	09/27/05	09/27/12
Bingo Green	Charitable	St. Augustine's	Ralston Supply Center, Inc		25 115th St.	Troy	NY	12182	08/01/04	08/01/13
Bingo Green	Charitable	St. Augustine's Holy Name	Ralston Supply Center, Inc		25 115th St.	Troy	NY	12182	08/01/04	08/01/13
Bingo Green	Charitable	TK Boosters at St. Augustines	Ralston Supply Center, Inc	25 115th St.		Troy	NY	12182-3899	08/11/05	08/11/12
Bingo Green	Charitable	Troy Youth Association, Inc	Ralston Supply Center, Inc	P.O. Box 867	237 Forth Street	Troy	NY	12181	04/20/07	04/20/13
Bingo Green	Casino/For Profit	Troy Little Italy, Inc.	Ralston Supply Center, Inc		2 Washington Place	Troy	NY	12180	05/02/08	05/02/13
Booker T Washington Community Center	Charitable		Ralston Supply Center, Inc	23 Chapman Avenue		Auburn	NY	13021	06/05/11	09/05/12
Bronxdale Bingo Hall (NY)	Charitable			2028 Whiteplains Road		Bronx	NY	10462	09/29/04	08/01/13
Capital District Celtic	Charitable	Cultural Celtic Association	Ralston Supply Center, Inc	P.O. Box 14131		Albany	NY	12212	02/25/05	02/25/13
Central Islip Comm Hall (NY)	Charitable	B'nai Israel Reform Temple			67 Oakdale Bohemia Road	Oakdale	NY	11769	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	PAL Building & Scholarship			1818 Pacific Street	Hauppauge	NY	11788	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	Police Athletic (Sparklers)			1818 Pacific Street	Hauppauge	NY	11788	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	WBAA Auxiliary			1644 Locust Avenue	Bohemia	NY	11716	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	Temple Beth Chai		C/O Barry Cohen	260 Fourth Avenue	St. James	NY	11780	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	St Regis Knights of Columbus		C/O Raymond Wills	114 Abner Drive	Holtsville	NY	11742	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	P.A.L. Imperial Knights			1818 Pacific Street	Hauppauge	NY	11788	08/16/11	08/16/12
Central Islip Comm Hall (NY)	Charitable	Palomino			820 Old Nichols Road	Islandia	NY	11743	04/05/12	04/05/13
Eastwood American Legion 1278	Charitable		Ralston Supply Center, Inc	102 Nichols Ave.		Syracuse	NY	13206	01/06/04	01/06/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Hornell Rebekah Lodge #105	Casino/For Profit		E & M Gaming LLC	34 Maple Street		Hornell	NY	14843	12/21/08	12/21/12
Hornell Ioof Lodge #251	Casino/For Profit		E & M Gaming LLC	34 Maple Street		Hornell	NY	14843	12/20/08	12/20/12
Mohawk Bingo Palace	Tribal		Ralston Supply Center, Inc	202 State Route 37		Akwesasne	NY	13655	11/15/10	11/15/13
Nostrand Bingo Hall	Charitable			2339-51 Nostrand Avenue		Brooklyn	NY	11210	06/15/10	06/15/13
Richmond Hill Hall Corp (NY)	Charitable			C/O Stephen Kaler	601 Heritage Drive Suite 131	Juniper	FL	33410	05/05/11	05/05/13
Seneca Nation Bingo Irving	Tribal		Ralston Supply Center, Inc	11099 Route 5		Irving	NY	14081	03/15/99	02/23/13
Seneca Nation Salamanca	Tribal		Ralston Supply Center, Inc	Seneca Gaming & Entertainment	768 Broad St.	Salamanca	NY	14779	11/14/01	02/23/13
St. Daniel Church	Charitable		Ralston Supply Center, Inc	3004 Court Street		Syracuse	NY	13208	08/12/05	08/12/12
Syracuse Moose Lodge #625	Casino/For Profit		Ralston Supply Center, Inc	1121 Milton Avenue		Syracuse	NY	13204	10/26/12	10/26/12
Temple Emanuel of East Meadow	Charitable			123 Merrick Road		East Meadow	NY	11554-1584	02/03/03	02/03/13
Tops Bingo Hall	Charitable	Congregation Kesher		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Congregation Lev Bonim		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Congregation Shaare Tefila		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Knights of Columbus		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Ladies Aux-Mesifta of Arverne		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Mesifta of Arverne		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	St Lukes Home School Assoc		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Yeshiva Ritshd Keshey		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Yeshiva Roshd Parents Assoc		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Young Israel of Kensington		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Young Israel - Mr & Mrs Club		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
Tops Bingo Hall	Charitable	Parents of Bayside Yankees		220-34 Jamaica Avenue		Queens Village	NY	11428	06/29/11	06/29/13
West Side Hall (NY)	Charitable			309 West 125th Street		New York	NY	10027	03/12/04	04/25/13
Willowvale Fire Department	Charitable		Ralston Supply Center, Inc		3459 Oneida Street	Chadwicks	NY	13319	10/18/07	10/18/12
COLUMBUS ROUTE-OH	Charitable		Nannicola Distribution		2750 Salt Springs Rd.	Youngstown	OH	44509	04/22/10	04/22/12
FACTS Ohio (Youngstown RTE)	Charitable	Route Halls #1 & #2 - OH	Nannicola Distribution	2750 Salt Springs Road		Youngstown	OH	44509	04/22/10	04/22/12
FAC's Dayton (Cinci Route)	Charitable		Nannicola Distribution		2750 Salt Springs Road	Youngstown	OH	44509	04/22/10	04/22/12
FAC's Dayton (Warhawks)	Charitable		Nannicola Distribution		2750 Salt Springs Road	Youngstown	OH	44509	04/22/10	04/22/12
FACS/Nannicola Cleveland Route	Charitable	Ed Keating Center	Nannicola Distribution	5350 Brookpark Rd.		Cleveland	OH	44134	04/22/10	04/22/12
MARIETTA ROUTE - OH	Charitable		Nannicola Distribution		2750 Salt Springs Road	Youngstown	OH	44509	04/22/10	04/22/12
SENACAVILLE ROUTE - OH	Charitable		Nannicola Distribution		2750 Salt Springs Rd.	Youngstown	OH	44509	04/22/10	04/22/12
Bordertown Casino & Bingo	Tribal		Precision Games Inc.	PO Box 586		Seneca	MO	64865	10/04/09	10/04/12
Chickasaw - Goldsby	Tribal		Precision Games Inc.	2020 Lonnie Abbott Blvd		Ada	OK	74820	09/15/09	09/15/12
Durant Choctaw Indian Bingo	Tribal	Attn: Casey Bates	Precision Games Inc.		P. O. Box 1909	Durant	OK	74701	05/13/04	05/13/13
Firelake Entertainment Center	Tribal		Precision Games Inc.	1601 South Gordon Cooper Dr.		Shawnee	OK	74801	09/05/09	09/05/12

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
First Council Casino	Tribal	500 Nations		12875 N Highway 77		Newkirk	OK	74647	01/26/12	01/26/15
Winstar Casino	Tribal		Precision Games Inc.	2020 Lonnie Abbott Blvd.		Ada	OK	74820	04/26/04	04/26/13
Bingo At The Bank	Charitable	Arc of Lane		4181 E. Street		Springfield	OR	97478	10/04/06	10/04/12
Cascade	Charitable	White City Community		Po Box 2403	7455 Highway 62	White City	OR	97503	04/01/07	04/01/13
Chinook Winds Casino	Tribal			1777 NW 44th ST		Lincoln City	OR	97367	06/13/00	06/13/13
Klamath Falls Senior Center	Charitable			PO Box JE		Klamath Falls	OR	97602	03/25/11	03/25/14
Seven Feathers Bingo	Tribal				146 Chief Miwaleta Lane	Canyonville	OR	97417	02/10/11	02/10/14
Wildhorse Resort & Casino	Tribal			Attn : Accounts Payable	46510 Wildhorse Blvd	Pendleton	OR	97801	12/11/08	12/11/12
American Legion Post 78	Charitable			305 E. Diamond Ave		Hazelton	PA	18201	03/30/01	03/10/13
Castle Bingo	Charitable			1826 N. Main Avenue		Scranton	PA	18508	04/10/12	07/10/12
Christ The King Church	Charitable		Marty's Bingo Supplies, Inc.	123 Good Street		Houtzdale	PA	16651	06/09/06	03/02/13
Community Fire Co	Charitable			4550 Old Packhouse Rd		Schnecksville	PA	18078	12/04/00	02/28/13
Corpus Christi Bingo - PA	Charitable				920 Sumney Town Pike	Lansdale	PA	19446	11/02/05	11/02/12
FACTS Pennsylvania Erie Rte	Charitable		Nannicola Distribution	2750 Salt Springs Road		Youngstown	OH	44509	04/22/10	04/22/13
Germania Hose Company	Charitable			430 Foote Avenue		Duryea	PA	18642	03/12/12	03/12/13
Houtzdale VFC	Charitable		Marty's Bingo Supplies, Inc.		501 Good Street	Houtzdale	PA	16651	08/20/07	08/20/12
Madera Fire Co.	Charitable		Marty's Bingo Supplies, Inc.	P.O. Box 206	2720 Main St.	Madera	PA	16661-0206	04/26/07	04/26/13
Rainbow Room (Unami)	Casino/For Profit			2413 Sunshine Road		Allentown	PA	18103	01/28/00	06/09/13
Shohola TWP Volunteer & Rescue	Charitable	C/O, Jean Gannon			325 Route 434	Shohola	PA	18458	04/21/03	03/10/13
St. George's Bingo	Charitable				22 East Cooke Ave	Glenolden	PA	19036	03/23/01	01/17/13
West Copley Maennerchor	Casino/For Profit			3226 Ruch St		Whitehall	PA	18052	02/10/09	02/10/13
Palmetto Bingo Systems	Charitable	c/o Dewayne Bohannon	Palmetto Bingo Systems	130 Hobart Rd.		Blythewood	SC	29016	10/22/03	10/22/12
Quality Bingo Distributors	Charitable		Quality Bingo Distributors	P.O. Box 25414		Greenville	SC	29616	10/22/03	10/22/12
Burnside Bingo (SD)	Casino/For Profit		Plains Gaming Distributing	Plains Gaming Distributing	P.O. Box 101	Fargo	ND	58107	04/14/09	04/14/13
Dakota Connection	Tribal		Gerald Parker	46102 S Dakota Hwy 10		Sisseton	SD	57262	09/06/08	08/06/12
MWR Fund NSA Memphis*	Military			5722 Integrity Drive Bldg 455		Millington	TN	38054-5045	04/29/10	04/29/13
Americana Bingo	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/06	06/05/13
Amvets Post #52	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo Supply	5448 Highway 290 W Suite 205	Austin	TX	78735	02/23/01	03/31/13
Big Star Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5448 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Bingo Express III	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/06	06/05/13
Bingo Express II	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/06	06/05/13
Bingo Express I	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/11	06/05/13
Bingo Gardens - McAllen	Charitable		LSG Services	LSG Services	4407 Secluded Hollow	Austin	TX	78727	03/20/06	03/20/12
Bingo Wonderland	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5448 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Blanco Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5448 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
Catholic War Veterans Post 770	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W., Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Cedar Hills Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo Supply	5446 Highway 290 W.Suite 205	Austin	TX	78735	02/03/01	03/31/13
Elks #1229	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W., Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Faith Club	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/10	06/05/13
Family Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Flamingo Bingo-Nacogdoches	Charitable		Moore Supplies, Inc.	Moore Supplies, Inc.	8505 Mosley	Houston	TX	77075	06/05/10	06/05/13
Flamingo Bingo-Paris	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/00	06/05/13
Galveston Bingo Unit	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W. Ste. 205	Austin	TX	78735	02/05/12	03/31/13
Goodtime Action Games	Charitable	Attn. Karen Speck	Goodtime Action Games		11827 Judd Ct.	Dallas	TX	75243	06/10/09	06/10/12
Heights Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo Supply	5446 Highway 290 W.Suite 205	Austin	TX	78735	02/23/01	03/31/13
Howard County ARC	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/08	06/05/13
Katy Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Knights of Columbus #3597	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W., Ste 205	Austin	TX	78735	02/23/01	03/31/13
Lake Worth Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W., Ste 205	Austin	TX	78735	02/23/01	03/31/13
Longhorn Bingo	Charitable		Moore Supplies, Inc.	Moore Supplies, Inc.	8505 Mosley	Houston	TX	77075	06/05/08	06/05/13
Players Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo Supply	5446 Highway 290 W.Suite 205	Austin	TX	78735	02/23/01	03/31/13
Rocky Top	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W., Ste. 205	Austin	TX	78735	02/23/01	03/31/13
Strike It Rich (Odessa)	Charitable	Let It Ride	Moore Supplies, Inc	Moore Supply, Inc.	8505 Mosley	Houston	TX	77075	06/05/08	06/05/13
Triple City Bingo	Charitable		Moore Supplies, Inc.	Moore Supplies	8505 Mosley	Houston	TX	77075	06/05/08	06/05/13
V.F.W. #8552	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W. Ste. 205	Austin	TX	78735	02/23/01	03/31/13
V.F.W. 1836	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Highway 290 W. 205	Austin	TX	78735	02/23/01	03/31/13
VFW #9175	Charitable		Goodtime Action Games	Goodtime Action Games	11827 Judd Court	Dallas	TX	75243	06/10/09	06/10/13
VFW Post 8526	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo Supply	5446 Highway 290 W.Suite 205	Austin	TX	78735	02/23/01	03/31/13
Wildcard Bingo	Charitable		Thompson Allstate Bingo	Thompson Allstate Bingo	5446 Hwy 290, West 205	Austin	TX	78735	02/23/01	03/31/13
Hi-Tech Gaming LLC	Casino/For Profit		Hi-Tech Gaming LLC	60 Forest Glen Road		Imperial	PA	15126	06/29/11	06/29/14
Hi-Tech Gaming	Charitable	OverhE Lake	Hi-Tech Gaming LLC	60 Forest Glen Road		Imperial	PA	15126	07/01/11	07/01/13
Mercury Entertainment	Charitable	Pilots Youth Baseball	Richard Williams Distributing	License Number: VA DCG 2906	227 East Mercury Blvd	Hampton	VA	23669	11/10/09	11/10/12
40 ET 8 Bingo	Casino/For Profit			7607 N.E. 26th Ave		Vancouver	WA	98665	01/22/08	01/22/13
Amvets #1 Washington	Casino/For Profit		W.O.W. Distributing, Inc.	6717 South Tyler		Tacoma	WA	98409	02/14/08	02/14/13
Bingo Boulevard	Casino/For Profit			6222 W. John Day Avenue		Kennewick	WA	99336	11/15/10	11/15/12
Imperial Bingo Connection	Casino/For Profit			PO Box 69154		Seattle	WA	98168	02/22/07	04/22/13
Little Creek Bingo Casino	Tribal			61 W. State Route 108		Shelton	WA	98584	05/15/08	05/15/13
Salmon Creek American Legion	Casino/For Profit			14011 NE 20th Avenue		Vancouver	WA	98686	04/22/08	04/22/13
Seattle Jr. Hockey	Casino/For Profit			7016 220th SW		Mountlake Terrace	WA	98043	11/30/09	11/30/12
Seven Cedars Casino	Tribal			270756 Highway 101		Sequim	WA	98382	03/15/07	03/15/13

Customer Agreements

Customer/ Hall Name	Type	Charity	Distributor	Address	Address 2	City	State	Zip	Contract date	Renewal Date
St. Joseph's Bingo (WA)	Casino/For Profit			3112 Main Street		Yakima	WA	98903	02/01/07	02/01/13
Super D Bingo	Casino/For Profit	CIC of Washington		1414 S. 3rd. Ave		Yakima	WA	98902	02/01/07	02/01/13
Swinomish Casino & Lodge	Tribal		W.O.W. Distributing, Inc.	12885 Casino Dr.		Anacortes	WA	98221	04/05/07	05/01/13
Tulalip Bingo	Tribal		W.O.W. Distributing, Inc.	10200 Quil Ceda Blvd.		Marysville	WA	98271	05/12/06	05/12/13
Lake of the Torches Casino	Tribal		Victor Jones	510 Old Abe		Lac Du Flambeau	WI	54538	07/18/03	07/18/13
Big Bucks	Charitable	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Bingo Bulakan-Manlaso	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City	Philippines	1110	05/10/10	05/10/12
Bingo Mambo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Bonanza Bingo-St. Lucia	Charitable	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.	Quezon City, Metro Manila		Philippines	1110	05/10/10	05/10/12
Cabalen Bingo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Citi Square Bingo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Market Bingo Binan	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Market Bingo-Baliwag	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Market Center Sta. Rosa	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.	Quezon City, Metro Manila	Philippines	Philippines	1110	05/10/10	05/10/12
Market Market Bingo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.	Quezon City, Metro Manila	Philippines	Philippines	1110	05/10/10	05/10/12
Pacific Bingo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.	Quezon City, Metro Manila	Philippines	Philippines	1110	05/10/10	05/10/12
Royal Bingo-HP	Charitable	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.	Quezon City, Metro Manila		Philippines	1110	05/10/10	05/10/12
SM Market Bingo San Pablo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Super Bingo	Casino/For Profit	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Victory Oriental	Charitable	c/o Bayan Bingo	Bayan Bingo/Nico Capital, Inc.	25 Kingsville St.		Quezon City, Metro Manila	Philippines	1110	05/10/10	05/10/12
Bingo Connection	Casino/For Profit		Princess Bingo	484 Plains Road East		Burlington	Ontario	L7T 2E1	12/03/08	12/03/12
Community Spirit	Casino/For Profit			1473 John Counter Blvd	Suite 400	Kingston	Ontario	K7M 8Z6	05/01/07	05/01/13
K-W (Kitchener) Bingo Centre	Casino/For Profit			426 Northern Lane		Thunder Bay	ONT	P7C 2V7	10/18/11	10/18/14
Kennedy Road Bingo	Casino/For Profit		Princess Bingo	991 Kennedy Road		Scarborough	Ontario	M1P 2X5	12/03/08	12/03/12
Lucky Day's Bingo	Casino/For Profit			539 1st St.		London	Ontario	N5V 1Z5	03/19/08	12/31/12
Meadowvale Bingo Sponsors Assc	Casino/For Profit			2265 Battleford Rd		Mississauga	Ontario	L2N 2W8	11/01/08	11/01/12
Mountain Bingo	Tribal			Band Office	90 Anemki Dr. Suite 200	Thunder Bay	Ontario	P7J 1L3	07/26/07	07/26/13
Princess Bingo	Casino/For Profit		Princess Bingo	300 Fennell Avenue East		Hamilton	Ontario	L8A 1T2	12/08/11	12/03/12
Red Barn Auditorium	Casino/For Profit		Princess Bingo	172 Wayne Ct.		Oshawa	Ontario	L1G 3R2	06/07/07	06/07/13
RutherFord Bingo	Casino/For Profit			291 RutherFord Road South		Brampton	Ontario	L6W 3R5	06/18/09	06/18/13
Thunder Bay Auditorium	Casino/For Profit			425 Northern Avenue		Thunder Bay	Ontario	P7C 2V7	01/21/11	01/01/13

Vendor Agreements

Vendor Name	Address 1	City	State	Zip	Name of Contract	Date	Term of Contract	Entity
Gary Miller	188 Ridge Crossing Avenue	Henderson	NV	89002	Patent Purchase Agreement	06/04/07	07/15/12	GameTech International, Inc.
PowerNet Global Communications	P.O. Box 740146	Cincinnati	OH	45274-0146				GameTech International, Inc.
Touch Dynamic	17 CampTown Road	Irvington	NJ	07111	Vendor Agreement	11/18/04	Auto-renewal annually until 30 day termination notice provided.	GameTech International, Inc.
UNITED PARCEL SERVICE	P.O. Box 894820	Los Angeles	CA	90189-4820	Customs Power of Attorney	04/05/09	Until written termination	GameTech International, Inc.
Verizon	P.O. Box 15124	Albany	NY	12212-5124				GameTech International, Inc.
Verizon Business	P.O. Box 371355	Pittsburgh	PA	15250-7355				GameTech International, Inc.
Verizon Wireless	P.O. Box 660108	Dallas	TX	75266-0108				GameTech International, Inc.
Waste Management	P.O. Box 541065	Los Angeles	CA	90054	Service Agreement	01/30/09	36 Months from effective date, then auto-renew annually unless written notification provided 90 days, but not more than 180 days, prior to intial or subsequent terms	GameTech International, Inc.
Wyatt, Tarrant & Combs, LLP	250 West Main Street, Ste.1600	Lexington	KY	40507	Engagement Letter	07/19/11	N/A	GameTech International, Inc.

All Invention Assignment, Confidentiality, Non-Solicitation and At Will Employment Agreements with current and former employees in the form provided by Sellers to Buyer in the virtual data room maintained by Sellers as of August 7, 2012.

DISTRIBUTOR AGREEMENTS

Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
Advance Novelty Company	29199 Road Livonia, MI 48152	Distributor Agreement - Second Amendment	GTI	Bingo	12/23/09	MI	MI
Advanced Gaming Distributors LLC	1345 Veterans Memorial Blvd. Kenner, LA 70062	Second Amended and Restated Distributorship Agreement	GTI	VLT	02/24/12	LA	LA
Alaska Computer Geeks (Baybor, LLC)	639 W. Airport Road #14 Anchorage,	Distributor Agreement	GTI	Bingo	09/23/03	AK	AK
Allied Bingo Supplies of FL	1520 S. Powerline Road, Suite C Deerfield Beach, FL 33442	Sales Representative Agreement	GTI	Bingo	08/10/11	FL	NY
Allied Bingo Supplies of FL (Florida Territory)	1520 S. Powerline Road, Suite C Deerfield Beach, FL 33442	Second Amendment to Sales Intermediary Agreement (Florida)	GTI	Bingo	07/15/07	FL	FL
Allied Bingo Supplies of FL (New York Territory)	1520 S. Powerline Road, Suite C Deerfield Beach, FL 33442	Amendment to Distributor Agreement dated 8/31/01 (New York)	GTI	Bingo	02/24/03	FL	NY
American Trust Corporation	PO Box 11385 Birmingham, AL 35202	Sales Representative Agreement	GTI	Bingo	10/21/08	AL	AL
Andrew Development Company, Inc.	PO Box 2088 Jasper, AL 35502	Sales Representative Agreement	GTI	Bingo	10/23/08	AL	AL
Bingo Management Systems, Inc. (dba Cactus Bingo)	670 N. Tower Ave. Chandler, AZ 58225	Sales Representative Agreement	GTI	Bingo	07/14/08	AZ	AZ - Charitable Only

DISTRIBUTOR AGREEMENTS Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
Bingo Management Systems, Inc. (dba Cactus Bingo)	870 N. Tower Ave. Chandler, AZ 58225	Sales Representative Agreement	GTI	Bingo	07/14/08	AZ	NM, NV, and AZ Tribal Only
Bingo Supplies Unlimited	PO Box 1559 Pikesville, KY 41502	Distributor Agreement	GTI	Bingo	04/02/07	KY	KY
BK Systems Philippines, Inc.	11 Manjos Industrial Compound Sandoval Ave, Pingabuhatan Pasig City, Philippines, 1602	Distribution Agreement	GTI	Bingo	05/25/12	Philippines	Philippines
Blue Bay South	3520 Scheele Drive Jackson, MI 49202	Amendment to Distributor Agreement dated 1/18/08	GTI	Bingo	05/01/07	MI	MI
Diamond Distributors, Inc.	PO Box 1033 Merideth, NH 03263	Distribution Agreement	GTI	Bingo	04/01/10	NE	NH, ME
E & M Gaming, LLC	2150 Ellis Drive Auburn, NY 13021	Sales Representative Agreement	GTI	Bingo	02/13/09	NY	NY
Elias Distributors, LLC	33 S. Commercial Street Manchester, NH 03101	Second Amendment to Distributor Agreement dated 07/13/06	GTI	Bingo	03/01/10	NH	NH
FAC's Inc	2750 Salt Springs Road Younhstown, OH 44509	Supplemental Agreement and Release (to Agreement dated 3/31/99)	GTI	Bingo	04/22/02	OH	OH, PA

DISTRIBUTOR AGREEMENTS

Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
FAC's Inc	2750 Salt Springs Road Younhstown, OH 44509	Fourth Amendment to Distribution Agreement	GTI	Bingo	04/22/10	OH	OH, PA
Fraternal Enterprises, Inc.	4100 Baldwin Road Holly, MI 48442	Distribution Agreement	GTI	Bingo	02/23/05	MI	MI
Fraternal Enterprises, Inc.	4100 Baldwin Road Holly, MI 48442	Amendment to Distribution Agreement	GTI	Bingo	09/01/05	MI	MI
Games People Play	8410 K. Street Omaha, Nebraska	Distribution Agreement #2	GTI	Bingo	06/16/10	NE	NE, IA
Gaming Arts, LLC	323 Orville Wright Court Las Vegas, NV 89119	Sales Representative Agreement	GTI	Bingo	11/01/10	NV	NV
Gerald Parker, dba Plains Gaming Distributing	PO Box 101 Fargo, ND 58107	Amended Distribution Agreement	GTI	Bingo	02/05/10	ND	SD, ND, WI, IA
Gerald Parker, dba Plains Gaming Distributing	PO Box 101 Fargo, ND 58107	Second Amendment to Sales and Service Representative Agreement	GTI	Bingo	07/10/10	ND	SD, ND, WI, IA
Goodtime Action Games dba K&B Sales	11827 Judd Court Dallas, TX 75243	Distribution Agreement	GTI	Bingo	06/10/09	TX	TX

DISTRIBUTOR AGREEMENTS Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
Hays Distributing	114 Live Oak Drive Belle Chasse, LA 70037	Distributor Agreement	GTI	Bingo	12/11/06	LA	LA
Lamson Family Enterprises	170 John Roberts Road, Unit 20 South Portland, ME 04106	Second Amendment to Sales Representative Agreement	GTI	Bingo	06/01/09	ME	ME
LBC, Inc, dba Lancaster Bingo Company	4500 Shepherdsville Road Louisville, KY 40218	Amended Sales Representative Agreement (adding "services;" formerly products only)	GTI	Bingo	07/17/09	KY	KY
LBC, Inc, dba Lancaster Bingo Company	200 Quarry Road Lancaster, OH 43130	Distribution Agreement	GTI	Bingo	06/17/11	OH	VA
LSG Services	4407 Secluded Hollow Austin, TX 78727	Distributor Agreement	GTI	Bingo	02/10/06	TX	TX
LSG Services	4407 Secluded Hollow Austin, TX 78727	Amendment to Distributor Agreement dated 2/10/06	GTI	Bingo	03/20/06	TX	TX
M & M Operators	142 Enterprise Madison, MS 39110	Fourth Amendment to 2005 Sales Representative Agreement	GTI	Bingo	10/31/11	MS	MS, AL

DISTRIBUTOR AGREEMENTS Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
Marty's Bingo Supplies	3229 Railroad Street Morann, PA 16663	First Amendment to Sales Representative Agreement dated 8/23/06	GTI	Bingo	11/19/07	PA	Clearfield, Centre, Blair, Huntington, and Cambria Counties
Marty's Bingo Supplies	3229 Railroad Street Morann, PA 16663	Sales Representative Agreement	GTI	Bingo	08/23/09	PA	Clearfield, Centre, Blaire, Huntington and Cambria Counties
Moore Supplies, Inc.	8505 Mosley Road Houston, TX 77075	Distribution Agreement	GTI	Bingo	08/05/06	TX	TX
Palmetto Bingo Systems	130 Hobart Road Blythewood, SC 29016	Distribution Agreement	GTI	Bingo	09/30/11	SC	SC, TX, AL (excluding Jefferson County), GA, NC
Precision Games	10308 East 49th Street Tulsa, Oklahoma	Distribution Agreement	GTI	Bingo	05/07/07	OK	OK
Princess Bingo	300 Fennell Ave., East Hamilton, Ontario, Canada L9A ITZ	Sales Representative Agreement	GTI	Bingo	11/28/08	Ontario, Canada	Province of Ontario
Pull Tabs Plus	7155 Commerce Circle West, Suite 1 Fridley, MN 55432	Distribution Agreement	GTI	Bingo	10/01/11	MN	MN
Quality Bingo Distributors, Inc.	12364 W. Alameda Parkway #110 Lakewood, CO 80228	Distribution Agreement	GTI	Bingo	10/22/03	SC	SC
Quality Bingo Distributors, Inc.	12364 W. Alameda Parkway #110 Lakewood, CO 80228	First Amendment to Distribution Agreement dated 11/02/2009	GTI	Bingo	02/15/10	SC	SC

DISTRIBUTOR AGREEMENTS							
Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
Quality Bingo Supply Co.	12364 W. Alameda Parkway #110 Lakewood, CO 80228	Second Amendment to Distribution Agreement dated 3/26/08	GTI	Bingo	12/31/09	CO	CO
R2 Gaming	39 Queen Street, Suite 207 St. Catharines, Ontario, Canada L2R 5G6	Distributorship Agreement	GTI	VLT	04/11/08	Canada	Certain provinces in Canada
Ralston Supply Center	131 Dominich Bruno Blvd Canastota, NY 13032	Second Amendment to Distribution Agreement dated 4/23/01	GTI	Bingo	02/01/10	NY	NY
Richard Williams	1803 Canterbury Road Hampton, VA 23666	First Amendment to Sales Representative Agreement dated 03/25/2011	GTI	Bingo	12/15/11	VA	VA
Roy Bingo Supplies, Inc. (a Louisiana Corporation)	63366 Old Military Road Slidell, LA 70452	Distribution Agreement	GTI	Bingo	04/08/10	LA	GA, AL & certain counties in FL
Thompson Allstate Bingo	5446 Highway 290 West, Suite 205 Austin, TX 78735	Amendment to Distribution Contract dated 02/23/2001	GTI	Bingo	05/15/03	TX	TX
Victor Jones aka National Gaming Concepts	N. 33 W. 33201 Maplewood Road Nashotah, WI 53058	Assignment Agreement	GTI	Bingo	01/18/10	WI	WI

DISTRIBUTOR AGREEMENTS Name of Distributor	Address	Name of Contract	Company	Bingo/ VLT	Date	State of principal offices	Territory of distribution
W.O.W. Distributing, Inc.	4424 Chenault Bach Road, Suite B Mukilteo, WA 98275	Distribution Agreement	GTI	Bingo	11/05/07	WA	WA - Charitable and Tribal Both

Lease Agreements

Lease Title	Property Address	Landlord Address	Date of Lease	Expiration Date	Square Feet	Active	State/ Province	Type of Lease	Entity	Type
First Amendment to Lease	2474 - 2484 Overland Avenue Billings, MT 59102	Ronald S. & Becky M. Slayton 3301 Forsythia Blvd Billings, MT 59102	08/01/11	Expires at midnight on August 31, 2012	3600	Yes	MT	Warehouse & Office Space	Gametech International, Inc.	NonResidential RE contract
Storage Agreement	2850 Overland Avenue Billings, MT 59102 Units # P17 & P29	A&E Mini Storage 2850 Overland Ave. Billings, MT 59102	09/21/10	None - a month-to-month basis	N/A	Yes	MT	Storage	Gametech International, Inc.	NonResidential RE contract

License Agreements

Name	Name of Contract	Date	Address	City	State	Zip	Country	Entity
Arrow Games Corporations	Perm License Agreement	04/12/12	6199 Don Murie Street	Niagara Falls	Ontario	L2E 6X8	Canada	GameTech Canada
Celestial Gaming	License Agreement	11/05/07	4570 Sierra Madre Drive	Reno	NV	89502	US	GameTech International
Gulf Coast Game Design (GCGD, LLC)	Software Dev. And License Agreement	06/09/11	3314 Plum Brook Lane	Missouri City	TX	77459	US	GameTech International
Microsoft	OEM Customer License Agreement for Embedded Systems	10/04/11	PO Box 847543	Dallas	TX	75284-7543	US	GameTech International
Peter Jacobsen Enterprises, Inc.	License Agreement	02/10/12	9400 SW Barnes Rd., Ste. 550	Portland	OR	97225	US	GameTech International
RAD GameTools, Inc.	Software Dev. And License Agreement	08/11/11	550 Kirkland Way, Ste. 406	Kirkland	WA	98033	US	GameTech International
Silex	Development and License Agreement	03/09/10	167 West 7065 South	Midvale	UT	84047	US	GameTech International

Name	Name of Contract	Address/City/State/Zip	Date	Term	Confidentiality Term	Purpose	Assignment Clause	Entity	Cure Amount
IGT	Confidential Disclosure and License Agreement	9295 Prototype Drive, Reno, NV 89521	3/2/2005	3 Years with 1 year automatic renewal periods	Upon Termination	IGT Advantage System	None	GameTech International, Inc.	$0
Planet Bingo	Confidentiality and Mutual Non-Disclosure Agreement	41750 Rancho Las Palmas A-1 Rancho Mirage, CA 92770	6/1/2010	2 Years	5 Years		9…No agent, employee, or representative or either Party has any authority to bind such party to any affirmation, representation or warranty and, unless such is specifically included within this Agreement, it shall not enforceable by the other Party hereto	GameTech International, Inc.	$0

EXHIBIT C

LIST OF POTENTIAL ASSUMED EXECUTORY CONTRACTS

See attached

Exhibit C

Estimated Cure Cost of each agreement is $0

License Agreements

Name	Name of Contract	Date
[redacted]		
Slingo	License Agreement	09/23/11
Rocky Mountain Industries LLC	Purchase, Sale and Software Development Agreement	5/30/2008
Innova Safe	Source Code Escrow Agreement	10/27/10

EXHIBIT D

OTHER EXCLUDED ASSETS

Such portion of the amounts refunded to the Sellers after the date of the Agreement, up to a maximum aggregate of $300,000, by the City of Reno or its taxing authorities equal to the amount of the federal income tax liability incurred by Sellers as a result of accelerated depreciation recapture following the consummation of the transactions contemplated by the Agreement, it being understood that the remainder of such refunded amounts shall be Acquired Assets.

See attached

Exhibit D

Employment Agreements		
Name of Employee	Contract	Date
Gregory Fox	Employment Agreement	05/03/05
Nyk Jeffery	Employment Agreement	07/19/02
Stephen Johnston	Employment Agreement	01/15/01

All other agreements providing for terms of employment other than "at will" or that provide for the payment of severance upon termination of employment

Exhibit D (continued)

Settlement Agreements

Name	Name of Contract	Date
Jay Meilstrup	Settlement Agreement	04/29/11
Golden Tiara	Settlement Agreement	05/11/12
Palmetto	Settlement Agreement	10/06/11

Exhibit D (continued)

Severance Agreements			
Name	**Name of Contract**	**Date**	**Final Payment**
Justin Goodman	Severance Pay Plan Waiver and Release Agreement	04/20/12	08/10/12
Ed Lafond	Severance Pay Plan Waiver and Release Agreement	04/23/12	07/13/12
Jay Meilstrup	General Release and Severance Agreement	02/26/10	10/05/12

Exhibit D (continued)

Indemnity Agreements		
Name	Name of Contract	Date
Don Whitaker	Indemnity Agreement	03/09/04

Exhibit D (continued)

Consulting Agreements

Name	Name of Contract	Date
Adam Lawrenve TV	Master Independent Contractor Agreement	08/22/11
Asher Kaufman	Statement of Services	01/15/10
Chris England Graphics, LLC	Master Independent Contractor Agreement	03/15/12
Jessica Nelson	Master Independent Contractor Agreement	11/2/11
Kevin Painter	Master Independent Contractor Agreement	04/28/11
LeBlanc Graphics (Darrin LeBlanc)	Master Independent Contractor Agreement	11/11/11
Robert Cuilty	Master Independent Contractor Agreement	11/02/11
R Systems, Inc.	Master Independent Contractor Agreement	03/01/11
The Dog and Pony Show, Inc.	Master Independent Contractor Agreement	02/08/11
Triple 4 Creative (Michelle Poe)	Master Independent Contractor Agreement	03/23/12
vSuccess Hong Kong Ltd	Consulting Services Agreement	04/23/11
xriver	Consulting Agreement	07/01/11
Richard T. Fedor	Separation, Consulting & Non-Compete Agreement	11/18/2010

Exhibit D (continued)

Lease Agreements

Lease Title	Property Address	Landlord Address	Date of Lease	Expiration Date
Rental Agreement	8224 Panama City Beach Pkwy Panama City Beach, Fl. 32407	Ed's Sheds 8224 Panama city Beach Pkwy Panama City Beach, FL 32407	08/20/11	None - a month-to-month basis
Rental Agreement	4735 Robinson Road Jackson, MS 39204, Unit F10	Hy & Dry Mini Storage 4735 Robinson Road Jackson, MS 39204	04/01/11	None - a month-to-month basis
Storage Agreement	653 Middleton Road Winona, MS 38967, Unit 4	S & S Mini Storage 653 Middleton Road Winona, MS 38967	06/24/05	None - a month-to-month basis
Rental Agreement	106 Parkgate Drive Tupelo, MS 38801	Metro Self Storage aka West Tupelo Storage 106 Parkgate Dr. Tupelo, MS 38801	07/06/04	None - a month-to-month basis
[redacted]				
Self Storage Agreement	400 Bedford Street Manchester, NH 03101	Morgan Self Storage 400 Bedford Street Manchester, NH 03101	08/12/11	8/11/2012
Industrial Rel Estate Lease	500 Pilot Road Las Vegas, NV 89119	CIP Airport Industrial/ Flex Portfolio LLC 19762 MacArthur Blvd, STE 300 Irvine, CA 92612	08/06/10	10/31/2013
Standard Industrial/ Commercial Single-Tenant Lease	8850 Double Diamond Parkway Reno, NV 89521	Kassbohrer All Terrain Vehicles, Inc. 750 South Rock Blvd., Suite A Reno, NV 89502	12/28/11	4/30/2013

Exhibit D (continued)

License Agreements

Name	Name of Contract	Date
American Gaming Systems (AGS)	License Agreement	10/31/11
[redacted]		
Leap Forward Gaming, Inc.	License Agreement	10/19/11
[redacted]		

Exhibit D (continued)

Vendor Agreements								
Vendor Name	**Address 1**	**City**	**State**	**Zip**	**Description**	**Name of Contract**	**Date**	**Term of Contract**
ADP Screening & Selection Ser.	36307 Treasury Center	Chicago	IL	60694-6300	employee background checks	Kathy		
ADP Payroll Services					Payroll			
Appian Corporation	Dept AT 952708	Atlanta	GA	31192-2708	sales cloud service	Licensee Contract	03/29/10	2 years
Assurant Employee Benefits	P.O. Box 843300	Kansas City	MO	64184-3300	company dental/vision	Assurant Employee Benefits	01/01/12	1 year
Broadridge ICS	P.O. Box 416423	Boston	MA	02241-6423	annual meeting proxy	James		
[illegible] Law Group LLC	162 W. Grand Ave.	Chicago	IL	60654	lawyers	Engagement Letter	07/13/09	N/A
Computershare Shareowner Services, LLC	Accounting Department, PO Box 360857	Pittsburgh	PA	15251-6857	transfer agent	Employee/ Payer Appt. of Agent	03/01/12	N/A
De Lage Landen aka Blue Technologies	P.O. Box 41602	Philadelphia	PA	19101-1602	LV office copier	Service Agreement	05/27/08	Auto-renewal annually until 60 day written termination notice provided.
DTG Operations, Inc.- SOK	Lockbox 404	Tulsa	OK	74182	company rental cars	Flex Rate Program Agreement	04/10/06	N/A
First Choice Services	4848 US Highway 50 E., BLDG B-1	Carson City	NV	89701-1295	corporate office coffee	Service Agreement	04/26/07	24 Months with auto-renewal annually until 90 day written termination notice provided.
[redacted]								
Greenberg Traurig, LLP	2375 E. Camelback Road, Ste. 700	Phoenix	AZ	85016	lawyers	Retention Agreement	11/22/10	N/A
IKON Financial Services	1738 Bass Road	Macon	GA	31210	Copy machine lease	Image Management Plus Agreement	09/22/08	60 Months
InnovaSafe	PO Box 800258	Valencia	CA	91380	Intellectual Property Management	Software Source Code Escrow Agreement	10/27/10	5 Years, then auto-renew annually until written termination provided from either party.
Kinetic Advisors, LLC	805 Third Ave., Floor 14	New York	NY	10022	restructuring agent	Consulting Agreement	03/08/12	1 year
Koch Elevator Company	1836 Greg Street	Sparks	NV	89431	Elevator Maintenance	Full Service Maintenance Agreement	09/01/10	1 Year with auto renewal annually until 90 day written termination notice provided.
LexisNexis	P.O. Box 894166	Los Angeles	CA	90189-4166	lawyers	Service Agreement	06/11/12	1 Year
McDonald Carano Wilson LLP	P.O. Box 2670	Reno	NV	89505	lawyers	Representative Agreement	06/23/06	1 year
Microsoft Online, Inc.	P.O. Box 847543	Dallas	TX	75284-7543	Sales online service	Licensing Agreement	10/04/11	1 year
Piercy Bowler Taylor & Kern	6100 Elton Ave., Ste. 1000	Las Vegas	NV	89107	Auditor	Engagement Letter	11/17/10	Renews Annually until either party provides written termination notice.
Pitney Bowes Global Financial Services	P.O. Box 371887	Pittsburgh	PA	15250-7887	postage machine - Summit	Service Agreement	07/06/07	60 Months
Pitney Bowes Global Financial Services	1485 Terminal Way, STE 2	Reno	NV	89502	Postage machine - Reno	Lease Agreement - Customer Privilege Add On	03/20/11	61 Months
[redacted]								
Pronology Services, Inc.	2nd Industrial Zone, Lou Village, Gongming, Baoan	ShenZhen, Guangdong	China		inventory	Manufacturing Agreement	02/26/10	2 years, with auto-renewal of 2 years thereafter until 90 day termination notice prior to term then in effect.

Pulitz Records Management Reno	1055 Standard Street	Reno	NV	89506	corporate record retention	Storage & Service Agreement	09/19/00	Auto-renewal annually until 60 day termination notice provided
Resources Global Professionals	File 55221	Los Angeles	CA	90074-5221	policy IQ software	Ask Andy		
RHP Mechanical Systems	P.O. Box 2667	Reno	NV	89505	corporate heating service	Commercial Planned Service Agreement	02/24/09	2 years then auto-renewal annually until 30 day termination notice provided before next scheduled visit
Ronan Law Group	368 7th Ave., Ste. 3	San Francisco	CA	94118	lawyers	Engagement Letter	05/30/03	N/A
Runzheimer International	1 Runzheimer Parkway	Waterford	WI	53185-3599	company mileage	Business Agreement	04/01/12	1 Year Contract
Saint Mary's Health Plans	Dept 33398, PO Box 39000	San Francisco	CA	94139-3398	corporate health insurance	St. Mary's Preferred Heath Insurance Company Inc.	01/01/12	1 Year Contract with written 30 day notice for termination
Shefsky & Froelich	111 E. Wacker Drive, Ste. 2800	Chicago	IL	60601	lawyers	Engagement Agreement	06/04/10	N/A
Stanley Convergent Security Solutions	Dept Ch 10651	Palatine	IL	60055	corporate security system	Installation & Service Agreement	01/28/09	60 Months then auto-renewal annually until 60 day notice prior to end of such term.
Toshiba Business Solutions	1020 S. Rock Blvd.	Reno	NV	89502	Copy machine lease	Lease with Maintenance Agreement	03/01/10	60 Months then option to renew lease, purchase the equipment or return equipment.
[redacted]								
UNITED PARCEL SERVICE	P.O. Box 894820	Los Angeles	CA	90189-4820	shipping	Customs Power of Attorney	04/08/08	Until written termination
Waste Management	P.O. Box 541065	Los Angeles	CA	90054	Waste Management	Service Agreement	01/30/08	36 Months from effective date, then auto-renew annually unless written notification provided 90 days, but not more than 180 days, prior to initial or subsequent terms
Wyatt, Tarrant & Combs, LLP	250 West Main Street, Ste. 1600	Lexington	KY	40507	lawyers	Engagement Letter	07/18/11	N/A

Exhibit D (continued)

Name	Name of Contract	Date	Term	Confidentiality Term	Purpose	Assignment Clause
01 Insights, Inc.	Confidentiality and Nondisclosure Agreement	1/8/2008	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
5000 Ft., Inc.	Confidentiality and Nondisclosure Agreement	8/13/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
AB Leisure Exponent, Inc. dba Bingo Bonanza Corp.	Confidentiality and Nondisclosure Agreement	1/27/2011	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Company
Accurate Metal Fabricators, Inc.	Confidentiality and Nondisclosure Agreement	Not signed	3/16/2006	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Advanced Gaming Solutions, Inc.	Mutual Non-Disclosure Agreement	[illegible]	[illegible]	[illegible]		None
Advanced Micro Devices, Inc. (AMD)	Mutual Non-Disclosure Agreement	2/27/2012	[illegible] day written notice to other party)	5 Years	Internal evaluation and/or testing	None
Advantech Corporation	Non-Disclosure Agreement	11/16/2011	5 Years	5 Years		None
Aeon Gaming, LLC	Confidentiality and Nondisclosure Agreement	3/9/2011	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Company
AGS LLC	Confidentiality and Nondisclosure Agreement	11/4/2010	2 Years	2 Years	Review of new gaming OS and potential licensing discussion	12. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Allied Bingo Supplies of Florida, Inc.	Confidentiality and Nondisclosure Agreement	4/8/2010	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
Amanda Reeves	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Ariel Z. Emanuel	Confidentiality and Nondisclosure Agreement	7/25/2012	1 Year	Not defined	Refinancing	None
Aristocrat Technologies, Inc.	Mutual Non-Disclosure Agreement	6/2/2009	2 years	Not defined	Discussions re: licensing of GPMAX multigame platform	5. A recipient party shall not assign or transfer any of its rights or obligations hereunder without the prior written authorization of the other party.
Arrow Games Corporation	Perm License Agreement	11/12/2010	Not defined	Not defined		4. As used herein, "non-transferable" shall mean that Licensee's rights and obligations hereunder shall not be transferred, sold, conveyed, or granted, whether in whole or in part, to any entity which is not a wholly-owned subsidiary without the prior exp

Aruze Gaming America	Mutual Non-Disclosure Agreement	4/13/2010	2 Years	5 Years	Discussions re: JV for [illegible] VLT product	10. (a) This Agreement is not assignable or transferable by either party; any attempted assignment is agreed to in writing by both parties.
Action Power Systems	Confidentiality and Nondisclosure Agreement	6/4/2009	2 Years	5 Years	VLT - Power supplies	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
Avnet Technology Solutions, a division of Avnet, Inc.	Confidentiality and Nondisclosure Agreement	11/10/2003	Not defined	15 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Bally Gaming, Inc.	Confidentiality and Nondisclosure Agreement	[illegible]	Not defined	Not defined	Cabinet Supply - [illegible] Agreement	None
Bank of the West	Non-Disclosure Agreement	4/18/2006	Not defined	Indefinitely		None
Bao Tong Usa, Inc.	Confidentiality and Nondisclosure Agreement	2/8/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
Barker Total Print Management	Confidentiality Agreement	12/1/2011	5 Years	Not defined	Printing	None
[illegible]	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Graphic Design Consultant	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
[illegible] Limited	Confidentiality Agreement	[illegible]	90 Days/ 180 Days	Not defined	Possible strategic alliance for VLT business, Disclosed business plans.	12... No amendment to this Agreement shall be valid unless it is in writing and signed by both parties. This Agreement shall be binding upon the respective successors and assigns of the parties hereto.
Big Trak Technologies	Confidentiality and Nondisclosure Agreement	1/10/2011	2 Years	5 Years		9...This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
BJ's Bingo	Confidentiality and Nondisclosure Agreement	10/18/2011	Not defined	Not defined	Bingo Demo	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
BK Systems Philippines, Inc.	Confidentiality and Nondisclosure Agreement	4/3/2012	2 Years	5 Years		9...This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
BMM Compliance	Confidentiality and Nondisclosure Agreement	[illegible]	3 Years	8 Years	Bingo and VLT product testing	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Brasilingo (Serbin Industria e Comercio Ltda)	Confidentiality and Nondisclosure Agreement	3/7/2008	5 Years	10 Years		9...This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Brenda Searcy	Confidentiality and Nondisclosure Agreement	12/14/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY

BiCoast, Inc.	Confidentiality and Nondisclosure Agreement	2/2/2008	2 Years	5 Years	Die Cast Provider. No proprietary information discussed.	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
Cantor G&W (Nevada), L.P.	Non-Disclosure Agreement	6/3/2010	2 Years	2 Years		9… Neither Party has the right to assign its obligations or rights or privileges to any other person without the written consent of the other Party.
Caldwo Glass	Confidentiality and Nondisclosure Agreement	12/4/2009	2 Years	5 Years	VLT Glass provider	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY
Charles Jobson (Delta partners LLC)	Confidentiality and Nondisclosure Agreement	7/9/2010	60 Days	Indefinitely		10… Neither Party has the right to assign its obligations or rights or privileges to any other person without the written consent of the other Party.
Columbia West Capital, LLC	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	2 Years		13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Continental Advisory Services, LLC	Confidentiality Agreement	4/9/2012	2 Years	2 Years		13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Cistna McKin	Confidentiality and Nondisclosure Agreement	6/17/2008	2 Years	6 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Cost Control Software, Inc.	Confidentiality and Nondisclosure Agreement	5/20/2008	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Custom Global Sourcing	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	2 Years	VLT Component Provider - BOP related products	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Darrin Latimer	Confidentiality and Nondisclosure Agreement	7/18/2012	2 Years	Not defined	Refinancing	None
Data Module, Inc.	Confidentiality and Nondisclosure Agreement	7/23/2009	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
David Tarino	Confidentiality and Nondisclosure Agreement	8/8/2007	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Doyle O'Brien	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Ind Contractor/ Gamed Employee	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Deforest Fox LLP	Confidentiality and Nondisclosure Agreement	4/8/2011	3 Years	4 Years		None
Deerpath Capital Management, LP	Confidentiality and Nondisclosure Agreement	7/20/2012	1 Year	Not defined	Refinancing	None

Dog and Pony Show	Confidentiality and Nondisclosure Agreement	11/24/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Duncan Winn	Confidentiality and Nondisclosure Agreement	7/8/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
East West Bancorp, Inc.	Confidentiality and Nondisclosure Agreement	10/24/2011	Not defined	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
East/West Manufacturing	Confidentiality and Nondisclosure Agreement	8/20/2007	Not defined	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
ECM Systems Limited	Confidentiality and Nondisclosure Agreement	9/29/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
EGP	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	NLT - Critical Supplier	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Edge Consulting (Cynthia Liu)	Confidentiality and Nondisclosure Agreement	3/13/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Edward Thompson UK	Confidentiality and Nondisclosure Agreement	1/11/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Emerson Investment Group (Steve Emerson)	Confidentiality and Nondisclosure Agreement	8/19/2010	60 Days	Indefinitely		10... Neither Party has the right to assign its obligations or rights or privileges to any other person without the written consent of the other Party.
eQube Technology and Software, Inc.	Confidentiality and Nondisclosure Agreement	8/14/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Eurotech, Inc.	Confidentiality and Nondisclosure Agreement	6/10/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
FFB Software Consultants, Inc.	Confidentiality and Nondisclosure Agreement	7/15/2008	3 years	7 Y	Bally/ GTI Fairness Opinion	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
First National Bank	Confidentiality and Nondisclosure Agreement	4/16/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

Flextronics	Confidentiality and Nondisclosure Agreement	8/13/2010	2 Years	3 years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Four Corners, Inc.	Confidentiality and Nondisclosure Agreement	3/31/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Game Ingenuity, LLC	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	VLT Content Provider	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Gaming Globe, LLC	Confidential Information and Non-Circumvention Agreement	[illegible]	2 Years	5 Years	VLT Content Provider	None?
GamesForOne.com	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Global Gaming Consultants, LLC	Mutual Confidentiality Agreement	9/30/2009	Not defined	Not defined		None?
Global Logistics, Inc.	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Freight Company	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Grant Thornton LLP	Confidentiality and Nondisclosure Agreement	1/15/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
GTECH Corporation	Confidentiality and Nondisclosure Agreement	4/13/2004	1 Year	7 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Gulf Breeze Bingo	Confidentiality Agreement	6/3/2010	Not defined	Not defined		None
Gulf Coast Game Designs, Inc.	Confidentiality and Nondisclosure Agreement	2/3/2010	5 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Henley & Company	Confidentiality and Nondisclosure Agreement	7/1/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Hong Video Technology	Confidentiality and Nondisclosure Agreement	9/21/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Houlihan Lokey Financial Advisors	Confidentiality Agreement	1/7/2011	1/7/2012	Indefinitely		None
House of Batteries	Confidentiality and Nondisclosure Agreement	3/15/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

[redacted]

IGT	Non-Disclosure Agreement	10/14/2010	3 years	3 years	To explore GameTech's new keno game concepts, some of which are currently operating in MT	15... Except by written consent of the Parties, this Agreement shall not be assigned nor shall the duties hereunder be delegated.
Imperial Capital, LLC	Confidentiality and Nondisclosure Agreement	1/3/2011	2 Years	2 Years	Bally/ [illegible] Fairness Opinion	19... This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
InCon-X Technology, LLC	Confidentiality and Nondisclosure Agreement	12/14/2009	2 Years	5 Years		6... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Inspired Gaming (UK) Limited	Confidentiality Agreement	2007	Not defined	Not defined		None
Intertek Testing Services N.A., Inc.	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	NLT Hardware Safety testing	9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Iona Abby Interactive (Barry [illegible])	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Graphic Design Consultant	9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Jade Water Group	Confidentiality and Nondisclosure Agreement	7/23/2010	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
James Bartlett	Confidentiality and Nondisclosure Agreement	3/13/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Jaro Thermal	Confidentiality and Nondisclosure Agreement	3/28/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Jason Martin	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
JCM American Corporation, dba JCM Global	Mutual Confidentiality Agreement	6/15/2010	3 years	Indefinitely		(c) This Agreement shall be binding upon the parties and their successors and permitted assigns; it may both be assigned by either party without the other party's prior written consent and any assignment in contravention of this provision shall be null.
Jeff Reeder	Confidentiality and Nondisclosure Agreement	12/17/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
John Purcell	Confidentiality and Nondisclosure Agreement	4/1/2003	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

Joseph Lorner	Confidentiality and Nondisclosure Agreement	8/13/2010	2 Years	5 Years		9… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and INDIVIDUAL.
Jumbo Technology Co.	Confidentiality and Nondisclosure Agreement	12/31/2007	2 years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Kevin Painter	Confidentiality and Nondisclosure Agreement	2/28/2011	3 Years	2 Years	Bingo Consulting	12. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Kontron America, Inc.	Confidentiality and Nondisclosure Agreement	3/7/2008	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Logic Product Development	Confidentiality and Nondisclosure Agreement	3/2/2010	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Marc Lumer & Company	Confidentiality and Nondisclosure Agreement	6/13/2008	3 years	7 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Mark Barley & Company	Confidentiality and Nondisclosure Agreement	1/10/2010	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Mark P[illegible]	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Graphic Design Consultant	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and [illegible]
McGladrey & Pullen LP	Mutual Confidentiality and Nondisclosure Agreement	1/25/2010	2 Years	2 Years		13… Neither party will assign or transfer any rights or obligations under this Agreement (by operation of law, sale of assets, merger, reorganization or otherwise) without the prior written consent of the other party, which consent will not be unreasonabl
M[illegible] & Associates, Inc.	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	3 Years	[illegible]	8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
MFI, Inc.	Confidentiality Agreement	8/28/2009	5 Years	5 Years		None
Meridian Advantage	Confidentiality and Nondisclosure Agreement	1/10/2012	3 years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Merrill Lynch, Pierce, Fenner & Smith Incorporated	Letter Agreement	2/14/2008	2 Years	Indefinitely		Any assignment of this letter agreement by either party without the prior written consent of the other party shall be void.
Microform Precision	Confidentiality and Nondisclosure Agreement	11/23/2009	2 Years	5 Years		8… This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

MicroSun Technologies LLC	Confidentiality and Nondisclosure Agreement	7/14/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
MidOcean Associates, SPC	Confidentiality and Nondisclosure Agreement	6/26/2010	1 Year	1 Year		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Mike Imamura	Confidentiality and Nondisclosure Agreement	2/22/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Morgan Joseph & Co. Inc.	Letter Agreement	3/14/2008	18 Months	Indefinitely		None
[illegible]	Confidentiality and Nondisclosure Agreement	[illegible]	3 Years	5 Years	Graphic Design Consultant	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
National Power Corporation	Confidentiality and Nondisclosure Agreement	12/20/2007	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Netlist, Inc.	Confidentiality and Nondisclosure Agreement	8/27/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Nevada State Bank	Confidentiality and Nondisclosure Agreement	4/16/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Nick Laconico, dba Nico Capital, Inc.	Confidentiality and Nondisclosure Agreement	2/26/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
North American Battery Company	Confidentiality and Nondisclosure Agreement	12/21/2007	Not defined	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Ocular Inc.	Confidentiality and Nondisclosure Agreement	1/30/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Parley Entertainment Limited	Confidentiality and Nondisclosure Agreement	9/8/2008	Not defined	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Paul Miller (O2 Consulting)	Confidentiality and Nondisclosure Agreement	8/2/2010	60 Days	Indefinitely		10... Neither Party has the right to assign its obligations or rights or privileges to any other person without the written consent of the other Party.
PE Company, Inc.	Confidentiality and Nondisclosure Agreement	3/12/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

Piercy, Bowler, Taylor & Kern	Confidentiality and Nondisclosure Agreement	1/14/2010	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Pinyon Technologies	Reciprocal Nondisclosure Agreement	6/8/2007	3 years	5 Years		None?
[redacted]						
Prescott Group Capital Management	Confidentiality and Nondisclosure Agreement	7/9/2010	60 Days	Indefinitely		10... Neither Party has the right to assign its obligations or rights or privileges to any other person without the written consent of the other Party.
PRIDE Industries	Confidentiality and Nondisclosure Agreement	8/14/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
PrimeSoft Solutions, Inc.	Confidentiality and Nondisclosure Agreement	2/24/2011	2 Years	2 Years		13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
ProTec Games, Inc.	Mutual Non-Disclosure Agreement	10/1/2009	Not defined	Not defined		11. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns, specifically including any corporation formed which becomes an assignee subsequent the date hereof.
Purcell & Associates Technology Consultants Ltd.	Confidentiality and Nondisclosure Agreement	4/1/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Qualnetics	Mutual Non-Disclosure Agreement	3/18/2008	2 Years	3 years		9... Neither Party may assign any of its rights hereunder, nor delegate any of its duties hereunder, without the prior written consent of the other Party, and each Party acknowledges and agrees that, absent such prior written consent, any attempted assignme
Raymond Handling Concepts Corporation	Confidentiality and Nondisclosure Agreement	[illegible]	3 years	7 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
REGAL Capital Advisors, LLC	Confidentiality and Nondisclosure Agreement	1/11/2011	2 Years	2 Years	Bally/ GTI Fairness Opinion	13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Richard L. Baldwin	Confidentiality and Nondisclosure Agreement	7/23/2012	1 Year	Not defined	Refinancing	None
Rich Bianchi	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Graphic Design Consultant	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Rolled Up Gaming Partners	Letter Agreement	11/24/2010	1/31/2011	Indefinitely		None

Ron Murphy	Confidentiality and Nondisclosure Agreement	8/9/2007	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Scientific Games International, Inc.	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	6 Years	[illegible]	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Scientific Games International, Inc.	Confidentiality and Nondisclosure Agreement	5/24/2010	2 Years	5 Years	Corporate Investment/ JV possibility, SGI licensed VLT product	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Scientific Games International, Inc.	Mutual Non-Disclosure Agreement	1/27/2011	3 Years	3 years		9... The provisions hereof shall inure to and be binding upon the successors and assigns of the parties hereto; provided, however that no disclosure of Confidential Information may be made to any successor or assign of a party without the written consent of
Sega Corporation	Confidentiality Agreement	4/28/2010	5 Years	5 Years		None
Spielo Gaming Systems, LLC	Mutual Non-Disclosure Agreement	[illegible]	5 Years	6 Years	VLT	13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Session Gaming	Confidentiality and Nondisclosure Agreement	8/16/2010	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
SGS U.S. Testing Company Inc.	Mutual Non-Disclosure Agreement	3/26/2010	1 Year	3 years		11. Except in the event of a merger, acquisition, internal reorganization or sale of all or substantially all of a party's assets, this Agreement may not be assigned by either party without the proper written consent of the other.
Shakopee Mdewakanton Sioux Community Gaming Enterprise	Confidentiality and Nondisclosure Agreement	8/23/2012	3 Years	5 Years		13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Shuffle Master, Inc.	Confidentiality and Nondisclosure Agreement	11/1/2010	1 Year	2 Years		14. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
Silex Technology America, Inc.	Mutual Confidential Disclosure Agreement	2/4/2010	Not defined	Not defined		14. No change, modification, extension, termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.
Silicon Visions	Confidentiality and Nondisclosure Agreement	4/24/2009	3 years	7 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Silicon.
Slingo, Inc.	Mutual Non-Disclosure Agreement	11/18/2009	5 Years	Not defined		None
Solid Logic Design, Inc.	Confidentiality and Nondisclosure Agreement	4/28/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

Stephen Patton	Confidentiality and Nondisclosure Agreement	8/13/2010	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and INDIVIDUAL.
SunChase Holdings	Confidentiality and Nondisclosure Agreement	7/20/2012	1 Year	Not defined	Refinancing	none
Susan Nuckles	Confidentiality and Nondisclosure Agreement	6/17/2012	1 year	5 years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and INDIVIDUAL.
TableMAX Holdings, LLC	Confidentiality and Nondisclosure Agreement	10/31/2007	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Tallahassee Bingo	Confidentiality Agreement	6/2/2010	Not defined	Not defined		None?
Terain, Inc.	Confidentiality Agreement	2/6/2012	3 Years	5 Years		None
TCS JOHNHUXLEY GROUP	Confidentiality and Nondisclosure Agreement	6/30/2008	Not defined	Not defined		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and Third Party.
Technology Center	Confidentiality and Nondisclosure Agreement	7/30/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
[illegible]	Confidentiality and Nondisclosure Agreement	[illegible]	[illegible] Years	5 Years	Possible Corporate Investment	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and [illegible]
[illegible]	[illegible]	[illegible]	2 Years	5 Years	[illegible]	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of [illegible]
The Funding Stop, LLC	Mutual Confidentiality and Nondisclosure Agreement	8/20/2011	3 Years	3 years	VLT-provide financing for video gaming terminals/vlts/slots and gaming equipment	None?
TimePlay Entertainment	Confidentiality and Nondisclosure Agreement	8/30/2009	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
[illegible], Inc.	Confidentiality and Nondisclosure Agreement	10/8/2009	2 Years	5 Years	[illegible]	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Tony Remnaca	Confidentiality and Nondisclosure Agreement	3/3/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
TPG Growth, LLC	Confidentiality Agreement	6/21/2010	1 Year	1 Year	Investment in VLT business. No product information revealed	None.

Tripp Enterprises, Inc.	Confidentiality and Nondisclosure Agreement	1/25/2010	Not defined	Not defined		8. The terms, conditions and covenants of this Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto; however, nothing in this Agreement grants any right of assignment or transfer of the rights so
Tripp Blue Gaming LLC	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	VLT Game design group. We disclosed [illegible] product. No proprietary information revealed	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
US Bank	Confidentiality and Nondisclosure Agreement	5/8/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Video Gaming Technologies, Inc.	Mutual Non-Disclosure Agreement	[illegible]	2 Years	2 Years	Possible VLT content [illegible] - no actions	[illegible] This Agreement [illegible] successors and assigns. No modification [illegible] Agreement shall be effective unless in writing and signed by both parties hereto.
Viera Holdings, Inc.	Confidentiality and Nondisclosure Agreement	3/22/2012	3 Years	5 years		13. This Agreement is binding on the parties, their successors and assigns. No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.
[illegible] Stewart IV, Stewart Designs	Confidentiality and Nondisclosure Agreement	7/[illegible]/2008	2 Years	6 Years	Graphic Design Consultant	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Vista Gaming	Confidentiality and Nondisclosure Agreement	[illegible]	2 Years	5 Years	Possible VLT content [illegible] - no actions	8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
VPI Manufacturing	Confidentiality and Nondisclosure Agreement	3/10/2008	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.
Western Computer	Mutual Confidentiality and Nondisclosure Agreement	9/18/2008	5 Years	Indefinitely		8. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party hereto, except to a successor in ownership of all or substantially all of the assets of the assigning party if the su
WiZWI, Inc.	Mutual Non-Disclosure Agreement	6/10/2008	3 years	3 years		None
WiFi Rail, Inc.	Mutual Confidentiality Agreement	9/3/2009	1 Year	5 Years		11. Neither party will assign or transfer any rights or obligations under this Agreement without the prior written consent of the other part, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agr
Zak Khal	Confidentiality and Nondisclosure Agreement	4/13/2010	2 Years	5 Years		9... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

Z-Source International	Confidentiality and Nondisclosure Agreement	11/26/2007	2 Years	5 Years		8... This Agreement shall not be modifiable or assignable, in whole or in part, without the express written consent of GameTech and COMPANY.

EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND BILL OF SALE[1]

This General Assignment and Bill of Sale (this "General Assignment and Bill of Sale") is being delivered pursuant to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the "Asset Purchase Agreement") by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor"), YI GT Acquisition, Inc., a Delaware corporation ("Assignee") and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A. Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Acquired Assets from Assignor to Assignee.

B. Any capitalized term used but not otherwise defined in this General Assignment and Bill of Sale has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the good and valuable consideration set forth in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the "Effective Time"), all of Assignor's right, title and interest in and to all of the Acquired Assets.

Assignor agrees (a) to furnish upon request to Assignee such further information, (b) to execute and deliver to Assignee such other documents, and (c) to do such other acts and things, all as Assignee may reasonably request for the purpose of carrying out the intent of this General Assignment and Bill of Sale and the transactions contemplated by this General Assignment and Bill of Sale.

The terms of the Asset Purchase Agreement, including but not limited to the representations, warranties, covenants and agreements relating to the Acquired Assets set forth in the Asset Purchase Agreement, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. To the extent any terms and provisions of this General Assignment and Bill of Sale are in any way inconsistent with or in conflict with any term, condition or provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

---

[1] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Sellers to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor has caused this General Assignment and Bill of Sale to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORP.

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT[2]

This Assignment and Assumption Agreement (this "Assignment and Assumption") is made and entered into as of September __, 2012, by and among GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor") and YI GT Acquisition, Inc., a Delaware corporation ("Assignee").

RECITALS

A. Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the "Asset Purchase Agreement"), pursuant to which Assignee has agreed to purchase from Assignor the Acquired Assets.

B. Upon the terms and subject to the conditions of the Asset Purchase Agreement, Assignor has agreed to assign the Acquired Assets to Assignee, and Assignee has agreed to assume from Assignor the Assumed Obligations.

C. Any capitalized term used but not otherwise defined in this Assignment and Assumption has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the good and valuable consideration set forth in the Asset Purchase Agreement and the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment and Assumption. Effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the "Effective Time"), Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor and shall thereafter be responsible for the payment, performance or discharge of the Assumed Obligations. Notwithstanding anything to the contrary in this Assignment and Assumption, except for the Assumed Obligations, Assignee shall not assume and shall not be in any way liable or responsible for (whether directly, indirectly, contingently or otherwise) any Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

2. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including but not limited to the representations, warranties, covenants and agreements relating to the Assumed Obligations set forth in the Asset Purchase Agreement, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement

---

[2] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets and/or assume the Assumed Obligations pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Buyer and Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. To the extent any terms and provisions of this Assignment and Assumption are in any way inconsistent with or in conflict with any term, condition or provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

3. Further Assurances. Assignor and Assignee each agrees (a) to furnish upon request to each other party hereto such further information, (b) to execute and deliver to each other party hereto such other documents, and (c) to do such other acts and things, all as the other party hereto may reasonably request for the purpose of carrying out the intent of this Assignment and Assumption and the transactions contemplated by this Assignment and Assumption.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORP.

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

ASSIGNEE:
YI GT ACQUISITION, INC.

____
By:
Name:
Title:

EXHIBIT G

FORM OF PATENT ASSIGNMENT[3]

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

PATENT ASSIGNMENT

This Patent Assignment (this "Patent Assignment") is being delivered pursuant to that certain Asset Purchase Agreement, dated as of September __, 2012 (the "Asset Purchase Agreement") by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor"), YI GT Acquisition, Inc., a Delaware corporation ("Assignee") and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A. Assignor owns certain patent applications and/or registrations, as listed in Attachment A attached hereto and incorporated herein by this reference (the "Patents").

B. Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Patents from Assignor to Assignee.

C. Any capitalized term used but not otherwise defined in this Patent Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012(the "Effective Time"), Assignor's entire right, title and interest in and to the Patents, including all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions and renewals of the applications and registrations for the Patents (and the right to apply for any of the foregoing); all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Patents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[3] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

IN WITNESS WHEREOF, Assignor has caused this Patent Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORP.

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

STATE OF ______________)
) ss.
COUNTY OF _____________)

On _____________________, 200_, before me, the undersigned notary public in and for said County and State, personally appeared

____

____,

____ personally known to me *[or]*

____ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _________________ subscribed to the within instrument and acknowledged to me that _________________ executed the same in ___________________ authorized capacity(ies) and that, by ______________ signature(s) on the instrument. the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

____

My commission expires on

____

ATTACHMENT A TO PATENT ASSIGNMENT

See attached

Attachment A to Patent Assignment
GameTech International, Inc.
Patents

Jurisdiction	Title	Date Filed	Serial Number	Date Issued	Patent Number
United States	E-Ink Bingo Display	9/19/2007	11/857,935	N/A	N/A
United States	Multi-Line Poker Video Gaming Apparatus and Method	8/3/1999	09/366,088	11/27/2001	6,322,445
United States	Partition Keno Games	7/30/1999	09/364,713	8/7/2001	6,270,407
United States	Method for Playing Video Games with Improved Player Interest	8/17/2005	11/205,664	9/2/2008	7,419,159
United States	Method for Playing Draw Poker	12/1/2005	11/292,934	10/6/2009	7,597,327
United States	Method for Playing Keno with Side Bets	1/21/2006	11/337,031	1/27/2009	7,481,706
United States	Method for Playing Keno with Increased Player Interest	6/20/2006	11/471,703	N/A	N/A
United States	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/13/2002	10/244,098	2/13/2007	7,175,529
Canada	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/15/2003	2,498,820	N/A	N/A
Great Britain	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/15/2003	505264.2	2/22/2006	2408951
United States	Method and Apparatus for Remote Game Device With Failure Fallback and Restoration	9/13/2002	10/244,039	6/29/2004	6,755,742
Canada	Method and Apparatus for Remote Game Device With Failure Fallback and Restoration	9/15/2003	2,498,789	N/A	N/A
Great Britain	Method and Apparatus for Remote Game Device With	9/15/2003	505271.7	1/18/2006	2409650

Attachment A to Patent Assignment
GameTech International, Inc.
Patents

	Failure Fallback and Restoration				
United States	Enhanced Process for Gaming Using Multiple Random Progressive Prize Opportunities and Bingo-Type of Gaming Products Thereby	2/2/2005	11/050,114	7/6/2010	7,749,066
Canada	(Canada) Enhanced Process for Gaming Using Multiple Random Progressive Prize Opportunities and Bingo-Type of Gaming Products Thereby	2/2/2005	2,495,872	N/A	N/A
United States	Enhanced Gaming System	12/23/2003	10/743,350	11/13/2007	7,294,056
United States	Method and Apparatus and Computer Program Product for Enhanced Bingo Game	7/26/2005	11/190,694	4/13/2010	7,695,362

EXHIBIT H

FORM OF COPYRIGHT ASSIGNMENT[4]

IN THE UNITED STATES COPYRIGHT OFFICE

COPYRIGHT ASSIGNMENT

This Copyright Assignment (this "Copyright Assignment") is being delivered pursuant to that certain Asset Purchase Agreement, dated as of July 30, 2012 (the "Asset Purchase Agreement") by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor"), YI GT Acquisition, Inc., a Delaware corporation ("Assignee") and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A. Assignor owns certain works of authorship and/or copyrights, and registrations for such works of authorship and copyrights, as set forth in Attachment A attached hereto and incorporated herein by this reference ("Copyrights").

B. Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Copyrights from Assignor to Assignee.

C. Any capitalized term used but not otherwise defined in this Copyright Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the "Effective Time"), Assignor's entire right, title and interest in and to the Copyrights, including all registrations for the Copyrights (and the right to apply for any of the foregoing); all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Copyrights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

---

[4] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

IN WITNESS WHEREOF, Assignor has caused this Copyright Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

STATE OF ____________)
) ss.
COUNTY OF ____________)

On ____________________, 200_, before me, the undersigned notary public in and for said County and State, personally appeared ______________________________________

____,

___ personally known to me *[or]*

___ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) _______________ subscribed to the within instrument and acknowledged to me that _______________ executed the same in _________________ authorized capacity(ies) and that, by _____________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.

____

My commission expires on

____

ATTACHMENT A TO COPYRIGHT ASSIGNMENT

See attached

Attachment A to Copyright Assignment
GameTech International, Inc.
Copyrights

Registered Owner	Jurisdiction	Title	Copyright Year	Copyright Number
GameTech International, Inc.	United States	CRNGPerm – definition of a random set of bingo cards/authors, Michael W. Hartman & Brett Keeton.	1996	TXu001008409/2001-12-28

EXHIBIT I

FORM OF TRADEMARK ASSIGNMENT[5]

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

TRADEMARK ASSIGNMENT

This Trademark Assignment (this "Trademark Assignment") is being delivered pursuant to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the "Asset Purchase Agreement") by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor"), YI GT Acquisition, Inc., a Delaware corporation ("Assignee") and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A. Assignor owns certain trademarks and/or service marks, and applications and/or registrations for such marks, as listed in Attachment A attached hereto and incorporated herein by this reference (the "Marks").

B. Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Marks from Assignor to Assignee.

C. Any capitalized term used but not otherwise defined in this Trademark Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the "Effective Time"), Assignor's entire right, title and interest in and to the Marks, and to the applications and/or registrations for the Marks, together with the goodwill of the business symbolized by the Marks, including the right to sue and recover for any past infringement thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

---

[5] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

IN WITNESS WHEREOF, Assignor has caused this Trademark Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

ATTACHMENT A TO TRADEMARK ASSIGNMENT

See attached

GameTech International, Inc.
U.S. registered trademarks, unregistered trademarks, trade names and service marks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International, Inc.	United States	76 BINGO	N/A	N/A
GameTech International, Inc.	United States	8 LINE	N/A	N/A
GameTech International, Inc.	United States	ALLTRAK	2771606	10/7/2003
GameTech International, Inc.	United States	ALLTRAK2	3180624	12/5/2006
GameTech International, Inc.	United States	BAYOU QUEEN POKER	N/A	N/A
GameTech International, Inc.	United States	BIG 6 KENO	N/A	N/A
GameTech International, Inc.	United States	BIG 6 POKER	N/A	N/A
GameTech International, Inc.	United States	BIG DAWG PROGRESSIVE	N/A	N/A
GameTech International, Inc.	United States	BINGO ENHANCED TABS SYSTEM	3166078	10/31/2006
GameTech International, Inc.	United States	BLACKJACK EXPLOSION	N/A	N/A
GameTech International, Inc.	United States	BLACKJACK SPINNER	N/A	N/A
GameTech International, Inc.	United States	BLAZING QUARTERS	2973785	7/19/2005
GameTech International, Inc.	United States	BONUS POKER	N/A	N/A
GameTech International, Inc.	United States	BOWLING FOR CASH	3188104	12/19/2006
GameTech International, Inc.	United States	BOWLING FOR CASH	3301221	10/2/2007
GameTech International, Inc.	United States	CADILLAC BINGO	2255964	6/22/1999
GameTech International, Inc.	United States	CANDY SHOP	N/A	N/A
GameTech International, Inc.	United States	CAP'N JACKPOT	N/A	N/A
GameTech International, Inc.	United States	CASCADE 2 HAND	N/A	N/A
GameTech International, Inc.	United States	CASH MONEY KENO	N/A	N/A
GameTech International, Inc.	United States	CATFISH HEAVEN	N/A	N/A
GameTech International, Inc.	United States	CHAMELEON KENO	N/A	N/A
GameTech International, Inc.	United States	CHAMPIONS EDGE	(Pending) N/A	(Pending) N/A
GameTech International, Inc.	United States	CHICAGO 8-LINE	N/A	N/A
GameTech International, Inc.	United States	CHRIS MONEYMAKER POKER	N/A	N/A
GameTech International, Inc.	United States	CLASSIC KENO	N/A	N/A
GameTech International, Inc.	United States	CLASSIG BLACKJACK	N/A	N/A
GameTech International, Inc.	United States	CLUB 76	3248131	5/29/2007
GameTech International, Inc.	United States	COW ABDUCTION	N/A	N/A
GameTech International, Inc.	United States	COW ABDUCTION POKER	N/A	N/A
GameTech International, Inc.	United States	CRAWFISH COOKIN'	N/A	N/A
GameTech International, Inc.	United States	CRAZY BOUT BINGO	N/A	N/A
GameTech International, Inc.	United States	CRAZY PAYS	2462403	6/19/2001
GameTech International, Inc.	United States	CRYSTAL BALL	3320058	10/23/2007
GameTech International, Inc.	United States	CRYSTAL BALL BINGO	N/A	N/A
GameTech International, Inc.	United States	DECORATING FOR DOLLARS	3166605	10/31/2006
GameTech International, Inc.	United States	DECORATING FOR DOLLARS POKER	N/A	N/A

GameTech International, Inc.
U.S. registered trademarks, unregistered trademarks, trade names and service marks

GameTech International, Inc.	United States	DEMOLITION POKER	3354178	12/11/2007
GameTech International, Inc.	United States	DEUCES WILD	N/A	N/A
GameTech International, Inc.	United States	DIAMOND ELITE	2904960	11/23/2004
GameTech International, Inc.	United States	DOUBLE BONUS JACKPOT	N/A	N/A
GameTech International, Inc.	United States	DOUBLE DOUBLE BONUS	N/A	N/A
GameTech International, Inc.	United States	ELITE SERIES	3121388	7/25/2006
GameTech International, Inc.	United States	EXPLORER	4166425	7/3/2012
GameTech International, Inc.	United States	FIRESTAR	3098946	5/30/2006
GameTech International, Inc.	United States	FIRESTAR PROGRESSIVE	N/A	N/A
GameTech International, Inc.	United States	FREEDOM FEST KENO	N/A	N/A
GameTech International, Inc.	United States	FROGGY BOTTOM KENO	N/A	N/A
GameTech International, Inc.	United States	FROZEN JOKER POKER	N/A	N/A
GameTech International, Inc.	United States	FRUIT FLIES	N/A	N/A
GameTech International, Inc.	United States	GAMBLER'S EDGE	N/A	N/A
GameTech International, Inc.	United States	GAMBLER'S EDGE POKER	3399985	3/18/2008
GameTech International, Inc.	United States	GAMETECH	3006830	10/18/2005
GameTech International, Inc.	United States	GAMETECH (Plus Design)	2927142	2/22/2005
GameTech International, Inc.	United States	GAMETECH ARIZONA CORPORATION	3226802	4/10/2007
GameTech International, Inc.	United States	GAMETECH ELITE	3450111	6/17/2008
GameTech International, Inc.	United States	GAMETECH MAXVISION	(Pending) N/A	(Pending) N/A
GameTech International, Inc.	United States	GAMETECH MINI	3395527	3/11/2008
GameTech International, Inc.	United States	GATOR GAMES	N/A	N/A
GameTech International, Inc.	United States	GOLD WORKS	N/A	N/A
GameTech International, Inc.	United States	GREENO KENO	N/A	N/A
GameTech International, Inc.	United States	GROUNDHOG DAY POKER	N/A	N/A
GameTech International, Inc.	United States	HIGH COUNTRY MONTANA POKER	1862620	11/15/1994
GameTech International, Inc.	United States	HOT FLUSH	2974454	7/19/2005
GameTech International, Inc.	United States	INCEPTION KENO	N/A	N/A
GameTech International, Inc.	United States	JACKPOT ACES	N/A	N/A
GameTech International, Inc.	United States	JACKS OR BETTER	N/A	N/A
GameTech International, Inc.	United States	JAILBREAK	N/A	N/A
GameTech International, Inc.	United States	JOKER POKER	N/A	N/A
GameTech International, Inc.	United States	JOKERS JACKPOT	2958691	5/31/2005
GameTech International, Inc.	United States	JUKEBOX JUNGLE	2489282	9/11/2001
GameTech International, Inc.	United States	KENO CASH COUNTDOWN	N/A	N/A
GameTech International, Inc.	United States	KRAZY KLOWN	N/A	N/A
GameTech International, Inc.	United States	LIGHTENING POWER KENO	N/A	N/A
GameTech International, Inc.	United States	LIL'S BONUS	N/A	N/A

GameTech International, Inc.
U.S. registered trademarks, unregistered trademarks, trade names and service marks

GameTech International, Inc.	United States	LUCKY BONUS	N/A	N/A
GameTech International, Inc.	United States	MAGIC BONUS	N/A	N/A
GameTech International, Inc.	United States	MAYAN MONEY	N/A	N/A
GameTech International, Inc.	United States	MEGA PLEX	3137136	8/29/2006
GameTech International, Inc.	United States	MINER'S TREASURE	3218955	3/13/2007
GameTech International, Inc.	United States	MINER'S TREASURE POKER	N/A	N/A
GameTech International, Inc.	United States	MONTANA CHOPPERS	3086646	4/25/2006
GameTech International, Inc.	United States	MONTANA POKER II	1862386	11/15/1994
GameTech International, Inc.	United States	MONTANA PROGRESSIVE	N/A	N/A
GameTech International, Inc.	United States	MT CHOPPERS	N/A	N/A
GameTech International, Inc.	United States	NEVADA CLASSIC	3002701	9/27/2005
GameTech International, Inc.	United States	OCTOSPIN	N/A	N/A
GameTech International, Inc.	United States	OLE'S TREASURE	N/A	N/A
GameTech International, Inc.	United States	PAY IT AGAIN POKER	(Pending) N/A	(Pending) N/A
GameTech International, Inc.	United States	PAYLINE 2 POKER	N/A	N/A
GameTech International, Inc.	United States	PAYLINE POKER	3266658	7/17/2007
GameTech International, Inc.	United States	PAYLINE POKER!	3953221	5/3/2011
GameTech International, Inc.	United States	PAYLOAD KENO	N/A	N/A
GameTech International, Inc.	United States	PAY-N-PLAY (2nd Filing)	3099912	6/6/2006
GameTech International, Inc.	United States	PENNY POWER	2464339	6/26/2001
GameTech International, Inc.	United States	PETER JACOBSEN CHALLENGE KENO	3013698	11/8/2005
GameTech International, Inc.	United States	PETER JACOBSON BONUS POKER	N/A	N/A
GameTech International, Inc.	United States	PETER JACOBSON KENO	N/A	N/A
GameTech International, Inc.	United States	PETER JACOBSON POKER	N/A	N/A
GameTech International, Inc.	United States	PICK 5 SUPER POWER PLAY	N/A	N/A
GameTech International, Inc.	United States	PICK YOUR PLEASURE	N/A	N/A
GameTech International, Inc.	United States	PIROGUE POKER	N/A	N/A
GameTech International, Inc.	United States	PLANET 7'S	N/A	N/A
GameTech International, Inc.	United States	PLAYERS ZONE	3149908	9/26/2006
GameTech International, Inc.	United States	POKER DOGS	3528354	11/4/2008
GameTech International, Inc.	United States	POWER WAY KENO	N/A	N/A
GameTech International, Inc.	United States	POW'R DEUCES POKER	N/A	N/A
GameTech International, Inc.	United States	POW'R HIT PLUS KENO	N/A	N/A
GameTech International, Inc.	United States	RAGING RUBIES	3077758	4/4/2006
GameTech International, Inc.	United States	REDLINE KENO	N/A	N/A
GameTech International, Inc.	United States	REEL BOSS	N/A	N/A
GameTech International, Inc.	United States	REEL GRIT	N/A	N/A
GameTech International, Inc.	United States	ROYAL PAYS	2464356	6/26/2001

GameTech International, Inc.
U.S. registered trademarks, unregistered trademarks, trade names and service marks

GameTech International, Inc.	United States	ROYAL TOUCH	2269747	8/10/1999
GameTech International, Inc.	United States	SANDS OF TIME	2833210	4/13/2004
GameTech International, Inc.	United States	SD CHOPPERS	N/A	N/A
GameTech International, Inc.	United States	SHISH-K-BONUS	N/A	N/A
GameTech International, Inc.	United States	SLINGO	N/A	N/A
GameTech International, Inc.	United States	SPIES	3225793	4/3/2007
GameTech International, Inc.	United States	SPIES KENO	N/A	N/A
GameTech International, Inc.	United States	SPILL OVER	3450244	6/17/2008
GameTech International, Inc.	United States	SPILLOVER KENO	N/A	N/A
GameTech International, Inc.	United States	SPILLOVER POKER	N/A	N/A
GameTech International, Inc.	United States	STACKING CASH KENO	N/A	N/A
GameTech International, Inc.	United States	SUNKEN TREASURE	3002700	9/27/2005
GameTech International, Inc.	United States	SUPER 7 BLACKJACK	N/A	N/A
GameTech International, Inc.	United States	SUPER BIG DAWG KENO	N/A	N/A
GameTech International, Inc.	United States	SUPER POWER WAY KENO	N/A	N/A
GameTech International, Inc.	United States	SWEET SUCCESS	N/A	N/A
GameTech International, Inc.	United States	TED (Assigned from Bingo Card Minder Corp.)	2076334	7/1/1997
GameTech International, Inc.	United States	TED2C	2901479	11/9/2004
GameTech International, Inc.	United States	THE ELECTRONIC DAUBER*	2127889	1/6/1998
GameTech International, Inc.	United States	TIME BOMB	N/A	N/A
GameTech International, Inc.	United States	TOM CAT KENO	N/A	N/A
GameTech International, Inc.	United States	TOP DOG KENO	N/A	N/A
GameTech International, Inc.	United States	TRACKER	3374163	1/22/2008
GameTech International, Inc.	United States	TRAVELER	2979232	7/26/2005
GameTech International, Inc.	United States	TREASURE 7'S	N/A	N/A
GameTech International, Inc.	United States	TREASURE HUNT	N/A	N/A
GameTech International, Inc.	United States	TREASURE HUNT KENO	2447002	4/24/2001
GameTech International, Inc.	United States	TREASURER 7'S DELUXE	N/A	N/A
GameTech International, Inc.	United States	TREE SHAKER POKER	N/A	N/A
GameTech International, Inc.	United States	U-KICKEM	N/A	N/A
GameTech International, Inc.	United States	VAULT OF GOLD KENO	N/A	N/A
GameTech International, Inc.	United States	VOODOO POKER	N/A	N/A
GameTech International, Inc.	United States	WHO DAT POKER	N/A	N/A
GameTech International, Inc.	United States	WILD BIKER	3086724	4/25/2006
GameTech International, Inc.	United States	WILD BIKER DELUXE POKER	N/A	N/A
GameTech International, Inc.	United States	WILD COUGAR (Licensed from Aristocrat)	N/A	N/A
GameTech International, Inc.	United States	WILD FIRE BINGO	N/A	N/A

Section 3.09(a)

GameTech International, Inc.
U.S. registered trademarks, unregistered trademarks, trade names and service marks

GameTech International, Inc.	United States	WILD FIRE BINGO PROGRESSIVE	N/A	N/A
GameTech International, Inc.	United States	WILD PAYLINES	N/A	N/A
GameTech International, Inc.	United States	WILD WAYS KENO	N/A	N/A
GameTech International, Inc.	United States	WILD WIDOW POKER	2483049	4/28/2001

GameTech International, Inc.
Registered Canadian Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International	Canada	ALLTRAK	622,297	10/8/2004
GameTech International	Canada	DIAMOND BINGO	616,398	8/6/2004
GameTech International	Canada	DIAMOND ELITE	641,889	6/13/2005
GameTech International	Canada	DIAMOND PLUS BINGO	669,211	8/2/2006
GameTech International	Canada	DIAMOND PRO	642,034	6/15/2005
GameTech International	Canada	DIAMOND TED	TMA563185	6/7/2002
GameTech International	Canada	DIAMOND VIP	641,970	6/14/2005
GameTech International	Canada	GAMETECH	679,133	1/9/2007
GameTech International	Canada	GAMETECH (Plus Design)	673,830	9/26/2006
GameTech International	Canada	TED	635,592	3/17/2005
GameTech International	Canada	TED2C	668,879	7/28/2006
GameTech International	Canada	THE BINGO PLAYERS CHOICE	563,224	6/10/2002

GameTech Mexico S. de R.L. de C.V.
Registered Mexico Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH (Class 42)	1013218	3/3/2008
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH MEXICO	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH MEXICO	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GRINGO BINGO (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GRINGO BINGO (Class 42)	968919	1/18/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LATIN 90 (Class 42)	971528	2/7/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LATIN 90 (Class 9)	975008	2/27/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LOTERIA LOCO (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	LOTERIA LOCO (Class 42)	969965	1/25/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRACKER (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRACKER (Class 42)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRAVELER (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRAVELER (Class 42)	1039460	5/15/2008

GameTech International, Inc.
Registered Norway Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International, Inc.	Norway	GAMETECH (Plus Design)	220429	Active
GameTech International, Inc.	Norway	TED	220428	Active

GameTech International, Inc.
Patents

Jurisdiction	Title	Date Filed	Serial Number	Date Issued	Patent Number
United States	E-Ink Bingo Display	9/19/2007	11/857,935	N/A	N/A
United States	Multi-Line Poker Video Gaming Apparatus and Method	8/3/1999	09/366,088	11/27/2001	6,322,445
United States	Partition Keno Games	7/30/1999	09/364,713	8/7/2001	6,270,407
United States	Method for Playing Video Games with Improved Player Interest	8/17/2005	11/205,664	9/2/2008	7,419,159
United States	Method for Playing Draw Poker	12/1/2005	11/292,934	10/6/2009	7,597,327
United States	Method for Playing Keno with Side Bets	1/21/2006	11/337,031	1/27/2009	7,481,706
United States	Method for Playing Keno with Increased Player Interest	6/20/2006	11/471,703	N/A	N/A
United States	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/13/2002	10/244,098	2/13/2007	7,175,529
Canada	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/15/2003	2,498,820	N/A	N/A
Great Britain	Method and Apparatus for RF Transmitter Layout in a Gaming Hall	9/15/2003	505264.2	2/22/2006	2408951
United States	Method and Apparatus for Remote Game Device With Failure Fallback and Restoration	9/13/2002	10/244,039	6/29/2004	6,755,742
Canada	Method and Apparatus for Remote Game Device With Failure Fallback and Restoration	9/15/2003	2,498,789	N/A	N/A

GameTech International, Inc.
Patents

Great Britain	Method and Apparatus for Remote Game Device With Failure Fallback and Restoration	9/15/2003	505271.7	1/18/2006	2409650
United States	Enhanced Process for Gaming Using Multiple Random Progressive Prize Opportunities and Bingo-Type of Gaming Products Thereby	2/2/2005	11/050,114	7/6/2010	7,749,066
Canada	(Canada) Enhanced Process for Gaming Using Multiple Random Progressive Prize Opportunities and Bingo-Type of Gaming Products Thereby	2/2/2005	2,495,872	N/A	N/A
United States	Enhanced Gaming System	12/23/2003	10/743,350	11/13/2007	7,294,056
United States	Method and Apparatus and Computer Program Product for Enhanced Bingo Game	7/26/2005	11/190,694	4/13/2010	7,695,362

Section 3.09(a)

GameTech International, Inc.
Copyrights

Registered Owner	Jurisdiction	Title	Copyright Year	Copyright Number
GameTech International, Inc.	United States	CRNGPerm – definition of a random set of bingo cards/authors, Michael W. Hartman & Brett Keeton.	1996	TXu001008409/2001-12-28

GameTech International, Inc.
Domain Names

Domain Names
www.gametech-inc.com
www.summitgaming.com

Attachment A to Trademark Assignment
GameTech International, Inc.
U.S. Active and Pending Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International, Inc.	United States	ALLTRAK	2771606	10/7/2003
GameTech International, Inc.	United States	ALLTRAK2	3180624	12/5/2006
GameTech International, Inc.	United States	BINGO ENHANCED TABS SYSTEM	3166078	10/31/2006
GameTech International, Inc.	United States	BLAZING QUARTERS	2973785	7/19/2005
GameTech International, Inc.	United States	BOWLING FOR CASH	3188104	12/19/2006
GameTech International, Inc.	United States	BOWLING FOR CASH	3301221	10/2/2007
GameTech International, Inc.	United States	CADILLAC BINGO	2255964	6/22/1999
GameTech International, Inc.	United States	CHAMPIONS EDGE	(Pending) N/A	(Pending) N/A
GameTech International, Inc.	United States	CLUB 76	3248131	5/29/2007
GameTech International, Inc.	United States	CRAZY PAYS	2462403	6/19/2001
GameTech International, Inc.	United States	CRYSTAL BALL	3320058	10/23/2007
GameTech International, Inc.	United States	DECORATING FOR DOLLARS	3166605	10/31/2006
GameTech International, Inc.	United States	DEMOLITION POKER	3354178	12/11/2007
GameTech International, Inc.	United States	DIAMOND ELITE	2904960	11/23/2004
GameTech International, Inc.	United States	ELITE SERIES	3121388	7/25/2006
GameTech International, Inc.	United States	EXPLORER	4166425	7/3/2012
GameTech International, Inc.	United States	FIRESTAR	3098946	5/30/2006
GameTech International, Inc.	United States	GAMBLER'S EDGE POKER	3399985	3/18/2008
GameTech International, Inc.	United States	GAMETECH	3006830	10/18/2005
GameTech International, Inc.	United States	GAMETECH (Plus Design)	2927142	2/22/2005
GameTech International, Inc.	United States	GAMETECH ARIZONA CORPORATION	3226602	4/10/2007
GameTech International, Inc.	United States	GAMETECH ELITE	3450111	6/17/2008
GameTech International, Inc.	United States	GAMETECH MAXVISION	(Pending) N/A	(Pending) N/A
GameTech International, Inc.	United States	GAMETECH MINI	3395527	3/11/2008
GameTech International, Inc.	United States	HIGH COUNTRY MONTANA POKER	1862620	11/15/1994
GameTech International, Inc.	United States	HOT FLUSH	2974454	7/19/2005
GameTech International, Inc.	United States	JOKERS JACKPOT	2958691	5/31/2005
GameTech International, Inc.	United States	JUKEBOX JUNGLE	2489282	9/11/2001
GameTech International, Inc.	United States	MEGA PLEX	3137136	8/29/2006
GameTech International, Inc.	United States	MINER'S TREASURE	3218955	3/13/2007
GameTech International, Inc.	United States	MONTANA CHOPPERS	3086646	4/25/2006
GameTech International, Inc.	United States	MONTANA POKER II	1862386	11/15/1994
GameTech International, Inc.	United States	NEVADA CLASSIC	3002701	9/27/2005
GameTech International, Inc.	United States	PAY IT AGAIN	(Pending) N/A	(Pending) N/A

Attachment A to Trademark Assignment
GameTech International, Inc.
U.S. Active and Pending Trademarks

		POKER		
GameTech International, Inc.	United States	PAYLINE POKER	3266658	7/17/2007
GameTech International, Inc.	United States	PAYLINE POKER!	3953221	5/3/2011
GameTech International, Inc.	United States	PAY-N-PLAY (2nd Filing)	3099912	6/6/2006
GameTech International, Inc.	United States	PENNY POWER	2464339	6/26/2001
GameTech International, Inc.	United States	PETER JACOBSEN CHALLENGE KENO	3013698	11/8/2005
GameTech International, Inc.	United States	PLAYERS ZONE	3149908	9/26/2006
GameTech International, Inc.	United States	POKER DOGS	3528354	11/4/2008
GameTech International, Inc.	United States	RAGING RUBIES	3077758	4/4/2006
GameTech International, Inc.	United States	ROYAL PAYS	2464356	6/26/2001
GameTech International, Inc.	United States	ROYAL TOUCH	2269747	8/10/1999
GameTech International, Inc.	United States	SANDS OF TIME	2833210	4/13/2004
GameTech International, Inc.	United States	SPIES	3225793	4/3/2007
GameTech International, Inc.	United States	SPILL OVER	3450244	6/17/2008
GameTech International, Inc.	United States	SUNKEN TREASURE	3002700	9/27/2005
GameTech International, Inc.	United States	TED (Assigned from Bingo Card Minder Corp.)	2076334	7/1/1997
GameTech International, Inc.	United States	TED2C	2901479	11/9/2004
GameTech International, Inc.	United States	THE ELECTRONIC DAUBER*	2127889	1/6/1998
GameTech International, Inc.	United States	TRACKER	3374163	1/22/2008
GameTech International, Inc.	United States	TRAVELER	2979232	7/26/2005
GameTech International, Inc.	United States	TREASURE HUNT KENO	2447002	4/24/2001
GameTech International, Inc.	United States	WILD BIKER	3086724	4/25/2006
GameTech International, Inc.	United States	WILD WIDOW POKER	2483049	4/28/2001

Attachment A to Trademark Assignment
GameTech International, Inc.
Canada Active Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International	Canada	ALLTRAK	622,297	10/8/2004
GameTech International	Canada	DIAMOND BINGO	616,398	8/6/2004
GameTech International	Canada	DIAMOND ELITE	641,889	6/13/2005
GameTech International	Canada	DIAMOND PLUS BINGO	669,211	8/2/2006
GameTech International	Canada	DIAMOND PRO	642,034	6/15/2005
GameTech International	Canada	DIAMOND TED	TMA563185	6/7/2002
GameTech International	Canada	DIAMOND VIP	641,970	6/14/2005
GameTech International	Canada	GAMETECH	679,133	1/9/2007
GameTech International	Canada	GAMETECH (Plus Design)	673,830	9/26/2006
GameTech International	Canada	TED	635,592	3/17/2005
GameTech International	Canada	TED2C	668,879	7/28/2006
GameTech International	Canada	THE BINGO PLAYERS CHOICE	563,224	6/10/2002

Attachment A to Trademark Assignment
GameTech Mexico S. de R.L. de C.V.
Mexico Active & Pending Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH (Class 42)	1013218	3/3/2008
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH MEXICO	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GAMETECH MEXICO	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GRINGO BINGO (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	GRINGO BINGO (Class 42)	968919	1/18/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LATIN 90 (Class 42)	971528	2/7/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LATIN 90 (Class 9)	975008	2/27/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	LOTERIA LOCO (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	LOTERIA LOCO (Class 42)	969965	1/25/2007
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRACKER (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRACKER (Class 42)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRAVELER (Class 9)	(Pending) N/A	(Pending) N/A
GameTech Mexico S. de. R.L. de C.V.	Mexico	TRAVELER (Class 42)	1039460	5/15/2008

Attachment A to Trademark Assignment
GameTech International, Inc.
Norway Active Trademarks

Registered Owner	Jurisdiction	Trademark Name	Registration No.	Registration Date
GameTech International, Inc.	Norway	GAMETECH (Plus Design)	220429	Active
GameTech International, Inc.	Norway	TED	220428	Active

Synopsis of Regulatory Actions

Washington State Gambling Commission ("WSGC")
Settlement Order
Dated April 28, 2008
Number CR 2007-01712

The Director of the Washington State Gambling Commission issued a Notice of Administrative Charges and Opportunity for an Adjudicative Proceeding to GameTech International on January 2, 2008. The Notice alleged GameTech International had failed to disclose information sufficient to conduct a background check on GameTech's lender Abelco, Inc whom the Commission believed qualified as "substantial interest holder" under the Commission's regulations. GameTech International contended Ableco did not qualify as a substantial interest holder and as such was not required to submit to a background check. Further, the only reason GameTech International did not provide the requested background information regarding Ableco and its officers is that Ableco would not provide it to GameTech International. The matter was resolved with the April 28, 2008 Settlement Order wherein it stated GameTech International did not agree with the summary of facts and violations but did agree: (1) "to the extent certain covenants of the Ableco loan violate Washington Gaming, such covenants would not be enforceable under paragraph 9.02(b) of the loan agreement" which paragraph provides "All rights, remedies, and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Gaming Laws and all provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement or the other Loan Documents invalid or unenforceable, in whole or in part."; (2) a seven day deferred suspension of GameTech's license,; and (3) a vacation of a three day license suspension by payment of a fine of $8,076 and of $5,980 of the Commissions investigative and administration costs.

State of Ohio
Office of the Attorney General
Settlement Agreement
Dated March 31, 2008

On March 30, 2007 GameTech International Inc. submitted its renewal application for its license to sell bingo equipment in the state of Ohio but erroneously failed to include the required application fee. GameTech International did not learn of this error until GameTech contacted the Attorney General's office of its own accord on April 2, 2007 whereupon it learned its license had not renewed on March 30, 2007. GameTech International upon its own initiative immediately stopped the sale/operation of its bingo equipment until its license renewal issued on April 4, 2007. GameTech International, due to its co-operation with the Attorney General's office, reached a settlement with the Attorney General's Office whereby it paid the Attorney General $25,000 as representative of GameTech's earnings during the time frame GameTech's license was not active and an additional $5,000 to cover the costs of investigation.

Synopsis of Regulatory Actions

Texas Lottery Commission ("TLC")
Settlement Order
Dated July, 2007

In July 2007 settlement was reached regarding two matters: 1) the brief ownership by a GameTech International, Inc. director of 1,500 shares of publicly traded stock of another Texas licensee in violation of a Texas rule limiting the ownership of any Texas licensee in the ownership of another licensee; and 2) in July 2005 a system setting was found to be incorrectly set such that the system could have allowed excess bingo cards to be played. No excess cards were ever played. The Memorandum of Agreement and Consent Order was signed on July 25, 2007 and requires GameTech International, Inc. to submit payment to the TLC in the amount of $24,630, annually verify its officers, directors and greater than 10% shareholders do not own any equitable interest in any other Texas licensed bingo manufacturer or distributor, and within ninety days of the order determine and notify the TLC that all card minding devices installed in Texas have been approved for use in Texas.

Texas Lottery Commission ("TLC")
Agreement in Compromise
Dated May 27, 2005

In May 2005 an Agreement in Compromise was reached with the TLC regarding price fixing allegations. Investigated by the TLC, the order entered by the Commission found no wrongdoing on behalf of GameTech International, Inc. The Company agreed to implement additional controls in the Texas market and agreed to pay $200,000.00 plus $50,000 in expenses. On August 15, 2005 a consent order was issued by the TLC adopting and approving the Agreement in Compromise.

Missouri Gaming Commission ("MOGC")
Settlement Order
Dated April 22, 2003

Missouri is a state that out-sources its laboratory testing to Gaming Laboratories International, Inc. ("GLI"). Prior to the incident with Brett Keeton, GameTech International, Inc. ("GameTech") did not have a true "version" of software; rather GameTech's GLI approved method of operations was to mix and match certain executables depending on the needs of the operator, and those executables were controlled by an identifier known as a GLI Signature. The MOGC misunderstood this and had an expectation that was built on that misunderstanding, specifically, the MOGC asked GameTech to remove "software" and GameTech responded by removing only the executable that controlled the particular function. On April 22, 2003, GameTech entered into a Settlement Order with the Missouri Gaming Commission. The original complaint was for failure to remove previously approved software in a timely manner after the Commission ruled it to be obsolete. GameTech agreed to the terms of the Settlement Order and as a result, paid a $5,000 settlement for the violation.

Mississippi Gaming Commission ("MSGC")
Stipulation and Agreement
Dated April 15, 2003

In November 2002, GameTech acquired certain operating assets from International Gaming Systems ("IGS"). The transactional attorney that drafted the purchase agreement for GameTech structured the agreement so that GameTech would form a wholly-owned subsidiary, IGS Acquisition, Inc. ("IGSA"), to hold the assets being acquired; this was done purely for accounting and legal liability purposes, and no other reason. Within 10 days of closing the transaction, GameTech realized what had happened and called to inform the jurisdictions in which IGS's former assets were operating, and Mississippi was the only jurisdiction that took issue with the fact that IGSA had been operating gaming assets without a license for a 10-day period. On November 20, 2002, the MSGC filed a complaint and GameTech agreed to the terms of the Settlement Agreement, which consisted of paying $10,000 to settle the violation.

Synopsis of Regulatory Actions

Nevada Gaming Commission
September 2002

During the last part of September 2002, it was determined that Bret Keeton, a GameTech Engineer, had played and cheated the Texas Stations Bingo Hall at their Las Vegas, Nevada facility. The Nevada Gaming Control Board (GCB) conducted an investigation of the matter. On September 20, 2002, GCB agents arrived at the GameTech corporate offices in Reno to interview and/or arrest Keeton. Later that morning, GameTech and GCB were advised of the death of Keeton. GameTech then engaged Robert Associates Group, LLC, an investigative agency comprised of retired FBI and IRS agents, to independently investigate the matter. Robert Associates determined that Keeton had acted alone. Keeton had created a "Cheat Gaff" code which allowed him to enter a nine-digit code into the player terminal whereby the last two digits would multiply the number of cards purchased. The record of the additional cards was programmed to automatically erase when the "next game" button was pushed. If the cheat was on the last game of a session and the "next game" button was not pushed the record of the cheat was not erased. GameTech immediately developed positive programs and additional software to enhance the Company's product security /regulatory compliance, internal controls, and its policies and procedures. Full implementation of these changes has ensured recurrence of such an incident can not occur in the future. During the few days of above noted investigation game play of the particular type GameTech units involved was suspended in Texas, Mississippi and Nevada. Upon determination the "Gaff" was localized, game play was resumed.

Washington State Gambling Commission ("WSGC")
Agreed Order
Dated November 6, 2002

On November 6, 2002, GameTech signed an Agreed Order with the WSGC. The complaint asserted certain claims against GameTech, but primarily alleged that GameTech violated the terms of its December 1999 Settlement Agreement (see below). The WSGC refused to negotiate the terms of the Agreed Order and its underlying "assertions", and GameTech was only allowed to insert into the document a short statement of rebuttal which appears on page 11 of the Agreed Order. GameTech settled with the WSGC by paying a $198,000 penalty (note, the amount was determined arbitrarily as there was no supporting formula provided).

Mississippi Gaming Commission ("MSGC")
Settlement Agreement
Dated February 22, 2001

On February 22, 2001, GameTech was a party to a Settlement Agreement with the MSGC. The complaint stipulates that no charges were being levied against GameTech; rather it was for charges brought against M&M Operations, a distributor of GameTech's products in Mississippi. GameTech was made a party to the Settlement Agreement because of the close nature of operations with its distributor. The Agreement directed GameTech to follow certain collecting and reporting procedures, and to write-off and not seek to collect on the long-term aged accounts receivable from certain customers.

Texas Lottery Commission ("TLC")
Agreed Final Order
Dated June 22, 1999

On June 22, 1999, GameTech International, Inc. ("GameTech") entered into an Agreed Final Order with the TLC. The complaint asserts that GameTech failed to disclose changes in its corporate structure within the 10 day time period required by the TLC. GameTech agreed to the terms of the Order, which included payment of a $12,500 fine

Washington State Gambling Commission ("WSGC")
Settlement in Lieu of Administrative Charges
Dated December 20, 1999

Synopsis of Regulatory Actions

On December 20, 1999, GameTech International, Inc. ("GameTech") entered into a Settlement with the WSGC. The complaint alleged that GameTech failed to report certain litigation and utilized an unlicensed manufacturer to assemble the hardware portion of its product. GameTech agreed to the terms of the Settlement Agreement which included payment of a $30,000 fine.

Texas Lottery Commission ("TLC")
Memorandum of Agreement and Consent Order
Dated June 21, 1999

We are in possession of a Memorandum of Agreement and Consent Order dated June 21, 1999, for Bingo Technologies Corporation ("BTC") and Bingo Card Minder Corporation, both of which were acquired by GameTech in February 1999 (the companies have both subsequently been dissolved). The complaint was for failure to follow statutory licensing procedures and requirements established by the Bingo Enabling Act and administrative rules; the specific details of which are unknown. BTC agreed to the terms of the Agreement and as a result paid the TLC $10,000.

EXHIBIT J

FORM OF DOMAIN NAME ASSIGNMENT AGREEMENT[6]

DOMAIN NAMES ASSIGNMENT AGREEMENT

This Domain Names Assignment Agreement (this "Domain Names Assignment Agreement") is made as of September __, 2012, by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, "Assignor") and YI GT Acquisition, Inc., a Delaware corporation ("Assignee").

RECITALS

A. Assignor is the sole owner of all right, title and interest in and to the domain names set forth on Section 3.9(a) of the Seller Disclosure Schedule (collectively, the "Domain Names") as part of the entire business or portion thereof to which the Domain Names pertain.

B. Assignor has duly registered the Domain Names with [NAME OF REGISTAR] (the "Registrar").

C. Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of July 30, 2012 (the "Asset Purchase Agreement"), assigning, among other things, all right, title and interest in and to the Domain Names from Assignor to Assignee.

D. Any capitalized term used but not otherwise defined in this Domain Names Assignment Agreement has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Assignment. Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the "Effective Time") and as contemplated by the Asset Purchase Agreement, all of Assignor's right, title and interest throughout the world in and to the Domain Names.

2. Transfer of Domain Names and Rights. Assignor has prepared and submitted or will promptly prepare and submit to the appropriate individuals or entities all forms and other documents requested by Buyer to transfer the Domain Names and Rights to Buyer. Further, Assignor will take all other actions requested by Buyer to transfer the Domain Names and Rights to Buyer.

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[6] In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Buyer and Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

3. Further Assurances. Assignor agrees (a) to furnish upon request to Assignee such further information, (b) to execute and deliver to Assignee such other documents, and (c) to do such other acts and things, all as Assignee may reasonably request for the purpose of carrying out the intent of this Domain Names Assignment Agreement and the transactions contemplated by this Domain Names Assignment Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Domain Names Assignment Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

____
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

____
By:
Name:
Title:

GAMETECH CANADA CORP.

____
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

____
By:
Name:
Title:

ASSIGNEE:
YI GT ACQUISITION, INC.

____
By:
Name:
Title:

EXHIBIT K

FORM OF FIRPTA CERTIFICATE

FIRPTA NOTIFICATION LETTER
CERTIFICATE OF NON-FOREIGN STATUS

1. Section 1445 of the U.S. Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by GameTech International, Inc., a Delaware corporation and GameTech Arizona Corp., an Arizona corporation (collectively, the "Sellers"), the undersigned hereby certifies under penalties of perjury the following on behalf of the respective Seller:

(a) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder) or a nonresident alien for U.S. income tax purposes;

(b) GameTech International, Inc.'s U.S. employer identification number is 33-0612983 and GameTech Arizona Corp.'s U.S. employer identification number is [______________]; and

(c) GameTech International, Inc.'s office address is 8850 Double Diamond Parkway, Reno, Nevada 89521 and GameTech Arizona Corp.'s office address is [____________________].

(d) As of the date hereof, Seller is not a "U.S. real property holding corporation" (a "USRPHC") as defined in § 897(c)(2) of the Code and Treas. Reg. § 1.897-2(b), and the Company has not been a USRPHC for the five-year period ending on the date hereof.

2. Each Seller understands that this Certification may be disclosed to the U.S. Internal Revenue Service by the transferee and hereby consents to such disclosure, and each Seller understands that any false statement contained herein could be punished by fine, imprisonment, or both.

3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the respective Seller.

GAMETECH INTERNATIONAL, INC.

By: ________________________
Name:
Title:
Dated:

GAMETECH ARIZONA CORP.

By: ______________________________
Name:
Title:
Dated:

EXHIBIT L

ASSIGNMENT CONSENTS

Each Potential Assumed Executory Contract set forth on Exhibit C if and only if such Potential Assumed Executory Contract becomes an Assumed Executory Contract pursuant to Section 2.01(b).

See attached

Exhibit L (continued)

License Agreements

Name	Name of Contract	Date
[redacted]		
Arrow Games Corporations	Perm License Agreement	04/12/12
Celestial Gaming	License Agreement	11/05/07
[redacted]		
RAD GameTools, Inc.	Software Dev. And License Agreement	08/11/11
Silex	Development and License Agreement	03/09/10
[redacted]		

EXHIBIT M

FORM OF BIDDING PROCEDURES ORDER